PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 14, 1995

                                  $237,639,000
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2003-A3

                      NOMURA ASSET ACCEPTANCE CORPORATION,
                     ALTERNATIVE LOAN TRUST, SERIES 2003-A3
                                     Issuer

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    Depositor

                         OPTION ONE MORTGAGE CORPORATION
                         WELLS FARGO HOME MORTGAGE, INC.
                                    Servicers


--------------------------------------------------------------------------------

Consider carefully the Risk Factors beginning on Page S-8 in this prospectus supplement and Page 16 in the accompanying prospectus.

The certificates will represent interests in the trust created for Series 2003-A3 only and will not represent interests in or obligations of Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Nomura Securities
International, Inc., the Servicers, the Trustee or any of their respective affiliates.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------


The issuer is offering the following classes of certificates pursuant to this prospectus and the accompanying prospectus supplement:

                    APPROXIMATE          INITIAL
                      INITIAL             PASS-
                     PRINCIPAL           THROUGH
     CLASS           BALANCE(1)           RATE                 RATE
  -----------     ---------------    ----------------      -------------
     A-1           $205,626,000         5.000%(2)(3)           Senior
     A-IO           Notional(4)         5.150%(5)              Senior
     M-1            $19,085,000         5.150%(2)(3)        Subordinate
     M-2            $12,928,000         (2)(3)(6)           Subordinate

(1) Approximate. Subject to a permitted variance of plus or minus 10%.

(2) Subject to a maximum rate as described in this prospectus supplement.

(3) Subject to a step-up if the optional termination right is not exercised.

(4) The notional amount of the Class A-IO Certificates will be equal to the lesser of (a) (i) $24,626,000 for each distribution date from and including the distribution date in October 2003 to and including the distribution date in March 2005, (ii) $19,701,000 for each distribution date from and including the distribution Date in April 2005 to and including the distribution date in September 2005, (iii) $14,776,000 for each distribution date from and including the distribution date in October 2005 to and including the distribution date in March 2006 and (iv) for each distribution date thereafter, $0 and (b) the aggregate stated principal balance of the mortgage loans.

(5) The per annum pass-through rate for the Class A-IO Certificates shall be (a) for the first 30 accrual periods, 5.150%, subject to a maximum rate as described in this prospectus supplement and (b) for each accrual period thereafter, 0.00%.

(6) The pass-through rates on these classes are variable rates as described under "Summary--Description of the Certificates--Pass-Through Rates" herein.

Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2003-A3 (the "TRUST") will issue 8 classes of certificates, 4 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial principal balance, pass-through rate, and special characteristics of each class.

Nomura Securities International, Inc. (the "UNDERWRITER") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                  NOMURA [LOGO]

          The date of this prospectus supplement is September 24, 2003

                   TABLE OF CONTENTS


                 PROSPECTUS SUPPLEMENT
                 ---------------------

SUMMARY............................................S-1
RISK FACTORS.......................................S-8
THE MORTGAGE POOL.................................S-21
DESCRIPTION OF THE CERTIFICATES...................S-35
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.....S-51
THE DEPOSITOR.....................................S-61
THE SELLER........................................S-61
THE ORIGINATORS...................................S-62
THE SERVICERS.....................................S-62
POOLING AND SERVICING AGREEMENT...................S-66
USE OF PROCEEDS...................................S-73
FEDERAL INCOME TAX CONSEQUENCES...................S-73
STATE TAXES.......................................S-83
ERISA CONSIDERATIONS..............................S-83
LEGAL INVESTMENT..................................S-86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...........S-89
METHOD OF DISTRIBUTION............................S-95
LEGAL MATTERS.....................................S-96
RATINGS...........................................S-96
INDEX OF DEFINED TERMS............................S-97
ANNEX I............................................I-1


                       PROSPECTUS
                       ----------

PROSPECTUS SUPPLEMENT................................3
AVAILABLE INFORMATION................................3
REPORTS TO CERTIFICATEHOLDERS........................4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....4
SUMMARY OF TERMS.....................................5
RISK FACTORS........................................16
THE TRUST FUND......................................26
MORTGAGE LOAN PROGRAM...............................41
DESCRIPTION OF THE CERTIFICATES.....................45
CREDIT ENHANCEMENT..................................55
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.......63
THE POOLING AND SERVICING AGREEMENT.................69
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.........88
USE OF PROCEEDS....................................102
THE DEPOSITOR......................................103
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............103
STATE AND OTHER TAX CONSIDERATIONS.................134
ERISA CONSIDERATIONS...............................134
LEGAL INVESTMENT...................................137
METHOD OF DISTRIBUTION.............................139
LEGAL MATTERS......................................140
FINANCIAL INFORMATION..............................141
RATING.............................................141
PROSPECTUS GLOSSARY................................142

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

    o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation's principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-2197.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     SUMMARY

o The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


TITLE OF SERIES

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A3.

CUT-OFF DATE

September 1, 2003.

CLOSING DATE

On or about September 30, 2003.

DEPOSITOR

Nomura Asset Acceptance Corporation, a Delaware corporation. See "The Depositor" in this prospectus supplement.

SERVICERS

With respect to approximately 58.34% of the mortgage loans (by aggregate scheduled principal balance as of the Cut-off Date), initially Option One Mortgage Corporation, a Delaware corporation and with respect to approximately 41.66% of the mortgage loans, (by aggregate scheduled principal balance as of the Cut-off Date), Wells Fargo Home Mortgage, Inc., a California corporation. See "The Servicers" in this prospectus supplement.

SELLER

Nomura Credit & Capital, Inc. See "The Seller" in this prospectus supplement.

TRUSTEE

JPMorgan Chase Bank, a New York banking corporation.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among Option One Mortgage Corporation as a servicer, the seller, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain approximately 959 conventional, one-to-four family fixed-rate mortgage loans secured by first liens on residential real properties (the "Mortgage Loans").

The Mortgage Loans have an aggregate scheduled principal balance of approximately $246,259,010 as of the Cut-off Date and have original terms to maturity of not greater than 30 years. The Mortgage Loans have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                                        4.750% to 9.900%

Weighted average mortgage rate:                                           6.552%

Range of remaining term to
maturity:                                                28 months to 358 months

Weighted average remaining term
to stated maturity:                                                   339 months

Range of principal balances:                                 $19,457 to $994,798

Average principal balance:                                              $256,787

Range of original loan-to-value ratios:                            8.95% to 100%

Weighted average original loan-to-value ratio:                            74.00%

Weighted average seasoning:                                             7 months

Non Zero Weighted average credit score:                                      707

Geographic concentration of mortgaged properties securing mortgage loans in excess of 5.00% of the aggregate principal balance:

                                 California:                              30.46%
                                 New York:                                12.98%
                                 New Jersey:                               9.00%
                                 Florida:                                  6.98%
                                 Virginia:                                 5.09%

Mortgage Loans with
mortgage insurance (loan-to-value
ratio in excess of 80.00%):                                               17.62%

Mortgage Loans with no
mortgage insurance (loan-to-value ratio in
excess of 80.00%):                                                         1.08%

For additional information regarding the Mortgage Loans, see "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

OFFERED CERTIFICATES

The trust will issue senior and subordinate certificates. The Class A-1 Certificates and Class A-IO Certificates will represent senior interests in the mortgage pool and we sometimes refer to these certificates herein as the Senior Certificates. The Class M-1 Certificates and Class M-2 Certificates will each represent subordinate interests in the mortgage pool and we sometimes refer to these certificates herein as the Class M Certificates.

NON-OFFERED CERTIFICATES

The trust will also issue Class R Certificates (also referred to herein as the residual certificates, which will represent the residual interest in the real estate mortgage investment conduits established by the trust), Class B-1, Class P and Class C Certificates, which we are not offering by this prospectus supplement. The Class B-1 Certificates will represent a subordinate interest in the mortgage pool and we sometimes refer to these certificates, together with the Class M Certificates, as the Subordinate Certificates. Although not offered by this prospectus supplement, the non-offered classes of certificates are described herein because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the offered certificates.

LAST SCHEDULED DISTRIBUTION DATE

August 25, 2033 will be the last scheduled distribution date for the offered certificates, other than the Class A-IO Certificates. March 25, 2006 will be the last scheduled distribution date for the Class A-IO Certificates. It is possible that the principal or notional balance of the offered certificates may not be fully paid or reduced to zero by these dates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RECORD DATE

For each class of offered certificates (other than the Class M-2 Certificates) and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class M-2 Certificates, the business day preceding the applicable distribution date so long as the Class M-2 Certificates remain in book-entry form; and otherwise the record date shall be the same as for the other classes of offered certificates.

DENOMINATIONS

For each class of offered certificates $25,000 and multiples of $1,000 in excess thereof except that one certificate of each class will be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rate for each class of offered certificates (other than the Class M-2 Certificates) is the respective per annum fixed rate set forth on the cover of this prospectus supplement.

On any distribution date, the pass-through rate for each class of offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates will be subject to an interest rate cap which we describe below.

The pass-through rates for the Class M-2 Certificates and Class B-1 Certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for the Class M-2 Certificates will be equal to one-month LIBOR plus 1.70%. On any distribution date, the pass-through rate per annum for the Class B-1 Certificates will be equal to one-month LIBOR plus 3.75%.

The initial pass-through rate for the Class M-2 Certificates and Class B-1 Certificates will be approximately 2.82% and 4.87%, respectively.

At the optional termination date, the pass-through rate for the Class A-1 Certificates and Class M-1 Certificates, set forth on the cover of this prospectus supplement, and the pass-through rates for the Class M-2 Certificates and Class B-1 Certificates as described above, will be increased by 0.50%. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A-1 Certificates and Class M-1 Certificates is equal to

         (a) through the applicable accrual period for each such class relating to the distribution date in March 2006, the weighted average of the net mortgage rates of all of the mortgage loans minus interest payable to the Class A-IO Certificates with respect to each such accrual period expressed as a per annum rate calculated based on the aggregate mortgage loan balance and,

         (b) thereafter, the weighted average of the net mortgage rates of all of the mortgage loans.

The interest rate cap for the Class M-2 Certificates and Class B-1 Certificates is equal to the lesser of

         (a) 11.00%, and

         (b)(x) through the applicable accrual period for each such class relating to the distribution date in March 2006, the weighted average of the net mortgage rates of all of the mortgage loans minus interest payable to the Class A-IO Certificates with respect to each such accrual period expressed as a per annum rate calculated based on the aggregate mortgage loan balance and (y) thereafter, the weighted average of the net mortgage rates of all of the mortgage loans.

The interest rate cap for the Class A-IO Certificates is equal to the net mortgage rate of all of the mortgage loans.

If on any distribution date, the pass-through rate for a class of offered certificates (other than the Class A-IO Certificates) is based on the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" AND "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in October 2003 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

    o the interest that has accrued on the certificate principal balance or notional balance of such certificates at the related pass-through rate during the related accrual period, and

    o any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less

    o    interest shortfalls allocated to such certificates.

The accrual period for the offered certificates (other than the Class M-2 Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The accrual period for the Class M-2 Certificates will be the period from and including the 25th day of the calendar month preceding the month in which a distribution date occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that distribution date occurs. Calculations of interest on the offered certificates (other than the Class M-2 Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class M-2 Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional balance of the Class A-IO Certificates for purposes of calculating accrued interest is equal to the lesser of (a)(i)

$24,626,000, for each distribution date from the distribution date in October 2003 to and including the distribution date in March 2005, (ii) $19,701,000, for each distribution date from the distribution date in April 2005 to and including the distribution date in September 2005, (iii) $14,776,000, for each distribution date from the distribution date in October 2005 to and including the distribution date in March 2006 and (iv) $0, for each distribution date thereafter and (b) the aggregate outstanding principal balance of the mortgage loans.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include

    o    principal payments on the mortgage loans, and

    o    until  a  specified   overcollateralization  level  has  been  reached,
         interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates--Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit   enhancements   provide  limited  protection  to  holders  of  specified
certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class A-1 Certificates and Class A-IO Certificates constitute the senior certificates, and the Class M-1, Class M-2 and Class B-1 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will be entitled to distributions of interest prior to the certificates designated as subordinated certificates. Among the classes of subordinated certificates, the Class M-1 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class M-2 and Class B-1 Certificates, and the Class M-2 Certificates will be entitled to distributions of interest prior to distributions of interest to the Class B-1 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. Therefore, realized losses allocated to the subordinated certificates will be allocated first to the Class B-1 Certificates, second to the Class M-2 Certificates, and third, to the Class M-1 Certificates, in each case until the certificate principal balance of each class of subordinated certificates is reduced to zero.

We refer you to "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES" in this prospectus supplement.

EXCESS  SPREAD  AND  OVERCOLLATERALIZATION.  We  expect  the  mortgage  loans to generate more interest than is needed to pay interest on the offered certificates and the Class B-1 Certificates because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and the Class B-1 Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the certificate principal balance of the certificates. As of the closing date, the aggregate principal balance of the mortgage loans is approximately equal to the aggregate certificate principal balance of the offered certificates and the Class B-1 Certificates. However, interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and the Class B-1 Certificates and related trust expenses will be used after the first distribution date to reduce the total certificate principal balance of such certificates until a required level of overcollateralization has been achieved.

WE  REFER  YOU  TO   "DESCRIPTION   OF  THE   CERTIFICATES--EXCESS   SPREAD  AND
OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

RETENTION OF CERTAIN SERVICING RIGHTS

The seller, as the original owner of the mortgage loans to be sold to the trust fund, will retain certain rights relating to the servicing of the mortgage loans, including with respect to the mortgage loans serviced by Option One Mortgage Corporation, the right to terminate and replace Option One Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

We refer you to "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it is servicer to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

At its option, the majority holder of the Class C Certificates may purchase all but not less than all of the mortgage loans in the trust fund and thereby effect early retirement of the offered certificates and the Class B-1 Certificates on or after the earlier of (a) the first distribution date on which the aggregate stated principal balance of the mortgage loans has been reduced to less than or equal to 20% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (b) the distribution date occurring in September 2013.

If the majority holder of the Class C Certificates does not exercise its option to purchase the mortgage loans, the pass-through rate on the offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates will increase as provided in this prospectus supplement. In addition, if the majority holder of the Class C Certificates does not exercise its purchase option as stated above, on the following distribution date all net monthly excess cashflow will be paid to the offered certificates (other than the Class A-IO Certificates) and the Class B-1

Certificates, on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class B-1, Class C and Class P Certificates (exclusive of any payments received from the Reserve
Fund) will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates will represent the beneficial ownership of the sole class of "residual interests" in each REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The senior certificates and the Class M-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore, will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class M-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment" in this prospectus supplement.

ERISA CONSIDERATIONS

The offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive ratings at least as high as those set forth below from Fitch Ratings, which we refer to as "Fitch", Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's" and Moody's Investors Service, Inc., which we refer to as "Moody's".

                           Standard &
              Fitch          Poor's
   Class      Rating         Rating        Moody's
  --------  ---------     ------------    ---------
    A-1         AAA           AAA            Aaa
    A-IO        AAA           AAA            Aaa
    M-1         AA             AA            Aa2
    M-2          A             A             A2

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED
CERTIFICATES HAVE A GREATER
RISK OF LOSS THAN THE SENIOR

CERTIFICATES.....................   When certain classes of certificates provide
                                    credit  enhancement  for  other  classes  of
                                    certificates it is sometimes  referred to as
                                    "subordination."  The Class  M-1,  Class M-2
                                    (collectively,  the "Class M  Certificates")
                                    and Class B-1  Certificates  are subordinate
                                    to the senior certificates. In addition, the
                                    Class   B-1   Certificates   and  Class  M-2
                                    Certificates  are  subordinate  to the Class
                                    M-1   Certificates   and   the   Class   B-1
                                    Certificates  are  subordinate  to the Class
                                    M-2 Certificates.

                                    Credit enhancement for the certificates will
                                    be  provided,  first,  by the  right  of the
                                    holders of certain  certificates  to receive
                                    payments of interest prior to the classes of
                                    certificates  which are subordinated to such
                                    classes of certificates  and, second, by the
                                    allocation  of  realized  losses to the most
                                    subordinate classes of certificates prior to
                                    the  allocation  of  realized  losses to the
                                    other classes of certificates.  This form of
                                    credit  enhancement  uses collections on the
                                    mortgage  loans  otherwise  payable  to  the
                                    holders of the related  subordinated classes
                                    to  pay  amounts  due  on  the  more  senior
                                    classes.   Such  collections  are  the  sole
                                    source  of  funds  from  which  such  credit
                                    enhancement  is  provided.  Realized  losses
                                    will  be  allocated  first,  to  reduce  the
                                    amount of excess spread,  second,  to reduce
                                    the overcollateralization  amount and third,
                                    to the subordinated certificates,  beginning
                                    with the subordinated  certificates with the
                                    lowest   payment    priority,    until   the
                                    certificate  principal balance of that class
                                    has been  reduced  to zero.  This means that
                                    realized  losses on the mortgage loans which
                                    are    allocated    to   the    subordinated
                                    certificates would first be allocated to the
                                    Class B-1 Certificates,  second to the Class
                                    M-2 Certificates, and third to the Class M-1
                                    Certificates,   in  each   case   until  the
                                    certificate principal balance or balances of
                                    each such class or  classes of  subordinated
                                    certificates    is    reduced    to    zero.
                                    Accordingly,  if the  aggregate  certificate
                                    principal  balance of a  subordinated  class
                                    were to be  reduced  to zero,  delinquencies
                                    and defaults on the mortgage loans would
                                    reduce  the  amount of funds  available  for
                                    distributions  to holders  of the  remaining
                                    subordinated  class or classes  and,  if the
                                    aggregate  certificate  principal balance of
                                    all  the  subordinated  classes  were  to be
                                    reduced to zero,  delinquencies and defaults
                                    on  the  mortgage  loans  would  reduce  the
                                    amount  of  funds   available   for  monthly
                                    distributions to holders of the remaining senior certificates.

                                    You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                    See "Description of the Certificates" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATED
CERTIFICATES.....................   The  weighted  average  lives  of,  and  the
                                    yields  to  maturity  on,  the  subordinated
                                    certificates  will  be  progressively   more
                                    sensitive  based on the payment  priority of
                                    each such  class,  to the rate and timing of
                                    borrower   defaults   and  the  severity  of
                                    ensuing losses on the mortgage loans. If the
                                    actual  rate and  severity  of losses on the
                                    mortgage  loans is higher than those assumed
                                    by an  investor  in such  certificates,  the
                                    actual    yield   to    maturity   of   such
                                    certificates  may be lower  than  the  yield
                                    anticipated  by such  holder  based  on such
                                    assumption.  The  timing  of  losses  on the
                                    mortgage   loans   will   also   affect   an
                                    investor's actual yield to maturity, even if
                                    the rate of defaults  and severity of losses
                                    over  the  life of the  mortgage  loans  are
                                    consistent with an investor's  expectations.
                                    In general,  the earlier a loss occurs,  the
                                    greater the effect on an investor's yield to
                                    maturity.  Realized  losses on the  mortgage
                                    loans will first reduce the amount of excess
                                    spread,   second,   reduce   the  amount  of
                                    overcollateralization,   third,  reduce  the
                                    certificate  principal  balance of the Class
                                    B-1   Certificates,   fourth,   reduce   the
                                    certificate  principal  balance of the Class
                                    M-2  Certificates  and  fifth,   reduce  the
                                    certificate  principal  balance of the Class
                                    M-1   Certificates.   As  a  result  of  the
                                    allocation   of   realized   losses  to  the
                                    subordinated  certificates,   less  interest
                                    will  accrue on such  class of  subordinated
                                    certificates  than  would  otherwise  be the
                                    case. Once a realized loss is allocated to a
                                    subordinated  certificate,  no interest will
                                    be   distributable   with  respect  to  such
                                    written down amount.

INTEREST ONLY
CERTIFICATES INVOLVE
ADDITIONAL RISK..................   The Class A-IO  Certificates are entitled to
                                    receive payments in respect of interest only
                                    on  each  distribution  date  through  March
                                    2006.  Therefore,  the yield to  maturity of
                                    the   Class   A-IO   Certificates   will  be
                                    extremely sensitive to the rate of principal
                                    prepayment  on the  mortgage  loans,  if (i)
                                    prior  to the  distribution  date  in  March
                                    2005, the aggregate principal balance of the
                                    mortgage loans is reduced below $24,626,000,
                                    (ii)  prior  to  the  distribution  date  in
                                    September  2005,  the  aggregate   principal
                                    balance  of the  mortgage  loans is  reduced
                                    below  $19,701,000  or  (iii)  prior  to the
                                    distribution   date  in  March   2006,   the
                                    aggregate  principal balance of the mortgage
                                    loans   is   reduced   below    $14,776,000.
                                    Investors  in the  Class  A-IO  Certificates
                                    should  fully  consider  the  risk  that  an
                                    extremely rapid rate of principal prepayment
                                    on the  mortgage  loans could  result in the
                                    failure of such  investors to recover  their
                                    initial   investments.   In  addition,   the
                                    pass-through   rate   on  the   Class   A-IO
                                    Certificates   will  be   reduced   to  zero
                                    following  the  distribution  date in  March
                                    2006.

CREDIT ENHANCEMENT MAY BE
INADEQUATE TO COVER LOSSES
AND/OR TO BUILD
OVERCOLLATERALIZATION............   The mortgage  loans are expected to generate
                                    more interest than is needed to pay interest
                                    on  the  offered   certificates  because  we
                                    expect the weighted average interest rate on
                                    the  mortgage  loans to be  higher  than the
                                    weighted  average  pass-through  rate on the
                                    offered   certificates  and  the  Class  B-1
                                    Certificates. If the mortgage loans generate
                                    more interest than is needed to pay interest
                                    on the  offered  certificates  and the Class
                                    B-1 Certificates and trust fund expenses, we
                                    will  use  such  "excess   spread"  to  make
                                    additional principal payments on the offered
                                    certificates  (other  than  the  Class  A-IO
                                    Certificates)     and    the    Class    B-1
                                    Certificates,  which  will  reduce the total
                                    certificate   principal   balance   of  such
                                    certificates  below the aggregate  principal
                                    balance  of  the  mortgage  loans,   thereby
                                    creating              overcollateralization.
                                    Overcollateralization is intended to provide
                                    limited protection to  certificateholders by
                                    absorbing the certificate's  share of losses
                                    from liquidated mortgage loans.  However, we
                                    cannot  assure you that enough excess spread
                                    will be generated  on the mortgage  loans to
                                    establish or maintain the required  level of
                                    overcollateralization.     The     aggregate
                                    principal  balance of the mortgage  loans as
                                    of the cut-off date will approximately equal
                                    the aggregate  certificate principal balance
                                    of the  offered  certificates  and the Class
                                    B-1  Certificates  on the closing  date and,
                                    therefore,    the    initial    amount    of
                                    overcollateralization  will be  considerably
                                    less then the  overcollateralization  target
                                    amount  we  describe   in  this   prospectus
                                    supplement.

                                    The   excess   spread   available   on   any
                                    distribution  date will be  affected  by the
                                    actual amount of interest received, advanced
                                    or  recovered  in  respect  of the  mortgage
                                    loans  during  the  preceding  month.   Such
                                    amount may be  influenced  by changes in the
                                    weighted   average  of  the  mortgage  rates
                                    resulting from prepayments, defaults and liquidations of the mortgage loans.

                                    If    the     protection     afforded     by
                                    overcollateralization is insufficient,  then
                                    you   could   experience   a  loss  on  your
                                    investment.

THE INTEREST RATE CAP MAY
REDUCE THE YIELDS ON THE
OFFERED CERTIFICATES............    The  pass-through  rates  on the  Class  A-1
                                    Certificates  and Class M-1 Certificates are
                                    each   subject  to  an  interest   rate  cap
                                    generally  equal to the weighted  average of
                                    the net mortgage rates on the mortgage loans
                                    minus, in the case of each distribution date
                                    from the  distribution  date in October 2003
                                    to and  including the  distribution  date in
                                    March  2006,  interest  payable to the Class
                                    A-IO Certificates. The pass-through rates on
                                    the  Class  M-2  Certificates  and Class B-1
                                    Certificates are each subject to an interest
                                    rate cap  generally  equal to the  lesser of
                                    (i) the weighted average of the net mortgage
                                    rates on the mortgage  loans  minus,  in the
                                    case  of each  distribution  date  from  the
                                    distribution  date  in  October  2003 to and
                                    including  the  distribution  date in  March
                                    2006,  interest  payable  to the Class  A-IO
                                    Certificates    and   (ii)    11.00%.    The
                                    pass-through   rate   on  the   Class   A-IO
                                    Certificates  is subject to an interest rate
                                    cap generally equal to the weighted  average
                                    of the net  mortgage  rates of the  mortgage
                                    loans.  If  the  pass-through  rates  on the
                                    certificates    are    limited    for    any
                                    distribution  date,  the resulting  interest
                                    shortfalls  may be  recovered by the holders
                                    of the certificates on the same distribution
                                    date or on future distribution
                                    dates on a subordinated  basis to the extent
                                    that on  such  distribution  date or  future
                                    distribution dates there are available funds
                                    remaining after certain other  distributions
                                    on the  offered  certificates  and the Class
                                    B-1  Certificates and the payment of certain
                                    fees  and   expenses   of  the  trust.   SEE
                                    "DESCRIPTION  OF  THE   CERTIFICATES--EXCESS
                                    SPREAD AND OVERCOLLATERALIZATION PROVISIONS"
                                    IN THIS PROSPECTUS SUPPLEMENT.

THE CLASS M-2 CERTIFICATES
MAY NOT  ALWAYS RECEIVE INTEREST
BASED ON  THE RELATED
LIBOR RATE.......................   The  pass-through  rate  on  the  Class  M-2
                                    Certificates  is  equal to  One-Month  LIBOR
                                    plus 1.70%,  which is subject to increase by
                                    0.50%    if    the    majority    Class    C
                                    Certificateholder   does  not  exercise  its
                                    option to purchase the mortgage loans on the
                                    optional  termination  date. Such rate shall
                                    be referred to in this section as the "LIBOR
                                    Rate".  The Class M-2  Certificates  may not
                                    always  receive  interest  at the LIBOR Rate
                                    because  such  rate is also  subject  to the
                                    interest  rate cap. If the interest rate cap
                                    is less than the LIBOR  Rate,  the  interest
                                    rate on the Class M-2  Certificates  will be
                                    reduced to the interest rate cap.  Thus, the
                                    yield  to   investors   in  the   Class  M-2
                                    Certificates   will  be  sensitive  both  to
                                    fluctuations in the level of One-Month LIBOR
                                    and   to   the   adverse   effects   of  the
                                    application  of the  interest  rate cap. The
                                    prepayment or default of mortgage loans with
                                    relatively   higher  net   mortgage   rates,
                                    particularly  during a period  of  increased
                                    One-Month  LIBOR  rates,  may  result in the
                                    interest rate cap being lower than otherwise
                                    would be the  case.  If on any  distribution
                                    date the  application  of the interest  rate
                                    cap  results in an  interest  payment  lower
                                    than the  interest  payment  that would have
                                    been due the Class M-2  Certificates if such
                                    amount  had  been  calculated  based  on the
                                    LIBOR Rate for the related  interest accrual
                                    period,   the   value  of  the   Class   M-2
                                    Certificates    may   be    temporarily   or
                                    permanently reduced.

CERTAIN MORTGAGE LOANS
WERE UNDERWRITTEN TO
NONCONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT
IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES.....................   The underwriting standards applicable to the
                                    mortgage loans,  which are described  herein
                                    under   "The   Mortgage   Pool--Underwriting
                                    Standards", may or may not conform
                                    to Fannie Mae or Freddie Mac guidelines.  As
                                    a result,  the mortgage loans may experience
                                    rates  of   delinquency,   foreclosure   and
                                    borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.


DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES................   There  could be  substantial  delays  in the
                                    liquidation of defaulted  mortgage loans and
                                    corresponding  delays in your receiving your
                                    portion  of  the  proceeds  of  liquidation.
                                    These delays could last up to several years.
                                    Furthermore,   an   action   to   obtain   a
                                    deficiency judgment is regulated by statutes
                                    and rules,  and the  amount of a  deficiency
                                    judgment may be limited by law. In the event
                                    of   a   default   by  a   borrower,   these
                                    restrictions  may impede the  ability of the
                                    related  servicer to foreclose on or to sell
                                    the  mortgaged   property  or  to  obtain  a
                                    deficiency     judgment.     In    addition,
                                    liquidation   expenses  such  as  legal  and
                                    appraisal   fees,   real  estate  taxes  and
                                    maintenance and preservation expenses,  will
                                    reduce  the  amount  of  security   for  the
                                    mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                    In the event that the  mortgaged  properties
                                    fail to provide  adequate  security  for the
                                    related  mortgage loans,  and the protection
                                    provided  by the  subordination  of  certain
                                    classes   is   insufficient   to  cover  any
                                    shortfall, you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE
ADVERSELY AFFECTED BY
THE UNPREDICTABILITY
OF PREPAYMENTS ..................   No one can  accurately  predict the level of
                                    prepayments  that the trust will experience.
                                    The trust's prepayment experience may be affected by many factors, including:

                                         o     general economic conditions,

                                         o     the level of prevailing  interest
                                               rates,

                                         o     the  availability  of alternative
                                               financing, and

                                         o     homeowner mobility.

                                    Substantially  all  of  the  mortgage  loans
                                    contain  due-on-sale  provisions,   and  the
                                    servicers  are  required  to  enforce
                                    those  provisions  unless  doing  so is  not
                                    permitted by  applicable  law or the related
                                    servicer,   in  a  manner   consistent  with
                                    reasonable commercial practice,  permits the
                                    purchaser  of  the  mortgaged   property  in
                                    question  to  assume  the  related  mortgage
                                    loan.  In  addition,  16.00% of the mortgage
                                    loans, by aggregate  principal balance as of
                                    the  Cut-off  Date,   imposed  a  prepayment
                                    charge   in   connection    with   voluntary
                                    prepayments  made  within  up to five  years
                                    after   origination,   which   charges   may
                                    discourage prepayments during the applicable
                                    period.   The   holders   of  the   Class  P
                                    Certificates  are entitled to all prepayment
                                    charges  received on the mortgage loans, and
                                    these  amounts  will  not be  available  for
                                    distribution    on    other    classes    of
                                    certificates.

                                    The   weighted    average   lives   of   the
                                    certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

                                    You should note that:

                                         o     if you purchase your certificates
                                               at a discount  and  principal  is
                                               repaid  on  the  mortgage   loans
                                               slower than you anticipate,  then
                                               your  yield may be lower than you
                                               anticipate;

                                         o     if you purchase your certificates
                                               at a  premium  and  principal  is
                                               repaid  on  the  mortgage   loans
                                               faster than you anticipate,  then
                                               your  yield may be lower than you
                                               anticipate;

                                         o     since   repurchases  of  mortgage
                                               loans as a result of  breaches of
                                               representations   and  warranties
                                               and   liquidations   of  mortgage
                                               loans following  default have the
                                               same effect as prepayments,  your
                                               yield  may  be  lower   than  you
                                               expect   if  the   rate  of  such
                                               repurchases  and  liquidations is
                                               higher than you expect;

                                         o     with the  exception  of the first
                                               distribution       date,      the
                                               overcollateralization provisions,
                                               initially       and      whenever
                                               overcollateralization   is  at  a
                                               level below the  required  level,
                                               are  intended  to  result  in  an
                                               accelerated   rate  of  principal
                                               distributions  to the  holders of
                                               the offered  certificates  (other
                                               than     the      Class      A-IO
                                               Certificates).  An earlier return
                                               of principal to
                                               such  holders as a  result of the
                                               overcollateralization  provisions
                                               will  influence  the yield on the
                                               offered  certificates in a manner
                                               similar  to the  manner  in which
                                               principal   prepayments   on  the
                                               mortgage loans will influence the
                                               yield     on     the      offered
                                               certificates; and

                                         o     you bear the  reinvestment  risks
                                               resulting from a faster or slower
                                               rate of principal  payments  than
                                               you expected.

                                    We  refer  you to "The  Mortgage  Pool"  and
                                    "Yield,      Prepayment     and     Maturity
                                    Considerations"     in    this    prospectus
                                    supplement and "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus supplement for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES.......   The   ratings   of  each  class  of  offered
                                    certificates  will  depend  primarily  on an
                                    assessment  by the  rating  agencies  of the
                                    related mortgage loans and the subordination
                                    afforded by certain classes of certificates.
                                    The  ratings by each of the rating  agencies
                                    of  the   offered   certificates   are   not
                                    recommendations  to  purchase,  hold or sell
                                    the  offered   certificates   because   such
                                    ratings do not address the market  prices of
                                    the   certificates   or  suitability  for  a
                                    particular investor.

                                    The rating  agencies may suspend,  reduce or
                                    withdraw   the   ratings   on  the   offered
                                    certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES...............   The seller  will treat its  transfer  of the
                                    mortgage loans to the depositor as a sale of
                                    the mortgage loans.  However,  if the seller
                                    becomes bankrupt,  the trustee in bankruptcy
                                    may argue that the  mortgage  loans were not
                                    sold but were
                                    only pledged to secure a loan to the seller.
                                    If  that   argument   is  made,   you  could
                                    experience  delays or reductions in payments
                                    on the  certificates.  If that  argument  is
                                    successful,  the  bankruptcy  trustee  could
                                    elect to sell  the  mortgage  loans  and pay
                                    down the certificates early. Thus, you could
                                    lose  the  right  to  future   payments   of
                                    interest, and might suffer reinvestment loss in a lower interest rate environment.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE
TO GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES..........   Approximately  30.46%,  12.98%, 9.00%, 6.98%
                                    and  5.09% of the  mortgage  loans as of the
                                    Cut-off   Date  are  secured  by   mortgaged
                                    properties that are located in the states of
                                    California,  New York,  New Jersey,  Florida
                                    and  Virginia,  respectively.   Property  in
                                    certain   of  those   states   may  be  more
                                    susceptible  than  homes  located  in  other
                                    parts of the  country  to  certain  types of
                                    uninsured  hazards,   such  as  earthquakes,
                                    floods, mudslides, other natural disasters and acts of terrorism. In addition,

                                         o     economic    conditions   in   the
                                               specified  states,  which  may or
                                               may  not  affect  real   property
                                               values, may affect the ability of
                                               borrowers to repay their loans on
                                               time;

                                         o     declines in the residential  real
                                               estate  market  in the  specified
                                               states  may  reduce the values of
                                               properties   located   in   those
                                               states,  which would result in an
                                               increase     in    the    related
                                               loan-to-value ratios; and

                                         o     any  increase in the market value
                                               of  properties   located  in  the
                                               specified states would reduce the
                                               loan-to-value  ratios  and could,
                                               therefore,    make    alternative
                                               sources of financing available to
                                               the  borrowers at lower  interest
                                               rates,  which could  result in an
                                               increased  rate of  prepayment of
                                               the mortgage loans.

POTENTIAL iNADEQUACY OF CREDIT
ENHANCEMENT FOR THE OFFERED
CERTIFICATES.....................   The credit enhancement features described in
                                    the  summary of this  prospectus  supplement
                                    are intended to enhance the likelihood  that
                                    holders of the senior
                                    certificates     will    receive     regular
                                    distributions  of  interest  and  principal.
                                    However,  we  cannot  assure  you  that  the
                                    applicable    credit     enhancement    will
                                    adequately  cover  any  shortfalls  in  cash
                                    available to distribute to your certificates
                                    as a result of  delinquencies or defaults on
                                    the  mortgage  loans.  If  delinquencies  or
                                    defaults   occur  on  the  mortgage   loans,
                                    neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

                                    If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

                                    Furthermore,  although  approximately 17.62%
                                    of  the   mortgage   loans   (by   aggregate
                                    principal  balance as of the  Cut-off  Date)
                                    have mortgage insurance, such insurance will
                                    provide  only  limited   protection  against
                                    losses on defaulted mortgage loans. Unlike a
                                    financial guaranty policy,  coverage under a
                                    mortgage  insurance  policy  is  subject  to
                                    certain     limitations    and    exclusions
                                    including,  for  example,  losses  resulting
                                    from  fraud.  As a result,  coverage  may be
                                    denied or limited on some mortgage loans. In
                                    addition,   since  the  amount  of  coverage
                                    depends  on the  loan-to-value  ratio at the
                                    inception  of the  policy,  a decline in the
                                    value  of  a  mortgaged  property  will  not
                                    result in increased coverage,  and the trust
                                    may  still   suffer  a  loss  on  a  covered
                                    mortgage loan.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES........   The underwriter  intends to make a secondary
                                    market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment.
                                    The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for similar securities
                                    have experienced  periods of illiquidity and
                                    can  be  expected  to do so in  the  future.
                                    Illiquidity  can  have  a  severely  adverse
                                    effect on the  prices of  certificates  that
                                    are  especially   sensitive  to  prepayment,
                                    credit or interest rate risk, or that
                                    have been  structured to meet the investment
                                    requirements   of  limited   categories   of
                                    investors.

HIGH LOAN-TO-VALUE RATIOS
INCREASE RISK OF LOSS............   Mortgage  loans  with  higher  loan-to-value
                                    ratios  may  present a greater  risk of loss
                                    than  mortgage   loans  with   loan-to-value
                                    ratios of 80% or below. Approximately 18.71%
                                    of  the  mortgage  loans  had  loan-to-value
                                    ratios  at  origination  in  excess  of 80%.
                                    Approximately  17.62% of the mortgage  loans
                                    have loan-to-value  ratios of 80% or greater
                                    and have  mortgage  insurance.  However,  we
                                    cannot   assure   you  that   the   mortgage
                                    insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

                                    The   determination   of  the   value  of  a
                                    mortgaged  property used in the  calculation
                                    of the loan-to-value  ratios of the mortgage
                                    loans may differ from the appraised value of
                                    such mortgaged properties for mortgage loans
                                    obtained  for the purpose of  acquiring  the
                                    related    mortgaged     property    because
                                    loan-to-value   ratios  for  those  mortgage
                                    loans are  determined  based upon the lesser
                                    of  the  selling   price  of  the  mortgaged
                                    property or its appraised value at the time of sale.

FAILURE OF THE SERVICERS TO
PERFORM THEIR RESPECTIVE OBLIGATIONS
MAY ADVERSELY AFFECT DISTRIBUTIONS
ON THE CERTIFICATES.................The amount and  timing of  distributions  on the certificates generally will be dependent
                                    on the performance by the servicers of their
                                    respective   servicing   obligations  in  an
                                    adequate and timely manner. See "The Pooling
                                    and   Servicing    Agreement--Payments    on
                                    Mortgage   Loans;   Deposits  to   Custodial
                                    Account and Distribution Account" in this prospectus supplement. If any servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE RECORDING OF THE MORTGAGES
IN THE NAME OF MERS MAY AFFECT
THE YIELD ON THE CERTIFICATES....   The mortgages or assignments of mortgage for
                                    some of the mortgage  loans have been or may
                                    be   recorded   in  the  name  of   Mortgage
                                    Electronic  Registration  Systems,  Inc.  or
                                    MERS,  solely as nominee  for the seller and
                                    its
                                    successors    and    assigns.     Subsequent
                                    assignments    of   those    mortgages   are
                                    registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

                                    The  recording  of  mortgages in the name of
                                    MERS  is a  new  practice  in  the  mortgage
                                    lending industry.  Public recording officers
                                    and  others  may  have   limited,   if  any,
                                    experience with lenders seeking to foreclose
                                    mortgages,    assignments   of   which   are
                                    registered  with MERS.  Accordingly,  delays
                                    and   additional    costs   in   commencing,
                                    prosecuting   and   completing   foreclosure
                                    proceedings and conducting foreclosure sales
                                    of the  mortgaged  properties  could result.
                                    Those delays and the additional  costs could
                                    in   turn   delay   the    distribution   of
                                    liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

A TRANSFER OF SERVICING OF
CERTAIN OF THE MORTGAGE LOANS
BY THE SELLER MAY RESULT IN HIGHER
DELINQUENCIES AND DEFAULTS WHICH
MAY ADVERSELY AFFECT THE YIELD ON
YOUR CERTIFICATES................   The seller  retained  the right,  subject to
                                    certain conditions,  to terminate Option One
                                    Mortgage  Corporation  as  a  servicer  with
                                    respect to the  mortgage  loans  serviced by
                                    Option One Mortgage Corporation or to hire a
                                    special   servicer   with  respect  to  such
                                    mortgage  loans.  All transfers of servicing
                                    involve   the   risk   of    disruption   in
                                    collections   due  to  data  input   errors,
                                    misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

THE RETURN ON YOUR CERTIFICATES
COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE
SOLDIERS' AND SAILORS' CIVIL
RELIEF ACT.......................   The Soldiers' and Sailors'  Civil Relief Act
                                    of 1940,  or the  Relief  Act,  and  similar
                                    state laws provide  relief to borrowers  who
                                    enter   active   military   service  and  to
                                    borrowers  in reserve  status who are called
                                    to active
                                    military  service after the  origination  of
                                    their mortgage loans.  The ongoing  military
                                    operations  of the United States in Iraq and
                                    Afghanistan  has caused an  increase  in the
                                    number of citizens in active  military duty,
                                    including   those  citizens   previously  in
                                    reserve  status.  Under the  Relief  Act the
                                    interest rate  applicable to a mortgage loan
                                    for which the related  borrower is called to
                                    active military service will be reduced from
                                    the   percentage   stated  in  the   related
                                    mortgage  note to 6.00%.  This interest rate
                                    reduction and any reduction  provided  under
                                    similar state laws may result in an interest
                                    shortfall  because the related servicer will
                                    not  be  able  to  collect   the  amount  of
                                    interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the borrower on future due dates or advanced by the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

                                THE MORTGAGE POOL

GENERAL

              References in this prospectus supplement to the principal balance of any mortgage loans shall be deemed references to the scheduled principal balance thereof. The pool of mortgage loans (the "Mortgage Pool") will consist of approximately 959 conventional, one- to four-family fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of the Cut-off Date of approximately $246,259,010 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. Approximately 99.21% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 0.79% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are balloon loans ("Balloon Loans") which require the related borrowers to make balloon payments on the maturity date of their Mortgage Loan which are larger than the monthly payments made by such borrowers on prior due dates in order to fully amortize the Mortgage Loans over their terms.

              The  Mortgage  Loans are  secured by first  mortgages  or deeds of trust or other similar security instruments creating first liens on residential properties. The Mortgaged Properties consist of attached, detached or semi-detached, one-to-four family dwelling units, townhouses, individual condominium units, cooperatives, individual units in planned unit developments and manufactured housing.

              References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

              The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act and bankruptcy adjustments.

              The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Generally, each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the related servicer) of the related Mortgaged Property.

              Approximately 16.00% of the Mortgage Loans provide for payment by the borrower of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note, is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class P Certificates are entitled to all Prepayment Charges received on the

Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement or the servicing agreement, the servicers may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the Originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicers with respect to the waiver of the Prepayment Charges and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans-Prepayment Charges; Late Fees" in this prospectus supplement.

              None of the Mortgage Loans are buydown mortgage loans.

MORTGAGE LOAN CHARACTERISTICS

              The average principal balance of the Mortgage Loans at origination was approximately $259,163. No Mortgage Loan had a principal balance at origination greater than approximately $999,000 or less than approximately $19,545. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $256,787. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $994,798 or less than approximately $19,457.

              The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.750% per annum to approximately 9.900% per annum, and the weighted average Mortgage Rate was approximately 6.552% per annum.

              The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately 74.00%. At origination, no Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 8.95%.

              The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 339 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to October 1, 2000 or after August 1, 2003 or will have a remaining term to stated maturity of less than 28 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is July 1, 2033.

              As of the Cut-off Date, the non zero weighted average credit score of the Mortgage Loans (for which the credit score is available) is approximately
707. No Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 818 or less than 554.

              The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                      ORIGINATOR OF THE MORTGAGE POOL

                                        NUMBER OF                                PERCENTAGE BY
                                         MORTGAGE      CUT-OFF DATE         AGGREGATE CUT-OFF DATE
               ORIGINATOR                 LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCES
-------------------------------------  -----------   ------------------     ----------------------
Wells Fargo Home Mortgage Inc.....         335          $100,518,667                 40.82%
SIB Mortgage Corp.................         287            56,742,239                 23.04
Other.............................         337            88,998,105                 36.14
                                           ---          ------------                ------
TOTAL:............................         959          $246,259,010                100.00%
                                           ===          ============                ======


                             SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE POOL

                                        NUMBER OF                                PERCENTAGE BY
           RANGE OF SCHEDULED            MORTGAGE       CUT-OFF DATE        AGGREGATE CUT-OFF DATE
           PRINCIPAL BALANCES             LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCES
-------------------------------------  ------------   -----------------     ----------------------
1 - 25,000........................           6          $    139,734                 0.06%
25,001 - 50,000...................          29             1,203,331                 0.49
50,001 - 75,000...................          71             4,452,742                 1.81
75,001 - 100,000..................          78             6,795,047                 2.76
100,001 - 125,000.................          93            10,484,620                 4.26
125,001 - 150,000.................          78            10,603,539                 4.31
150,001 - 175,000.................          56             9,069,164                 3.68
175,001 - 200,000.................          44             8,243,336                 3.35
200,001 - 225,000.................          43             9,125,585                 3.71
225,001 - 250,000.................          44            10,415,330                 4.23
250,001 - 275,000.................          34             8,889,965                 3.61
275,001 - 350,000.................          86            27,228,454                11.06
350,001 - 450,000.................         166            64,632,382                26.25
450,001 - 550,000.................          74            36,411,033                14.79
550,001 - 600,000.................          19            10,992,301                 4.46
600,001 - 650,000.................          16            10,144,575                 4.12
650,001 - 750,000.................          10             7,241,515                 2.94
750,001 - 850,000.................           7             5,570,717                 2.26
850,001 - 950,000.................           4             3,620,840                 1.47
950,001 or greater................           1               994,798                 0.40
                                           ---          -------------              ------
TOTAL:............................         959          $246,259,010               100.00%
                                           ===          ============               ======

As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $256,787.

                                  MORTGAGE INSURANCE OF THE MORTGAGE POOL

                                                                               PERCENTAGE BY
      MORTGAGE INSURANCE             NUMBER OF       CUT-OFF DATE          AGGREGATE CUT-OFF DATE
            COMPANY               MORTGAGE LOANS   PRINCIPAL BALANCE         PRINCIPAL BALANCES
-----------------------------   ----------------- -------------------     -------------------------
None.........................           683         $   202,860,059                 82.38%
Radian.......................            30               5,775,211                  2.35
GEMIC........................            51               7,624,788                  3.10
MGIC.........................            70              10,231,585                  4.15
PMI..........................            25               3,265,172                  1.33
RMIC.........................            21               3,696,529                  1.50
UGRI.........................            34               5,705,726                  2.32
Triad........................            45               7,099,939                  2.88
                                        ---         ---------------                ------
TOTAL:.......................           959         $   246,259,010                100.00%
                                        ===         ===============                ======


                                 LOAN INTEREST RATES OF THE MORTGAGE POOL

                                                                                PERCENTAGE BY
                                      NUMBER OF       CUT-OFF DATE          AGGREGATE CUT-OFF DATE
RANGE OF LOAN INTEREST RATES       MORTGAGE LOANS   PRINCIPAL BALANCE         PRINCIPAL BALANCES
-----------------------------   ----------------- -------------------     -------------------------
4.501 - 5.000................            10        $     1,539,122                   0.63%
5.001 - 5.500................            14              4,539,431                   1.84
5.501 - 6.000................           118             38,306,063                  15.56
6.001 - 6.500................           322             95,669,894                  38.85
6.501 - 7.000................           339             75,993,147                  30.86
7.001 - 7.500................            80             16,331,816                   6.63
7.501 - 8.000................            38              6,851,253                   2.78
8.001 - 8.500................            25              4,550,532                   1.85
8.501 - 9.000................             8              1,684,334                   0.68
9.001 - 9.500................             3                419,512                   0.17
9.501 - 10.000...............             2                373,906                   0.15
                                          -        ---------------                 ------
TOTAL:.......................           959        $   246,259,010                 100.00%
                                        ===        ===============                 ======

As of the Cut-off Date, the non zero weighted average loan interest rate of the Mortgage Loans was approximately 6.552% per annum.



                                    PROPERTY TYPE OF THE MORTGAGE POOL

                                                                                PERCENTAGE BY
                                      NUMBER OF       CUT-OFF DATE          AGGREGATE CUT-OFF DATE
      PROPERTY TYPE                MORTGAGE LOANS   PRINCIPAL BALANCE         PRINCIPAL BALANCES
-----------------------------   ----------------- -------------------     -------------------------
Single Family................           594         $   158,437,817                 64.34%
2-4 Family...................           206              51,306,051                 20.83
PUD..........................            76              20,460,661                  8.31
Condominium (Low Rise).......            53              11,614,519                  4.72
Condominium (High Rise)......             5               1,778,467                  0.72
Cooperative..................             8                 969,802                  0.39
Manufactured Housing.........            17               1,691,694                  0.69
                                        ---         ---------------                ------
TOTAL:.......................           959         $   246,259,010                100.00%
                                        ===         ===============                ======

                      OCCUPANCY STATUS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
     OCCUPANCY STATUS            LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
Owner-Occupied .............      663      $188,884,711           76.70%
Second Home ................       36        10,160,244            4.13
Investor ...................      260        47,214,056           19.17
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======


                        LOAN PURPOSE OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
        LOAN PURPOSE             LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
Purchase ...................      457      $109,502,460           44.47%
Rate/Term Refinance ........      202        61,822,942           25.10
Cash Out Equity Refinance ..      300        74,933,608           30.43
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======


                                    ORIGINAL TERMS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
          RANGE OF             MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
   ORIGINAL TERMS (MONTHS)       LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
1 - 180 ....................       91      $ 18,736,094            7.61%
181 - 240 ..................       15         2,693,217            1.09
241 - 300 ..................        4           617,860            0.25
301 - 360 ..................      849       224,211,840           91.05
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average original term of the Mortgage Loans was approximately 345 months.


                              AMORTIZED REMAINING TERMS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
RANGE OF AMORTIZED REMAINING   MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
        TERMS (MONTHS)           LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
1 - 180 ....................       80      $ 16,728,218            6.79%
181 - 240 ..................       16         2,743,160            1.11
241 - 300 ..................        5           727,971            0.30
301 - 360 ..................      858       226,059,661           91.80
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average amortized remaining term of the Mortgage Loans was approximately 339 months.

                         SEASONING OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
                                 LOANS        BALANCE       PRINCIPAL BALANCES
RANGE OF SEASONING (MONTHS)    ---------   ------------   ----------------------
----------------------------
2 ..........................       37      $  8,777,371            3.56%
3 ..........................      206        46,039,445           18.70
4 - 6 ......................      288        70,019,195           28.43
7 - 9 ......................      192        55,036,714           22.35
10 - 12 ....................      188        55,393,699           22.49
>=13 .......................       48        10,992,587            4.46
----------------------------      ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average seasoning of the Mortgage Loans was 7 months.

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
    GEOGRAPHIC DISTRIBUTION      LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
California .................      203      $ 75,018,648           30.46%
New York ...................       95        31,972,782           12.98
New Jersey .................       82        22,162,338            9.00
Florida ....................      104        17,189,234            6.98
Virginia ...................       36        12,541,311            5.09
Massachusetts ..............       32        10,487,461            4.26
Illinois ...................       27         6,195,293            2.52
Pennsylvania ...............       49         6,141,389            2.49
Maryland ...................       19         5,844,732            2.37
Texas ......................       39         5,839,384            2.37
Other ......................      273        52,866,438           21.47
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======


                     DOCUMENTATION TYPE OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
      DOCUMENTATION TYPE         LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
Full (I-A) .................      487      $125,524,940           50.97%
Alternate ..................        5           755,499            0.31
Reduced with VOA (A-SI) ....      137        32,812,560           13.32
Reduced with VOI (I-NA) ....       17         6,211,689            2.52
No Ratio (A-NI) ............      132        41,701,688           16.93
None (NI-NA) ...............       88        19,414,619            7.88
Stated/Stated with Vvoe ....       93        19,838,015            8.06
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

                       CREDIT SCORES OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
    RANGE OF CREDIT SCORES       LOANS        BALANCE       PRINCIPAL BALANCES
-----------------------------  ---------   ------------   ----------------------
N/A ........................        3      $    782,671            0.32%
541 - 560 ..................        2           141,676            0.06
561 - 580 ..................        4           872,874            0.35
581 - 600 ..................       29         4,441,287            1.80
601 - 620 ..................       58        10,709,966            4.35
621 - 640 ..................       94        16,227,708            6.59
641 - 660 ..................      103        23,186,883            9.42
661 - 680 ..................       95        23,228,330            9.43
681 - 700 ..................      113        30,190,260           12.26
701 - 720 ..................      118        32,158,880           13.06
721 - 740 ..................       96        26,454,328           10.74
741 - 760 ..................       91        25,831,050           10.49
761 - 780 ..................       94        31,037,460           12.60
781 - 800 ..................       50        18,060,935            7.33
801 - 820 ..................        9         2,934,701            1.19
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non-zero weighted average credit score of the Mortgage Loans is approximately 707.

                        LIEN STATUS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
          LIEN STATUS            LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
1 ..........................      959      $246,259,010          100.00%
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
         ORIGINAL LTV            LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
<= 50.000 ..................       57      $ 15,807,087            6.42%
50.001 - 55.000 ............       22         9,070,258            3.68
55.001 - 60.000 ............       40        14,233,639            5.78
60.001 - 65.000 ............       46        16,380,104            6.65
65.001 - 70.000 ............       80        28,712,359           11.66
70.001 - 75.000 ............       93        28,927,359           11.75
75.001 - 80.000 ............      326        87,066,611           35.36
80.001 - 85.000 ............       18         2,746,017            1.12
85.001 - 90.000 ............      194        29,041,827           11.79
90.001 - 95.000 ............       61        10,779,356            4.38
95.001 - 100.000 ...........       22         3,494,392            1.42
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average original loan-to-value ratio of the Mortgage Loans was approximately 74.00%. As of the Cut-off Date, the non zero weighted average original loan-to-value ratio of the Mortgage Loans without silent seconds was approximately 73.70%.

               COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
         COMBINED LTV            LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
No Second Lien .............      850      $220,981,180           89.74%
35.001 - 40.000 ............        1            58,575            0.02
65.001 - 70.000 ............        1           527,072            0.21
70.001 - 75.000 ............        1           362,930            0.15
75.001 - 80.000 ............        4         2,118,438            0.86
80.001 - 85.000 ............        2           480,578            0.20
85.001 - 90.000 ............       13         4,534,898            1.84
90.001 - 95.000 ............       37         7,541,876            3.06
95.001 - 100.000 ...........       50         9,653,463            3.92
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average combined loan-to-value ratio of the Mortgage Loans with silent seconds was approximately 92.99%. As of the Cut-off Date, the non zero weighted average original loan-to-value ratio/original  loan-to-value  ratio of the  Mortgage  Loans  was  approximately
75.62%.

                         ZIP CODES OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
           ZIP CODES             LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
20016 ......................        5      $  2,096,119            0.85%
11357 ......................        4         2,079,651            0.84
93035 ......................        4         1,998,013            0.81
90277 ......................        4         1,572,057            0.64
94110 ......................        2         1,452,594            0.59
95746 ......................        2         1,313,793            0.53
82260 ......................        3         1,293,711            0.53
92625 ......................        2         1,270,565            0.52
90403 ......................        2         1,217,104            0.49
90212 ......................        2         1,210,528            0.49
Other ......................      929       230,754,875           93.70
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======


                          PROGRAM OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
           PROGRAM               LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
Balloon ....................       11      $  1,936,555            0.79%
Fixed ......................      948       244,322,455           99.21
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

                PREPAY PENALTY ORIGINAL TERM OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
        PREPAY PENALTY         MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
         ORIGINAL TERM           LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
0 ..........................      752      $206,028,628           83.66%
6 ..........................        5         2,849,195            1.16
12 .........................       34         9,751,389            3.96
24 .........................        4           423,725            0.17
36 .........................       68        13,206,279            5.36
60 .........................       96        13,999,796            5.68
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average prepay penalty original term of the Mortgage Loans was approximately 36 months.


               PREPAY PENALTY REMAINING TERM OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
        PREPAY PENALTY         MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
        REMAINING TERM           LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
N/A ........................      754      $206,854,084           84.00%
1 - 6 ......................       20         7,998,943            3.25
7 - 12 .....................       17         3,776,184            1.53
13 - 18 ....................        2           256,936            0.10
19 - 24 ....................        2           166,788            0.07
25 - 30 ....................        9         1,549,646            0.63
31 - 36 ....................       59        11,656,633            4.73
49 - 54 ....................       16         2,553,245            1.04
55 - 60 ....................       80        11,446,550            4.65
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average prepay penalty remaining term of the Mortgage Loans was approximately 33 months.


               MORTGAGE INSURANCE PERCENTAGE OF THE MORTGAGE POOL

                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
     MORTGAGE INSURANCE        MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
         PERCENTAGE              LOANS        BALANCE       PRINCIPAL BALANCES
-----------------------------  ---------   ------------   ----------------------
N/A ........................      683      $202,860,059           82.38%
1 - 10 .....................        3         1,214,735            0.49
11 - 20 ....................       21         3,021,647            1.23
21 - 30 ....................      244        37,743,722           15.33
31 - 40 ....................        8         1,418,848            0.58
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

As of the Cut-off Date, the non zero weighted average mortgage insurance percentage of the Mortgage Loans was approximately 25.31%.

                       SILENT SECOND OF THE MORTGAGE POOL




                               NUMBER OF   CUT-OFF DATE       PERCENTAGE BY
                               MORTGAGE      PRINCIPAL    AGGREGATE CUT-OFF DATE
        SILENT SECOND            LOANS        BALANCE       PRINCIPAL BALANCES
----------------------------   ---------   ------------   ----------------------
N ..........................      850      $220,981,180           89.74%
Y ..........................      109        25,277,830           10.26
                                  ---      ------------          ------
TOTAL: .....................      959      $246,259,010          100.00%
                                  ===      ============          ======

UNDERWRITING STANDARDS

              The Mortgage Loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this prospectus supplement.

              All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veteran Affairs ("VA")).

              The underwriting standards applicable to the Mortgage Loans typically differ from, and are, with respect to a substantial number of Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the mortgaged property, and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

              Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

              Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months' equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

              Except for approximately 1.08% of the Mortgage Loans included in the Mortgage Pool with loan-to-value ratios at origination in excess of 80%, each Mortgage Loan with a loan-to-value ratio at origination exceeding 80% is subject to a mortgage insurance policy. Generally, no such mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraised value. All of the insurers that have issued mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae or Freddie Mac standards or are otherwise acceptable to the Rating Agencies.

              The adequacy of the mortgaged property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

MODIFIED STANDARDS

              In comparison to the "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under an "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a credit score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum "combined" loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with loan-to-value ratios in excess of 80% without the requirement to obtain mortgage insurance if such loans are secured by investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, mortgage loans may be originated with loan-to-value ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for mortgage insurance coverage. In addition, under a program available to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with loan-to-value ratios of up to 100% with no down payment or a nominal down payment.

              Certain of the Mortgage Loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the mortgaged property, the loan-to-value ratio at origination and/or the borrower's credit score.

              Investors should note that changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans included in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

MORTGAGE INSURANCE

              Approximately 17.62% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers.

              A mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the servicer will have the ability to cancel any mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

              Pursuant to federal legislation, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to cancel any mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower's right to cancel the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

              If the requirement for mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

              In  general,   mortgage   loans  which  are  subject  to  negative
amortization will only be covered by a mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Mortgage insurance policies may be required to be obtained and paid for by the borrower or the lender, or may be paid for by the servicer.

              While the terms and conditions of mortgage insurance policies issued by one mortgage insurer will usually differ from those in mortgage insurance policies issued by other mortgage insurers, each mortgage insurance policy generally will pay either:

    o    the insured percentage of the loss on the related mortgaged property;

    o the entire amount of the loss, after receipt by the mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the mortgage insurer under certain mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or
         (b) an approved sale.

              The amount of the loss as calculated under a mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

    o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

    o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

    o    amounts expended but not approved by the mortgage insurer;

    o    claim payments previously made on the mortgage loan; and

    o    unpaid premiums and other amounts.

              As conditions precedent to the filing or payment of a claim under a mortgage insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

    o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the mortgage insurance policy, ordinary wear and tear excepted; and

    o tender to the mortgage insurer good and merchantable title to, and possession of, the mortgaged property.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

              The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the offered certificates, the Class B-1, Class P, Class C and Class R Certificates, which we are not offering by this prospectus supplement. We refer to the Class A-1 Certificates and Class A-IO Certificates, collectively, as the senior certificates, and we refer to the Class M-1, Class M-2 and Class B-1
Certificates, collectively, as the subordinated certificates. In addition, we sometimes refer to the Class M-1 Certificates and Class M-2 Certificates, collectively as the Class M Certificates. We sometimes refer to the Class R Certificates as the residual certificates.

              The Class A-IO Certificates are interest-only certificates issued with a notional balance. The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all prepayment charges received in respect of the mortgage loans.

              The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

              The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's   and  Euroclear's   names  on  the  books  of  their   respective
depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

              An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

              Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

              Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

              Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

              Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

              Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

              DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

              Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

              Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

              Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

              Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

              Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

              Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

              The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  participant  will  be
responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

              Under a book-entry  format,  beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

              Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

              DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

              Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount or notional amount, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

              Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

              Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

              Neither the trust nor the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISTRIBUTIONS

              GENERAL.   On  each  distribution  date,  the  trustee  will  make
distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used in this section, see "--Glossary" below.

              The trustee will make  distributions on each  distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 2001 Bryan Street, 8th Floor, Dallas, Texas 75201, Attn: ITS Transfer Dept., Nomura Asset Acceptance Corporation, Series 2003-A3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

              ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS. On each distribution date, the Available Funds for such distribution date will be distributed as follows:

              FIRST, to pay accrued and unpaid interest on the certificates, in the following order of priority:

                  1. to the holders of the Class A-1 Certificates and Class A-IO Certificates, the Monthly Interest Distributable Amount for each such class for such distribution date, on a pro rata basis;

                  2. to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date;

                  3. to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date; and

                  4. to the holders of the Class B-1 Certificates, the Monthly Interest Distributable Amount for such class for such distribution date.

         On each distribution date, any interest shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, FIRST, in reduction of amounts otherwise distributable to the Class C Certificates and the Class R Certificates, AND THEREAFTER to the Monthly Interest Distributable Amount payable to the certificates on such distribution date as described in the definition of Monthly Interest Distributable Amount under "- Glossary" below. The holders of the certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Net Monthly Excess
Cashflow as described under "- Excess Spread and Overcollateralization Provisions". If these shortfalls are allocated to the certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

         SECOND, the Principal Distribution Amount for any distribution date shall be distributed to the offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balances thereof have been reduced to zero.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the offered certificates and the Class B-1
Certificates, as described above, and any payments of Net Monthly Excess Cashflow to the certificates as described under "- Excess Spread and Overcollateralization Provisions" herein, will be distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the certificate principal balance of the Class P Certificates.

         On the distribution date in August 2008, the trustee shall make a payment of principal to the Class P Certificates in reduction of the certificate principal balance thereof from amounts on deposit in a separate reserve account established and maintained by the trustee for the exclusive benefit of the Class P Certificateholders.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         The weighted average of the Net Mortgage Rates for the mortgage loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates and the Class B-1 Certificates. As a result, interest collections on the mortgage loans are generally expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the Class B-1 Certificates and the fees and expenses payable by the trust. We refer to this excess interest as " Excess Spread". Excess Spread, together with any Overcollateralization Release Amount, will generally constitute the Net Monthly Excess Cashflow on any distribution date and will be distributed as follows:

         (i) to the holders of the offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates, in an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under "- Distributions" above;

         (ii) to the holders of the Class A Certificates and Class A-IO Certificates, pro rata, then to the holders of the Class M-1 Certificates, then to the holders of the Class M-2 Certificates and then to the holders of the Class B-1 Certificates, any Unpaid Interest Shortfall for such classes of certificates on such distribution date, to the extent not previously reimbursed;

         (iii) sequentially to the holders of the Class M-1 Certificates and Class M-2 Certificates, in that order, in an amount equal to the Applied Realized Loss Amount for each such class;

         (iv) to the holders of the Class B-1 Certificates, in an amount equal to the Applied Realized Loss Amount for such class;

         (v) to the Reserve Fund (the " Reserve Fund") established in accordance with the terms of the pooling and servicing agreement an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the offered certificates and the Class B-1 Certificates; and

         (vi) to the holders of the Class C Certificates as provided in the pooling and servicing agreement.

              On each distribution date, the trustee, after making the required distributions of interest and principal to the offered certificates and Class B-1 Certificates as described under "Distributions - Allocation of Payments on the Mortgage Loans"and after the distribution of the Net Monthly Excess Cashflow as described above, the trustee will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority: FIRST, to the Class A-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; SECOND, to the Class M-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; THIRD, to the Class M-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; and FOURTH, to the Class B-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class.

GLOSSARY

         "Applied Realized Loss Amount," with respect to any class of subordinated certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class which shall, on any such distribution date, equal with respect to the Class B-1, Class M-2 and Class M-1 Certificates so long as their respective Certificate Principal Balances have not been reduced to zero, the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal and the allocation of Realized Losses on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         "Available Funds" shall mean the sum of Interest Funds and Principal Funds relating to the mortgage loans less amounts reimbursable to the related servicer and the trustee as provided in the pooling and servicing agreement.

         "Basic Principal Distribution Amount" with respect to any distribution date, the lesser of (a) the excess of (i) the Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the offered certificates and the Class B-1 Certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for such distribution date over (ii) the Overcollateralization Release Amount, if any, for such distribution date.

         "Certificate Principal Balance" with respect to any class of offered certificates (other than the Class A-IO Certificates) and any distribution date, is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, with respect to the Class P Certificates, $100 and with respect to Class B-1 Certificates, is approximately $8,620,010, in each case less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

         "Class M Certificates" means, collectively, the Class M-1 Certificates and Class M-2 Certificates.

         "Compensating Interest" for any distribution date, (a) with respect to Wells Fargo Home Mortgage, Inc, an amount equal to the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such servicer for the related distribution date and (b) with respect to Option One Mortgage Corporation, an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such servicer for the related distribution date and (ii) the aggregate Servicing Fees due to such servicer for such distribution date.

         "Cross-Over Date" means the distribution date on which the Certificate Principal Balance of the subordinated certificates has been reduced to zero.

         "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Extra Principal Distribution Amount" with respect to any distribution date (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the distribution date in September 2013, the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Increase Amount for such distribution date; and (b) thereafter, the Net Monthly Excess Cashflow for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Accrual Period" with respect to the offered certificates (other than the Class M-2 Certificates) and any distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs. With respect to the Class M-2 Certificates and any distribution date, the period from and including the 25th day of the calendar month preceding the month in which a distribution date occurs (or, with respect to the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which that distribution date occurs.

         "Interest Funds" with respect to a distribution date and the mortgage loans generally are equal to the sum, without duplication, of

         o    all scheduled interest (adjusted to the Net Mortgage Rate),

         o    all advances relating to interest,

         o    all Compensating Interest,

         o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,

         o the interest portion of proceeds of the repurchase of any mortgage loans, and

         o the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class C Certificate of its optional termination right.

         "Interest Rate Cap" with respect to the offered certificates (other than the Class A-IO Certificates and Class M-2 Certificates) shall mean (i) through the applicable Interest Accrual Period for each such class relating to the distribution date in March 2006, (a) the weighted average of the Net Mortgage Rates of all of the mortgage loans minus (b) 5.150% times a fraction, the numerator of which is the notional balance of the Class A-IO Certificates and the denominator of which is the aggregate principal balance of the mortgage loans and (ii) thereafter, the weighted average of the Net Mortgage Rates of all of the mortgage loans. "Interest Rate Cap" with respect to the Class M-2 Certificates and Class B-1 Certificates shall mean the lesser of (i) 11.00% and
(ii) (a) through the applicable Interest Accrual Period for each such class relating to the distribution date in March 2006, (x) the weighted average of the Net Mortgage Rates of all of the mortgage loans minus (y) 5.150% times a fraction, the numerator of which is the notional balance of the Class A-IO Certificates and the denominator of which is the aggregate principal balance of the mortgage loans and (b) thereafter, the weighted average of the Net Mortgage Rates of all of the mortgage loans, in each case, adjusted for the actual number of days elapsed in the Interest Accrual Period. With respect to the Class A-IO Certificates, the weighted average of the Net Mortgage Rates of all of the Mortgage Loans.

         "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on mortgage loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

         "Liquidated Loan" means a defaulted Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

         "Liquidation Proceeds" are all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of any such properties.

         "Monthly Interest Distributable Amount" for any certificate for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Notional Balance) of such certificate immediately prior to such distribution date less (i) in the case of a senior certificate, such certificate's share of any Unpaid Interest Shortfall from the mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans and (ii) in the case of a subordinated certificate, such certificate's share of any Unpaid Interest Shortfall and the interest portion of any Realized Losses on the mortgage loans. Such Unpaid
Interest Shortfalls will be allocated among the certificates in proportion to the amount of the Monthly Interest Distributable Amount that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the mortgage loans will be allocated, in the following order, first to the Class B-1 Certificates, second to the Class M-2
Certificates, and third to the Class M-1 Certificates, and following the Cross-Over Date, to the senior certificates on a pro rata basis. The Monthly Interest Distributable Amount with respect to the offered certificates (other than the Class M-2 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Monthly Interest Distributable Amount with respect to the Class M-2 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

         "Net Interest Shortfalls" means Interest Shortfalls net of payments by the related servicer in respect of Compensating Interest.

         "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer, advances and expenses incurred by the related servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

         "Net Monthly Excess Cashflow", with respect to any distribution date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such distribution date over (y) the sum for such distribution date of (A) the aggregate amount of the

Monthly Interest Distributable Amount for the offered certificates and the Class B-1 Certificates and (B) the Principal Remittance Amount.

         "Net Mortgage Rate", with respect to any Mortgage Loan, the rate set forth in the related Mortgage Note minus the related servicing fee rate.

         "Net WAC Rate Carryover Amount" with respect to each class of offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates and any distribution date on which the Pass-Through Rate is reduced by the Interest Rate Cap, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Pass-Through Rate applicable to such class would not have been reduced by the Interest Rate Cap on such distribution date over (y) the amount of interest paid on such distribution date plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed.

         "Notional Balance," with respect to the Class A-IO Certificates, means the lesser of (a)(i) for each distribution date from the distribution date in October 2003 to and including the distribution date in March 2005, $24,626,000,
(ii) for each distribution date from the distribution date in April 2005 to and including the distribution date in September 2005, $19,701,000, (iii) for each distribution date from the distribution date in October 2005 to and including the distribution date in March 2006, $14,776,000 and (iv) for each distribution date thereafter, $0 and (b) the aggregate stated principal balance of the mortgage loans.

         "Optional Termination Date" means any distribution date occurring on or after the earlier of (i) the 20% Clean-Up Call Date and (ii) the distribution date occurring in September 2013.

         "Overcollateralized Amount," with respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the offered certificates and the Class B-1 Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such distribution date).

         "Overcollateralization Increase Amount," for any distribution date, the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such distribution date (after taking into account payments to the offered certificates and the Class B-1 Certificates of the Basic Principal Distribution Amount on such distribution date).

         "Overcollateralization Release Amount," with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized
Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

         "Overcollateralization Target Amount" with respect to any distribution date is approximately $1,600,684.

         "Pass-Through Rate" with respect to all offered certificates (other than the Class A-IO Certificates and the Class M-2 Certificates) the fixed rates set forth on the cover of this prospectus
supplement,   subject  to  the  applicable   Interest  Rate  Cap.  The  Class  P
Certificates and Class R Certificates are not entitled to distributions in respect of interest and do not have Pass-Through Rates. The Pass-Through Rate applicable to the Class A-IO Certificates is equal to (i) 5.15% per annum, the applicable Interest Rate Cap for each distribution date from the distribution date in October 2003 to and including the distribution date in March 2006 and
(ii) 0.00% for each distribution date thereafter. The Pass-Through Rate for the Class M-2 Certificates is equal to the lesser of (i) the London interbank offered rate for one month dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "- Calculation of One-Month LIBOR" plus 1.70% and (ii) the applicable Interest Rate Cap. The Pass-Through Rate for the Class B-1 Certificates is equal to the lesser of (i) One-Month LIBOR plus 3.75% and (ii) the applicable Interest Rate Cap. If the majority holder of the Class C Certificate does not exercise its optional termination right as described under "- Optional Termination", the Pass-Through Rate applicable to each class of offered certificates (other than the Class A-IO Certificates) and the Class B-1 Certificates shall increase by 0.50% on the earlier of (i) the 20% Clean-up Call Date or (ii) the distribution date in September 2013.

         "Prepayment Period" with respect to a distribution date is the immediately preceding calendar month.

         "Principal Distribution Amount," with respect to each distribution date, is equal to

         (i) the Basic Principal Distribution Amount for such distribution date, plus

         (ii) any Extra Principal Distribution Amount for such distribution date.

         "Principal Funds" generally are equal to the sum, without duplication, of

         (i) the scheduled principal collected during the related Due Period or advanced on or before the related servicer remittance date (as defined in the pooling and servicing agreement or servicing agreement, as applicable),

         (ii) prepayments, exclusive of any prepayment charges, collected in the related Prepayment Period,

         (iii)   the  Stated  Principal   Balance  of  each  mortgage  loan  was
                 repurchased by the seller or the related servicer,

         (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related servicer in connection with a substitution of a mortgage loan,

         (v) all Liquidation Proceeds collected during the related Prepayment Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

         (vi) the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class C Certificate of its optional termination right.

         "Principal Remittance Amount," with respect to each distribution date, is equal to the sum of the amounts listed in clauses (i) through (v) of the definition of Principal Funds.

         "Realized Loss" is (a) the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds with respect thereto and (b) as to any Mortgage Loan, a Deficient Valuation.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any similar state law.

         "Senior Certificates" consist of the Class A-1 Certificates and the Class A-IO Certificates.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, the Cut-off Date principal balance thereof minus the sum of

         (i) the principal portion of the scheduled monthly payments due from borrowers with respect to such mortgage loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in their payment);

         (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or Servicing Agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Subordinate Certificates" means, collectively, the Class M-1, Class M-2 and Class B-1 Certificates.

         "20% Clean-up Call Date" means the first distribution date in or after March 2006 upon which the Stated Principal Balance of the mortgage loans as of the end of the related Due Period is less than or equal to 20% of the principal balance of the mortgage loans as of the Cut-off Date.

         "Unpaid Interest Shortfalls" means Interest Shortfalls net of payments by the related servicer in respect of Compensating Interest.

ALLOCATION OF REALIZED LOSSES

         Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Net Monthly Excess Cashflow, second, in reduction of the Overcollateralized Amount, until reduced to zero, third, to the Class B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fifth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

         The pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the Class A-1 Certificates. Investors in the Class A-1 Certificates should note that although these Realized Losses cannot be allocated to such class, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A-1 Certificates all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Class M-1, Class M-2 and Class B-1 Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of such certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "- Excess Spread and Overcollateralization Provisions" above.

         Any allocation of a Realized Loss to a Class M-1, Class M-2 or Class B-1 Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Class M-1, Class M-2, or Class B-1 Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each accrual period for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o       with an established place of business in London,

         o       which have been designated as such by the trustee and

         o which are not controlling, controlled by, or under common control with, the depositor or the seller.

              The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

              The depositor has engaged the trustee to make available to each certificateholder, the servicers and the depositor a statement generally setting forth the following information:

         1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

         2. the amount of such distribution to holders of the certificates allocable to interest;

         3. the Certificate Principal Balance or notional balance of the certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

         4. the Stated Principal Balance of all the mortgage loans in the aggregate for the following distribution date;

         5. the pass-through rate for each class of certificates for such distribution date; and

         6. the cumulative Realized Losses for the mortgage pool through the end of the preceding month.

              The depositor will engage the trustee to make the monthly statement and, at the trustee's option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website. Assistance in using the website service can be obtained by calling the trustee's customer service desk at (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

              In addition, within a reasonable period of time after the end of each calendar year, the depositor will engage the trustee to prepare and deliver to the servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

              The depositor makes no representation, and does not guarantee that, the trustee will provide such statements to the certificateholders as described above.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

              The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrowers' equity in such properties, and changes in the borrowers' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loan documents provide for prepayment penalties. Approximately 16.00% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note.
These penalties, if still applicable and if enforced by the servicer would typically discourage prepayments on the mortgage loans. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

              The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

              The mortgage loans were underwritten  generally in accordance with underwriting standards described under "The Mortgage Pool--Underwriting Standards" and "--Modified Standards" in this prospectus supplement and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

              The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

         o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

         o    the delinquency and default experience of the mortgage loans; and

         o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class C Certificates and the residual certificates in each case as provided in the pooling and servicing agreement when required overcollateralization levels have been met.

              To the extent that greater amounts of Excess Spread are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

              WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATE--DISTRIBUTIONS" AND "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

              The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of subordinated certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

              When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the borrower is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan may adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on such mortgage loans. Each servicer is obligated to pay from its own funds only those interest shortfalls attributable to principal prepayments by the borrowers on the mortgage loans. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any Compensating Interest payments by the related servicer or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates-Distributions" in this prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

YIELD CONSIDERATIONS FOR SUBORDINATED CERTIFICATES

              CLASS M-1 CERTIFICATES AND CLASS M-2 CERTIFICATES. The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M-1 Certificates and Class M-2 Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a subordinated certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

              The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

              The  effective  yield to the holders of the  offered  certificates
(other than the Class M-2 Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

              The "last scheduled distribution date" for each class of offered certificates (other than the Class A-IO Certificates) is August 25, 2033, which is the distribution date in the month following the maturity date of latest maturing mortgage loan. The "last scheduled distribution date" with respect to the Class A-IO Certificates is the distribution date in March 2006. The actual final distribution date with respect to each class of certificates could occur significantly earlier than its last scheduled distribution date because

              o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof;

              o Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described herein; and

              o the majority holder of the Class C Certificate may exercise its option to repurchase all the mortgage loans as described under "-Optional Termination" herein.

              Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.27% CPR (precisely 14%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 20% CPR for the remainder of the life of such pool.

              There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

              The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

              o the mortgage pool consists of 11 mortgage loans with the characteristics set forth below;

              o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in October 2003, in accordance with the payment priorities defined herein;

              o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated;

              o   no defaults or delinquencies in, or modifications,  waivers or
                  amendments  respecting,   the  payment  by  the  borrowers  of
                  principal and interest on the mortgage loans occur;

              o none of the depositor, the servicer or any other person purchases from the trust fund any mortgage loan under any
                  obligation   or  option   under  the  pooling  and   servicing
                  agreement;

              o scheduled payments are assumed to be received on the first day of each month commencing in October 2003, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in September 2003, and include 30 days, interest thereon;

              o the scheduled monthly payment for each mortgage loan is calculated based on the assumed mortgage loan characteristics stated below;

              o   the certificates are purchased on September 30, 2003; and

              o the level of One-Month LIBOR remains constant at 1.12% per annum.

                                           ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                            Original       Remaining
                                 Gross          Net       Amortization    Amortization                   Original      Remaining
  Mortgage      Current         Mortgage     Mortgage         Term            Term           Age       Balloon Term  Balloon Term
   Loan         Balance ($)     Rate (%)     Rate (%)     (in months)     (in months)    (in months)   (in months)    (in months)
------------  ---------------  ----------   ----------   -------------   -------------  ------------- -------------  -------------
     1        50,083,456.28     6.639868     6.374868         359             356              3           N/A            N/A
     2        64,333,920.40     6.433570     6.169607         355             351              4           N/A            N/A
     3        51,460,586.45     6.495566     6.241022         359             351              8           N/A            N/A
     4        51,791,335.43     6.646140     6.395586         359             348             11           N/A            N/A
     5         9,924,939.17     7.262724     7.010392         359             344             15           N/A            N/A
     6         9,978,321.50     5.767634     5.502997         180             176              4           N/A            N/A
     7         3,209,247.39     6.272216     6.018841         180             172              8           N/A            N/A
     8         3,540,648.79     6.792906     6.533382         178             166             12           N/A            N/A
     9           440,313.24     7.692357     7.427357         359             355              4           180            176
    10           366,879.67     7.533567     7.268567         360             351              9           180            171
    11         1,129,361.99     7.571454     7.306454         360             349             11           180            169

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-1
                                        -----------------------------------------------------------------------------
DISTRIBUTION DATE                             0%             50%            100%             150%            200%
---------------------------------       -------------  -------------   -------------    -------------   -------------
Initial Percentage...............            100            100             100              100             100
September 25, 2004...............             98             89              80               71              62
September 25, 2005...............             96             79              63               49              36
September 25, 2006...............             95             70              49               33              21
September 25, 2007...............             93             62              39               23              12
September 25, 2008...............             91             54              30               15               7
September 25, 2009...............             89             48              24               10               3
September 25, 2010...............             87             42              18                6               1
September 25, 2011...............             85             37              14                4               *
September 25, 2012...............             83             32              10                2               0
September 25, 2013...............             80             28               8                1               0
September 25, 2014...............             77             24               6                *               0
September 25, 2015...............             73             20               4                0               0
September 25, 2016...............             70             17               2                0               0
September 25, 2017...............             66             14               1                0               0
September 25, 2018...............             61             12               1                0               0
September 25, 2019...............             57             10               0                0               0
September 25, 2020...............             53              8               0                0               0
September 25, 2021...............             49              6               0                0               0
September 25, 2022...............             45              4               0                0               0
September 25, 2023...............             40              3               0                0               0
September 25, 2024...............             35              2               0                0               0
September 25, 2025...............             30              1               0                0               0
September 25, 2026...............             24              0               0                0               0
September 25, 2027...............             18              0               0                0               0
September 25, 2028...............             12              0               0                0               0
September 25, 2029...............              6              0               0                0               0
September 25, 2030...............              0              0               0                0               0
Weighted Average Life (in years)(1)        16.68             7.12           4.00             2.66           1.93

   -----------------
   *Indicates a number that is greater than zero but less than 0.5%.

   (1)The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-1
                                        -------------------------------------------------------------------------------
DISTRIBUTION DATE                             0%             50%              100%            150%            200%
---------------------------------       -------------  -------------     -------------    -------------   -------------
Initial Percentage...............            100             100              100             100             100
September 25, 2004...............             98              89               80              71              62
September 25, 2005...............             96              79               63              49              36
September 25, 2006...............             95              70               49              33              21
September 25, 2007...............             93              62               39              23              12
September 25, 2008...............             91              54               30              15               7
September 25, 2009...............             89              48               24              10               3
September 25, 2010...............             87              42               18               6               1
September 25, 2011...............             85              37               14               4               *
September 25, 2012...............             83              32               10               2               0
September 25, 2013...............             80              28                8               1               0
September 25, 2014...............             77              24                6               *               0
September 25, 2015...............             73              20                4               0               0
September 25, 2016...............             70              17                2               0               0
September 25, 2017...............             66              14                1               0               0
September 25, 2018...............             61              12                1               0               0
September 25, 2019...............             57              10                0               0               0
September 25, 2020...............             53               8                0               0               0
September 25, 2021...............             49               6                0               0               0
September 25, 2022...............             45               4                0               0               0
September 25, 2023...............             40               3                0               0               0
September 25, 2024...............             35               2                0               0               0
September 25, 2025...............             30               1                0               0               0
September 25, 2026...............             24               0                0               0               0
September 25, 2027...............             18               0                0               0               0
September 25, 2028...............             12               0                0               0               0
September 25, 2029...............              6               0                0               0               0
September 25, 2030...............              0               0                0               0               0
Weighted Average Life (in years)(1)        16.68             7.12             4.00            2.66           1.93

   -----------------
   *Indicates a number that is greater than zero but less than 0.5%.

   (1) The weighted  average life of the offered  certificates  is determined by
   (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-2
                                        -------------  -------------     -------------    -------------   -------------
DISTRIBUTION DATE                             0%             50%              100%            150%            200%
---------------------------------       -------------  -------------     -------------    -------------   -------------
Initial Percentage...............            100             100              100             100             100
September 25, 2004...............             98              89               80              71              62
September 25, 2005...............             96              79               63              49              36
September 25, 2006...............             95              70               49              33              21
September 25, 2007...............             93              62               39              23              12
September 25, 2008...............             91              54               30              15               7
September 25, 2009...............             89              48               24              10               3
September 25, 2010...............             87              42               18               6               1
September 25, 2011...............             85              37               14               4               *
September 25, 2012...............             83              32               10               2               0
September 25, 2013...............             80              28                8               1               0
September 25, 2014...............             77              24                6               *               0
September 25, 2015...............             73              20                4               0               0
September 25, 2016...............             70              17                2               0               0
September 25, 2017...............             66              14                1               0               0
September 25, 2018...............             61              12                1               0               0
September 25, 2019...............             57              10                0               0               0
September 25, 2020...............             53               8                0               0               0
September 25, 2021...............             49               6                0               0               0
September 25, 2022...............             45               4                0               0               0
September 25, 2023...............             40               3                0               0               0
September 25, 2024...............             35               2                0               0               0
September 25, 2025...............             30               1                0               0               0
September 25, 2026...............             24               0                0               0               0
September 25, 2027...............             18               0                0               0               0
September 25, 2028...............             12               0                0               0               0
September 25, 2029...............              6               0                0               0               0
September 25, 2030...............              0               0                0               0               0
Weighted Average Life (in years)(1)        16.68             7.12             4.00            2.66           1.93

   -----------------
   *Indicates a number that is greater than zero but less than 0.5%.

   (1) The weighted  average life of the offered  certificates  is determined by
   (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

CLASS A-IO CERTIFICATES YIELD CONSIDERATIONS

         If, at any time the Notional Balance of the Class A-IO Certificates is reduced to the aggregate Stated Principal Balance of the mortgage loans, the yield to investors in the Class A-IO Certificates will become extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         Based upon the structuring assumptions, and further assuming (i) prepayments occur at approximately 74.9% CPR and (ii) an assumed purchase price of 10-16, the pre-tax yield of the Class A-IO Certificates would be approximately 0%.

         The following table indicate the sensitivity of the pre-tax yield to maturity on the Class A-IO Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Class A-IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which may differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the Class A-IO Certificates may result in yields being different from those shown in the following table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the following table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Sensitivity of Pre-Tax Yield to Maturity of the

                     Class A-IO Certificates to Prepayments

                       Percentage of Prepayment Assumption

                                     0%       50%       100%      150%     200%
                                     --       ---       ----      ----     ----
      ASSUMED PURCHASE PRICE*
      ----------------------
              10 - 16              3.254%    3.254%    3.254%    3.254%   3.254%

*Assumed purchase price does not include accrued interest.

         The pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for the Class A-IO Certificates listed in the table. Accrued interest is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-IO Certificates, and thus do not reflect the return on any investment in the Class A-IO Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class A-IO Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of such certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class A-IO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class A-IO Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                  THE DEPOSITOR

         Nomura Asset Acceptance Corp. (formerly known as Nomura Asset Securities Corporation), the depositor, was incorporated in the State of Delaware on June 23, 1992 and is an affiliate of Nomura Securities International, Inc, the underwriter for this transaction and Nomura Credit & Capital, Inc., the seller for this transaction The depositor was organized for the purpose of acquiring and pooling mortgage loans, offering securities of the type described herein and other related activities. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor maintains its principal office at Two World Financial Center, Building B, 21st Floor, New York, New York 10281. Its telephone number is (212) 667-2197.

                                   THE SELLER

         Nomura Credit & Capital, Inc., the seller, is a Delaware corporation whose principal offices are located in New York, New York. The seller is a subsidiary of Nomura Holding America Inc. and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $27.5 billion. The seller is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset-backed warehouse and repurchase financings of non-securities. The seller is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Asset Acceptance Corporation, the depositor for this transaction.

                                 THE ORIGINATORS

         The principal originators of the mortgage loans are: Wells Fargo Home Mortgage, Inc., with respect to approximately 40.82% of the mortgage loans and SIB Mortgage Corp., with respect to approximately 23.04% of the mortgage loans. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 10% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date.

         None of the originators are affiliated with the depositor, the seller or the underwriter. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth in this prospectus supplement, the depositor makes no statements as to the originators with respect to the foregoing. The depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

WELLS FARGO HOME MORTGAGE, INC.

         For a description of Wells Fargo Home Mortgage, Inc., see "The Servicers--Wells Fargo Home Mortgage, Inc." in this prospectus supplement

SIB MORTGAGE CORP.

         SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, is a specialty finance company marketing debt consolidation and home financing products, secured primarily by first or second mortgages on one to four family, owner occupied residences, to conventional sub-prime borrowers. SIB Mortgage
Corp. originates loans through branches currently in 22 states. In 1999, substantially all of the assets of Ivy Mortgage were purchased by Staten Island Savings Bank and the company's name changed to SIB Mortgage Corp. d.b.a. Ivy Mortgage.

                                  THE SERVICERS

OPTION ONE MORTGAGE CORPORATION

         Approximately 58.34% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be serviced by Option One Mortgage Corporation ("Option One") pursuant to the pooling and servicing agreement unless Option One is terminated by the seller as described under "--Servicing and Other Compensation and Payment of Expenses" below. The information set forth in the following paragraphs has been provided by Option One. None of the depositor, the seller, the trustee, Wells Fargo Home Mortgage, Inc. or the underwriter or any of their affiliates has made or will make any representation as to the accuracy or completeness of this information.

         Option  One,  a  California   corporation   headquartered   in  Irvine,
California, will serve as the servicer of the Mortgage Loans pursuant to the pooling and servicing agreement.

         Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

         Option One began servicing mortgage loans similar to the Mortgage Loans included in the Mortgage Pool in September 2002 and therefore does not have sufficient historical data with respect to delinquency and foreclosure experience with respect to mortgage loans similar to the Mortgage Loans included in the Mortgage Pool.

WELLS FARGO HOME MORTGAGE, INC.

         Approximately 41.66% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be serviced by Wells Fargo Home Mortgage, Inc. ("WFHM") pursuant to a separate servicing agreement, dated as of April 1, 2003, between the seller and WFHM (the "Servicing Agreement"). The Servicing Agreement will be assigned by the seller to the trustee for the benefit of the certificateholders pursuant to an Assignment, Assumption and Recognition Agreement, dated as of September 30, 2003, among the seller, the trustee and WFHM. The information set forth in the following paragraphs under this section entitled "--Wells Fargo Home Mortgage, Inc." has been provided by WFHM. None of the depositor, the seller, the trustee, the underwriter or Option One or any of their affiliates has made or will make any representation as to the accuracy or completeness of this information.

         Wells Fargo Home Mortgage, Inc. is a direct, wholly owned subsidiary of Wells Fargo Bank, National Association and an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Home Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the accounts of others. Wells Fargo Home Mortgage, Inc. is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo Home Mortgage, Inc.'s principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

WELLS FARGO HOME MORTGAGE, INC. DELINQUENCY EXPERIENCE

         The following table sets forth certain information, as reported by Wells Fargo Home Mortgage, Inc. concerning recent delinquency and foreclosure experience on fixed-rate mortgage loans included in various mortgage pools underlying all series of Wells Fargo Home Mortgage, Inc.'s mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity, and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                         WELLS FARGO HOME MORTGAGE, INC.
                             DELINQUENCY EXPERIENCE

                                            BY DOLLAR                     BY DOLLAR                      BY DOLLAR
                               BY NO.        AMOUNT          BY NO.        AMOUNT          BY NO.          AMOUNT
                              OF LOANS      OF LOANS         OF LOANS     OF LOANS        OF LOANS        OF LOANS
                              --------      --------         ---          --------        --------        --------
   (Dollar Amounts in
       Thousands)              AS OF DECEMBER 31, 2001       AS OF DECEMBER 31, 2002          AS OF JUNE 30, 2003
                               -----------------------       -----------------------          -------------------

    Fixed-Rate Loans           91,468     $ 31,526,756        57,527    $ 21,021,499       32,108      $ 12,395,078
                              =========   ==============     ========   ==============    ==========   ===============
Period of Delinquency(1)
       30-59 Days                 536     $    168,811           398    $    129,563          266      $     91,305
       60-89 Days                 106     $     35,482           103    $     31,662           84      $     27,340
     90 days or more              135     $     41,344           100    $     32,817           78      $     25,946
                              ---------   --------------     --------   --------------    ----------   ---------------

 Total Delinquent Loans           777     $    245,637           601    $    194,042          428      $    144,591
                              =========   ==============     ========   ==============    ==========   ===============

  Percent of Fixed-Rate         0.85%            0.78%         1.04%           0.92%        1.33%             1.17%
          Loans

     Foreclosures(2)                      $     39,220                  $     48,928                   $     46,187
  Foreclosure Ratio(3)                           0.12%                         0.23%                          0.37%

(1) THE INDICATED PERIODS OF DELINQUENCY ARE BASED ON THE NUMBER OF DAYS PAST DUE, BASED ON A 30-DAY MONTH. NO MORTGAGE LOAN IS CONSIDERED DELINQUENT FOR THESE PURPOSES UNTIL ONE MONTH HAS PASSED SINCE ITS CONTRACTUAL DUE DATE. A MORTGAGE LOAN IS NO LONGER CONSIDERED DELINQUENT ONCE FORECLOSURE PROCEEDINGS HAVE COMMENCED.

(2)  INCLUDES   LOANS  IN  THE  APPLICABLE   PORTFOLIO  FOR  WHICH   FORECLOSURE
     PROCEEDINGS HAD BEEN INSTITUTED OR WITH RESPECT TO WHICH THE RELATED PROPERTY HAD BEEN ACQUIRED AS OF THE DATES INDICATED.

(3) FORECLOSURE AS A PERCENTAGE OF TOTAL LOANS IN THE APPLICABLE PORTFOLIO AT THE END OF EACH PERIOD.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer. Among other things, the servicers are obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, each servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the pooling and servicing agreement or the Servicing Agreement, as applicable.

         The Seller has the right to terminate Option One as a servicer of the Mortgage Loans, without cause, or hire a special servicer with respect to such Mortgage Loans, in each case upon thirty days' notice, subject to certain conditions set forth in the pooling and servicing agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of Option One in connection with the transfer of the Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such termination requires the consent of the trustee, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors--A transfer of servicing of certain of the mortgage loans by the seller may result in higher delinquencies and defaults and may adversely affect the yield on your certificates" in this prospectus supplement.

         The principal compensation to be paid to each servicer in respect of the servicing activities performed by each servicer will not be less than 0.25% per annum or greater than 0.265% per annum] with respect to each Mortgage Loan serviced by such Servicer on the Stated Principal Balance thereof (the "Servicing Fee Rate"). As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it, to the extent collected from borrowers, together with any interest or other income earned on funds held in the related Custodial Account (as defined herein) and any escrow accounts.

         In general, each servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date, with Compensating Interest on such Distribution Date; provided however that the obligation of Option One Mortgage Corporation with respect to the payment of Compensating Interest shall be limited to the Servicing Fee payable to Option One for such month. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement or Servicing Agreement, as applicable, and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement or Servicing Agreement, as applicable.

P&I ADVANCES

         Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the trustee from its own funds or from funds available in the related Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the related Servicer remittance date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a "P&I Advance").

         P&I Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such servicer out of any funds in the related Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         Failure of the applicable servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the pooling and servicing agreement or Servicing Agreement, as applicable, would constitute an event of default under the pooling and servicing agreement or Servicing Agreement, as applicable. Such event of default would obligate the trustee in its role as successor servicer to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003 among the depositor, Option One Mortgage Corporation, as a servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the
Mortgage Loans; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; and (v) the rights of the depositor under the mortgage loan purchase agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans serviced initially by Option One Mortgage Corporation which shall be retained by the seller), the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such mortgage loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its mortgage rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

         On or prior to the Closing Date, the trustee, in its capacity as custodian, will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the seller within 90 days following notification thereof to the seller by the trustee or the related servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the related servicer. The Purchase Price will be required to be remitted to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the seller to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the seller will be required to remit to the related servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan;
(ii)  have a  mortgage  rate not  less  than the  mortgage  rate of the  Deleted
Mortgage Loan and not more than 1% in excess of the mortgage rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the mortgage loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the mortgage loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the seller will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a prepayment charge longer than five years after its date of origination; and (vi) to the best of the seller's knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii), (iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the seller will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders.

         Mortgage Loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

PAYMENTS  ON MORTGAGE  LOANS;  DEPOSITS TO  CUSTODIAL  ACCOUNT AND  DISTRIBUTION
ACCOUNT

         Each servicer shall establish and maintain or cause to be maintained a separate trust account (each, a "Custodial Account") for the benefit of the certificateholders. Each Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement or Servicing Agreement, as applicable). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by such servicer (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a mortgaged property or similar items), such servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement or Servicing Agreement, as applicable) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted by the applicable servicer. All investment income on funds in the related Custodial Account shall be for the benefit of the applicable servicer.

         The trustee will establish a segregated, non-interest bearing trust account (the "Distribution Account") into which will be deposited amounts withdrawn from the Custodial Accounts for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the depositor, Option One Mortgage Corporation (or any successor servicer under the Pooling and Servicing Agreement) and the trustee, without the consent of certificateholders,

           o      to cure any ambiguity,

           o      to correct or supplement any provision therein, or

           o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

         In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, Option One Mortgage Corporation (or any successor servicer under the Pooling and Servicing Agreement) and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

         o reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as REMICs for federal tax purposes.

VOTING RIGHTS

         As of any date of determination,

         o holders of the certificates, other than the Class A-IO Certificates and Class R Certificates, will be allocated 97.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances, and

         o holders of the Class A-IO Certificates will be allocated 2% of all voting rights and the holders of the Class R Certificates will be allocated 1% of all voting rights; provided, however, that after March 2006, the voting rights allocated to the Class A-IO Certificates will be allocated to the remaining classes of certificates (other than the Class R Certificates) in proportion to their respective outstanding certificate principal balances.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any mortgage loan which as of the first day of a calendar quarter is delinquent in payment by 91 days or more, the seller may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

         The majority holder of the Class C Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all of the certificates on any distribution date on or after the Optional Termination Date. In the event that the majority holder of the Class C Certificates exercises such option it will effect such repurchase at a price equal to the sum of

         o 100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, plus accrued interest thereon at the applicable mortgage rate, and

         o any unreimbursed out-of-pocket costs and expenses of the trustee or the servicers and the principal portion of any unreimbursed advances previously incurred by any servicer in the performance of its servicing obligations.

         Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement include:

         o any failure by Option One (or any successor servicer) to remit to the trustee any payment, including an advance required to be made under the terms of the Pooling and Servicing Agreement, which continues unremedied for three business days after the day on which such payment or advance was required to be made by Option One (or any successor servicer);

         o any failure by Option One (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by Option One (or any successor servicer), in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to Option One (or any successor servicer) by the trustee or the depositor, or to Option One (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of Option One (or any successor servicer) indicating its insolvency or inability to pay its obligations.

Events of default under the Servicing Agreement relating to the servicing of certain of the Mortgage Loans by WFHM include:

         o any failure by WFHM to remit when due any payment required to be made under the terms of the Servicing Agreement; which continues unremedied for two business days;

         o any failure by WFHM to observe or perform in any material respect any other of its covenants, obligations or agreements in the Servicing Agreement, which continues unremedied for 90 days after the giving of written notice of such failure to WFHM; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of WFHM indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         Upon the occurrence and continuance of an event of default under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, with respect to the payment obligations of the applicable servicer, the trustee shall automatically terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, and in and to the related mortgage loans. In addition, upon the occurrence and continuance of any other event of default under the Pooling and Servicing Agreement or the Servicing Agreement, the trustee may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, and in and to the related mortgage loans. Upon the termination of the applicable servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, the trustee shall automatically succeed to all of the responsibilities and duties of the applicable servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, including the obligation to make any P&I Advance required to be made by the applicable servicer on the distribution date immediately following the occurrence of such event of default subject to the trustee's determination of recoverability thereof; PROVIDED, HOWEVER, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the applicable servicer at or prior to the termination of the servicer with respect to any payment default or at or prior to the time of receipt by such servicer of a notice of termination following the occurrence of any other event of default. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans which the applicable servicer would have been entitled to retain if such servicer had continued to act as such, except for those amounts due Option One as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the applicable servicer under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable in the assumption of all or any part of the responsibilities, duties or liabilities of the applicable servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to Option One under the Pooling and Servicing Agreement or WFHM under the Servicing Agreement, as applicable, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the trustee as provided above. No assurance can be given that termination of the rights and obligations of the applicable servicer under the Pooling and Servicing Agreement or the Servicing Agreement would not adversely affect the servicing of the related mortgage loans, including the delinquency experience of the related mortgage loans. The costs and expenses of the trustee in connection with the termination of the applicable servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the applicable, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         JPMorgan Chase Bank, a New York banking corporation, will be the trustee under the Pooling and Servicing Agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 4 New York Plaza, 6th Floor, New York, New York 10004,  Attention:
Institutional Trust Services/Structured Finance Services, Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2003-A3 or at such other address as the trustee may designate from time to time.

         As compensation for the performance of its duties under the Pooling and Servicing Agreement, the trustee shall be entitled to all amounts earned on funds on deposit in the Distribution Account. The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by the applicable servicer for any losses, liabilities or expenses resulting from such servicer's breach of its obligations as provided in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable.


                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the offered certificates. This discussion has been prepared with the advice of Thacher Proffitt & Wood LLP, counsel to the depositor. This discussion is directed solely to Certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any real estate mortgage investment conduit or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the offered certificates. See "State Taxes" herein. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder. "Certificateholder" and "Holder" are defined as the beneficial owner of an offered certificate. The following discussion replaces "Federal Income Tax Consequences" in the Prospectus.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon Sections 860A-860G of the Code (the "REMIC Provisions") and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

CLASSIFICATION OF REMICS

         Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, each of the designated portions of the Trust Fund to be elected to be treated as a "REMIC" will each qualify as a real estate mortgage investment conduit ("REMIC") under the Code. For federal income tax purposes (a) the separate certificated or non-certificated regular interests in each REMIC will be the "regular interests" in such REMIC, (b) the Class R Certificates will represent the sole class of "residual interests" in one or more REMICs and (c) the offered certificates (exclusive of any payments received from the Reserve
Fund) will be generally treated as representing ownership of debt instruments of such REMIC.

         If an entity electing to be treated as two or more REMICs, such as the Trust Fund, fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund 's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement will include provisions with respect to the Trust Fund designed to maintain the Trust Fund's status as two or more REMICs under the REMIC Provisions. It is not anticipated that the status of the Trust Fund as REMICs will be inadvertently terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         Each holder of an offered certificate (other than a Class A-IO Certificate) is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the Net WAC Rate Carryover Amount. The treatment of amounts received by a holder of an offered certificate (other than a Class A-IO Certificate) under such certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of that holder's purchase price allocable thereto. Under the REMIC regulations, each holder of an offered certificate (other than a Class A-IO Certificate) must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trustee will be directed to treat payments made to the holders of the offered certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, it is estimated that the right to receive Net WAC Rate Carryover

Amounts has a de minimis value. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Net WAC Rate Carryover Amount as discrete property rights. It is possible that the right to receive payments in respect of the related Net WAC Rate Carryover Amount could be treated as a partnership among the holders of the offered certificates (other than the Class A-IO Certificates) and Class C Certificates in respect of the Class C Certificateholders' entitlement to distributions from a REMIC, in which case holders of the offered certificates (other than a Class A-IO Certificate) would be subject to potentially different timing of income and foreign holders of the offered certificates (other than a Class A-IO Certificate) could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the offered certificates (other than a Class A-IO Certificate) are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the offered certificates (other than the Class A-IO Certificates) will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the trustee's treatment of Net WAC Rate Carryover Amounts is respected, ownership of the right to the Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amounts under the notional principal contract regulations.

         In the event that the right to receive the Net WAC Rate Carryover Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of an offered certificate (other than a Class A-IO Certificate), the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of an offered certificate (other than a Class A-IO Certificate) would have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to the offered certificates (other than a Class A-IO Certificate) this paragraph applies exclusive of any rights in respect of any
Net WAC Rate Carryover Amount. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. Moreover, if 95% or more of the assets of a REMIC qualify for any of the foregoing treatments at all times during a calendar year, the offered certificates will qualify for the corresponding status in their entirety for that calendar year. The determination as to the percentage of a REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an offered certificate (other than a Class A-IO Certificate) will be required to allocate a portion of the purchase price paid for its Certificates to the right to receive payments in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the offered certificates, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect of the Net WAC Rate Carryover Amount will not be qualifying real estate income for real estate investment trusts.

TAXATION OF OWNERS OF OFFERED CERTIFICATES

         GENERAL. Except as otherwise stated in this discussion, the offered certificates will be treated for federal income tax purposes as debt instruments issued by a REMIC, and, not as ownership interests in the related REMIC or the assets of any REMIC. Moreover, holders of offered certificates that otherwise report income including stated interest under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. For federal income tax reporting purposes, the Class A-IO Certificates will, and the other classes of offered certificates will not, be treated as having been issued with original issue discount.

         Any holders of offered certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any offered certificates issued with original issue discount. Regulations have not been issued under that section.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and such prepayment assumption. Such prepayment assumption is to be determined in a manner prescribed in

Treasury regulations; however, as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") of the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to an offered certificate for federal income tax purposes must be the same as that used in pricing the initial offering of such offered certificate. The prepayment assumption that will be used in determining the rate of accrual of market discount, if any, for federal income tax purposes (the "Tax Prepayment Assumption") will be based on the assumption that subsequent to the date of any determination, the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

         The original issue discount, if any, on an offered certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of offered certificates will be the first cash price at which a substantial amount of offered certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of offered certificates is sold for cash on or prior to the date of their initial issuance Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of an offered certificate is equal to the total of all payments to be made on such offered certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such offered certificate.

         Notwithstanding the general definition of original issue discount, original issue discount on an offered certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the offered certificate multiplied by its weighted average life. For this purpose, the weighted average life of the offered certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such offered certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Tax Prepayment
Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such offered certificate. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the offered certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.

         If original issue discount on an offered certificate is in excess of a de minimis amount, the holder of such offered certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such offered certificate, including the purchase date but excluding the disposition date. In the case of an original holder of an offered certificate, the daily portions of original issue discount will be determined as follows.

         As to each Interest Accrual Period, a calculation will be made of the portion of the original issue discount that accrued during such Interest Accrual Period. The portion of original issue discount that accrues in any interest accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the interest accrual period, of all of the distributions remaining to be made on the offered certificate, if any, in future periods and
(B) the distributions made on such offered certificate during the interest accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such offered certificate at the beginning of the interest accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the offered certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Tax Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the offered certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the interest accrual period. For these purposes, the original yield to maturity of the offered certificate will be calculated based on its issue price and assuming that distributions on the offered certificate will be made in all interest accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Tax Prepayment Assumption. The adjusted issue price of an offered certificate at the beginning of any interest accrual period will equal the issue price of such offered certificate, increased by the aggregate amount of original issue discount that accrued with respect to such offered certificate in prior interest accrual periods, and reduced by the amount of any distributions made on such offered certificate in prior interest accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any interest accrual period, computed as described above, will be allocated ratably to each day during the interest accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of an offered certificate that purchases such offered certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such offered certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such offered certificate. The adjusted issue price of an offered certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first interest accrual period, the issue price) of such offered certificate at the beginning of the interest accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such interest accrual period prior to such day.

         If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

         MARKET  DISCOUNT.   A  Certificateholder   that  purchases  an  offered
certificate at a market discount, that is, in the case of an offered certificate, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for an offered certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of offered certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to an offered certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to an offered certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such offered certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Tax Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated as described in the first sentence of the preceding paragraph. Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each interest accrual period market discount on offered certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of an offered certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the interest accrual period bears to the total amount of stated interest remaining to be paid on the offered certificate as of the beginning of the interest accrual period or (iii) in the case of an offered certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the interest accrual period bears to the total original issue discount remaining on the offered certificate at the beginning of the interest accrual period. Moreover, the Tax Prepayment Assumption is used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of an offered certificate purchased at a discount in the secondary market.

         To the extent that offered certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of an offered certificate generally will be required to treat a portion of any gain on the sale or exchange of such offered certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of an offered certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry an offered certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. An offered certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such an offered certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the offered certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of offered certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption for accruing market discount with respect to offered certificates without regard to whether such offered certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such offered certificate at the time of its acquisition by such Certificateholder. Holders of such classes of offered certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.

SALES OF OFFERED CERTIFICATES

         If an offered certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the offered certificate. The adjusted basis of an offered certificate generally will equal the cost of such offered certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such offered certificate (including market discount) and reduced (but not below zero) by distributions on such offered certificate received by such Certificateholder and by any amortized premium. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such offered certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of an offered certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such offered certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the offered certificate based on the application of the Tax Prepayment Assumption to such offered certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such offered certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of an offered certificate by a seller who purchased such offered certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such offered certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of offered certificates--Market Discount" and "--Premium."

         Except as described below, the offered certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of an offered certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of an offered certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such offered certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of an Mortgage Loan, the receipt of income from a source other than an Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the offered certificates. It is not anticipated that any REMIC created by the Pooling and Servicing Agreement will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). The Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC created by the Pooling and Servicing Agreement will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on any REMIC that arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the Pooling and Servicing Agreement will be borne by the servicer or the trustee, as applicable, in each such case out of its own funds. Any such tax not borne by the servicer or the trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related offered certificates.

TERMINATION

         The Trust Fund will terminate immediately after the Distribution Date following receipt of the final payment in respect of the latest Mortgage Loan or upon a sale of the Trust Fund's assets following the adoption by the applicable REMICs of a plan of complete liquidation. The last distribution on an offered certificate will be treated as a payment in retirement of a debt instrument.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, each REMIC will be treated as a partnership. The trustee will file REMIC federal income tax returns on behalf of each REMIC, and under the terms of the Pooling and Servicing Agreement, will be irrevocably appointed by the holder of the largest percentage interest in each class of the Residual Certificates as its agent to perform all of the duties of the "tax matters person" with respect to the related REMIC in all respects.

         Reporting of interest income, including any original issue discount, with respect to offered certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC "regular interests" and the IRS; holders of offered certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.

         As applicable, the offered certificate information reports will include a statement of the adjusted issue price of the offered certificate at the beginning of each interest accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of offered certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

                                   STATE TAXES

         None  of  the  depositor,   the  servicer  or  the  trustee  makes  any
representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans covered by ERISA. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to Nomura Securities International Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent, provided that the certificates issued are rated at least "BBB-".

         The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, and the purchase, sale, holding and disposition of certificates backed by such assets underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager for a class of securities.

         The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief under the Exemption. First, the acquisition of certificates by a Plan or with Plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to certificates evidencing rights and interests that are subordinated to the rights and interests evidenced by the other certificates of the same entity if none of the loans backing the certificates in the transaction has a loan-to-value ratio at the date of issuance of the certificates that exceeds 100%. Third, the certificates at the time of acquisition by or with Plan assets must be rated in one of the four highest generic rating categories by Standard & Poor's, Moody's or Fitch (the "Rating Agencies"). Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The   Exemption   also   requires  that  a  trust  meet  the  following
requirements:

         (1) The trust must consist solely of assets of a type that have been included in other investment pools;

         (2) The securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

         (3) The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of certificates.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of certificates by Plans or with Plan assets.

         Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding Plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of Plan assets in securities.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

         o such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

         o a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Each purchaser of an offered certificate shall be deemed to represent by such purchase that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. Each purchaser should ascertain that, at the time of purchase, the offered certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies.

         The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group").

         It is expected that, at the date of the prospectus supplement, the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         Each beneficial owner of a Class M-1 or Class M-2 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         In addition to making its own determination as to the applicability of the Exemption, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the availability of the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the senior certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Class A-1, Class A-IO and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, and, therefore, will be legal investments for those entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of entities to invest in "mortgage related securities" provided that the restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         Generally, only classes of certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal

Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Since the Class M-2 Certificates and Class B-1 Certificates will not constitute "mortgage related securities" under SMMEA, the appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these classes of offered certificates may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of the Class A-1, Class A-IO and Class M-1 Certificates as "mortgage related securities," no representation is made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain material legal matters relating to the Mortgage Loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated. The information contained in this section supplements the information contained under the caption "Certain Legal Aspects of Mortgage Loans" in the prospectus.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure adequately to maintain the property adequately or the existence of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o        reduce the monthly payments due under the mortgage loan,

         o        change the rate of interest of the mortgage loan, and

         o        alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as
implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         The seller will represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any mortgage loan subject to the Homeownership Act (each, a "High Cost Loan"), including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could included monetary penalties, recession and defenses to foreclosure action or an action to collect.

         The seller will represent that none of the mortgage loans in a mortgage pool are "home loans" or "covered home loans" under the Georgia Fair Lending Act, or Georgia Act. The Georgia Act applies to any mortgage loan which is secured by a property located in the State of Georgia that is the borrower's principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans" have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans and further prohibitions apply to Georgia high-cost home loans.

         Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

         There are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

         The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

DUE-ON-SALE CLAUSES

         Each Mortgage Loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. The servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law.
Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 ("Garn-St. Germain") permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification. The trust shall indemnify the trustee for any loss, liability or expense incurred in connection herewith.

PREPAYMENT CHARGES; LATE FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. Some state laws restrict the imposition of prepayment and late payment fees even when the loans expressly provide for the collection of those fees. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment and late payment fees in connection with some types of eligible loans, preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment and late payment fees may not be collected even on loans that provide for the payment of those fees. Late charges on the Mortgage Loans will be retained by the related servicer as additional servicing compensation. Prepayment charges on the Mortgage Loans will not be retained by either servicer, but will be paid to the holders of the Class P Certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment and late payment fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Mortgage Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in UNITED STATES V FLEET FACTORS CORP., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the " Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised  right  to  control"  operations.  Rather,  a lender  will  lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (" RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The United States Environmental Protection Agency ("EPA") has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust does in connection with the Mortgage Loans.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Mortgage Loans, would be imposed on the trust, and thus occasion a loss to the Certificateholders, therefore depends on the specific factual and legal circumstances at issue.

         The trust shall indemnify and hold harmless the trustee and its directors, officers, agents and employees from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by the trustee, either directly or indirectly, relating to or arising out of any environmental law or regulation of the United States or any state thereof, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Nomura Securities International Inc., as underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular Class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Fitch, and Standard & Poor's and Moody's.

                                     Rating
               ------------------------------------------------------
                                          Standard &
                  Class        Fitch         Poor's        Moody's
               ----------   ----------   ------------   -------------
                   A-1          AAA           AAA            Aaa
                   A-IO         AAA           AAA            Aaa
                   M-1          AA             AA            Aa2
                   M-2           A             A              A2

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Fitch, Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS


1998 Policy Statement..............................88
20% Clean-up Call Date.............................49
Applied Realized Loss Amount.......................43
Asset Conservation Act.............................95
Available Funds....................................43
Basic Principal Distribution Amount................43
CERCLA.............................................94
Certificate Principal Balance......................43
Class M Certificates...............................43
Clearstream........................................36
Compensating Interest..............................43
CPR................................................54
Cross-Over Date....................................43
CSSF...............................................37
DTC................................................36
Due Period.........................................43
ERISA..............................................84
Euroclear..........................................36
Excess Spread......................................42
Exemption..........................................85
Extra Principal Distribution Amount................44
Financial Intermediary.............................36
Global Securities...................................1
Insurance Proceeds.................................44
Interest Accrual Period............................44
Interest Funds.....................................44
Interest Rate Cap..................................44
Interest Shortfall.................................45
Liquidated Loan....................................45
Liquidation Proceeds...............................45
Monthly Interest Distributable Amount..............45
Net Interest Shortfalls............................46
Net Liquidation Proceeds...........................46
Net Monthly Excess Cashflow........................46
Net Mortgage Rate..................................46
Notional Balance...................................46
Optional Termination Date..........................46
Overcollateralization Increase Amount..............47
Overcollateralization Release Amount...............47
Overcollateralization Target Amount................47
Overcollateralized Amount..........................46
Pass-Through Rate..................................47
Plans..............................................84
Prepayment Period..................................47
Principal Distribution Amount......................47
Principal Funds....................................47
Principal Remittance Amount........................48
PTE................................................84
RCRA...............................................95
Realized Loss......................................48
Relief Act.....................................45, 48
Reserve Fund.......................................42
Rules..............................................36
Senior Certificates................................48
Stated Principal Balance...........................48
Subordinate Certificates...........................49
Trust...............................................i
Underwriter.........................................i
Unpaid Interest Shortfalls.........................49

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

                                                                         ANNEX I


               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES

         Except under limited circumstances, the globally offered Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2003-A3 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS.  Secondary market trading between DTC
participants   will  be  settled  using  the  procedures   applicable  to  prior
Asset-Backed Certificates issues in sameday funds.

         TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

       Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

       EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

       EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

       EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

       U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

           o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

           o  a citizen or resident of the United States,

           o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

           o an estate the income of which is subject to United States federal income taxation regardless of its source, or

           o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

       As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

       This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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


PROSPECTUS
----------

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                       Nomura Asset Securities Corporation
                                    Depositor

                            ------------------------

     This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first or junior lien mortgage loans or participation interests therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participation interests therein secured by multifamily residential properties, including cooperative apartment buildings ("Multifamily Loans"), (iii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing ("Contracts"), (iv) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (v) Private Mortgage-Backed Securities (defined herein). Single Family Loans, Multifamily Loans and Contracts are sometimes collectively referred to as "Mortgage Loans". Nomura Asset Securities Corporation (the "Depositor") will acquire the Mortgage Assets from unaffiliated institutions (each, an "Unaffiliated Seller") or affiliated institutions (each, an "Affiliated Seller"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers") and convey the Mortgage Assets to the related Trust Fund. A Trust Fund also may include insurance policies, letters of credit, surety bonds, cash accounts, reinvestment income, guarantees or other assets to the extent described in the related Prospectus Supplement.

     Each Series of Certificates will be issued in one or more Classes, and any Class may include subclasses. Each Class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more Classes that are senior ("Senior Certificates") in right of payment to one or more other Classes of Certificates of such Series ("Subordinate Certificates"). If specified in the related Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof ("Shifting Interest Certificates"). One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the related Pooling and Servicing Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group.

     Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

     The Certificates of any Series do not represent an interest in or obligation of any Seller, the Depositor, the Master Servicer or any of their affiliates. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain representations and warranties set forth in the related Pooling and Servicing Agreement as described herein or in the related Prospectus Supplement. The Mortgage Loans will be serviced by various servicers under the supervision of a Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Sub-Servicer's obligations will be limited to its respective contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement.

PROSPECTUS
----------

     The yield on each Class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. A Series or Class of Certificates may be subject to redemption in certain circumstances if so specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes and the Certificates offered by the related Prospectus Supplement may include one or more Classes of Certificates representing "regular" interests and a class of "residual" interests in such REMIC. See "Certain Federal Income Tax Consequences."

     For a discussion of significant matters affecting investments in the Certificates see "Risk Factors" commencing on page 12.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by the related Prospectus Supplement.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

     The date of this Prospectus is December 14, 1995.

     Until 90 days after the date of the related Prospectus Supplement, all dealers effecting transactions in the securities covered by such related Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such related Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and related Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     The related Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Certificates and the Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such Class; (ii) the aggregate initial principal amount and Distribution Dates relating to such Series, the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date, the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied, and, if applicable, the initial and Final Scheduled Distribution Dates for each Class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, guarantees, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Account;
(iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the plan of distribution of such Certificates; (vi) whether a REMIC election will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Certificates; (viii) information as to the Trustee;
(ix) information as to the nature and extent of subordination with respect to any Class of Certificates that is subordinate in right of payment to any other Class; and (x) information as to the Master Servicer.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. The Company is also subject to certain of the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, will file reports thereunder with the Commission. This Prospectus and the related Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W.,

Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for FHLMC Certificates as well as FHLMC's most recent Information Statement and Information Statement Supplement and any quarterly report made available by FHLMC can be obtained by writing, calling or telecopying the Investor Relations Department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia, 22102-Mail Stop 319 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160; facsimile 703-9033-4301). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any related Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any related Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund, including the amount of distribution of principal and interest and certain amounts relating to the Mortgage Loans included in the Trust Fund, are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Pooling and Servicing Agreement-Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. The Depositor has determined that its financial statements are not material to the offering of any class of a series of Certificates. Requests should be directed in writing to Nomura Asset Securities Corporation, 2 World Financial Center, Building B, 21st Floor, New York, New York 10281-1198, or by telephone at (212) 667-9300.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities.........  Mortgage  Pass-Through  Certificates  (Issuable in
                              Series) (the "Certificates").

Depositor...................  Nomura Asset  Securities  Corporation,  a Delaware
                              corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation. See "The Depositor".

Trust Fund Assets...........  The Trust Fund for a Series of  Certificates  will include certain mortgage related assets (the "Mortgage Assets") consisting of (a) a pool (a "Mortgage Pool") of Mortgage Loans, (b) Agency Securities or (c) Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets and certain other accounts, obligations, properties or agreements, in each case as specified in the related Prospectus Supplement. For purposes hereof, "Single Family Loans", "Multifamily Loans" and "Contracts" are collectively referred to as "Mortgage Loans".

A.  Single Family Loans.....  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, Single Family Loans will be
                              secured by first or junior  mortgage liens on one-
                              to  four-family  residential  properties.   If  so
                              specified,  the Single  Family  Loans may  include
                              cooperative  apartment loans ("Cooperative Loans")
                              secured by security  interests in shares issued by
                              private,     nonprofit,     cooperative    housing
                              corporations  ("Cooperatives")  and in the related
                              proprietary   leases   or   occupancy   agreements
                              granting   exclusive  rights  to  occupy  specific
                              dwelling  units  in such  Cooperatives`  buildings
                              ("Cooperative  Dwellings").   Such  Single  Family
                              Loans may be conventional  loans (i.e., loans that
                              are not insured or guaranteed by any  governmental
                              agency),  insured by the Federal Housing Authority
                              ("FHA")  or  partially  guaranteed  by the  United
                              States  Department of Veterans  Affairs  ("VA") as
                              specified  in the related  Prospectus  Supplement.
                              Unless   otherwise   specified   in  the   related
                              Prospectus  Supplement,  Single  Family Loans will
                              all  have   individual   principal   balances   at
                              origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15-30 years.

B.  Multifamily Loans.......  Multifamily   Loans   will  be  secured  by  first
                              mortgage liens on apartment  buildings or projects
                              containing   five  or  more   residential   units,
                              including    apartment    buildings    owned    by
                              Cooperatives. Such loans may be conventional loans or insured by the FHA, as specified in the related
                              Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily
                              Loans
                              will all have individual principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related
                              Prospectus Supplement:

                              (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to Periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Mortgaged Property or another source.

                              (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                              (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                              (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent  prepayment.  Other Mortgage Loans
                                   may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from Sellers.

C.  Contracts...............  Contracts  will consist of  conditional  sales and installment sales or loan agreements or participation interests therein secured by new or used Manufactured Homes (as defined herein). Contracts may be conventional loans, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate.

D.  Agency Securities.......  Agency  Securities  will  consist of (i)  Mortgage
                              Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (ii) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the
                              underlying   securities,   (v)  another   type  of
                              guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA Il Program or another program specified in the related Prospectus Supplement. The characteristics of the Agency Securities and the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

E.  Private Mortgage-Backed
    Securities..............  Private Mortgage-Backed Securities may include (a)
                              mortgage participations or pass-through certificates representing beneficial interests in certain Mortgage Loans or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or any agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "The Trust Fund Private Mortgage-Backed Securities". Unless otherwise specified in the related Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trust Fund-Private Mortgage-Backed Securities" herein. The related Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to stated
                              maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust Fund" herein.

Description of the
  Certificates..............  Each   Certificate  will  represent  a  beneficial
                              ownership  interest in a Trust Fund created by the
                              Depositor  pursuant  to a  Pooling  and  Servicing
                              Agreement  (each, an "Agreement")  dated as of the
                              first  day  of  the  month  of   issuance  of  the
                              Certificates or such other date as is specified in
                              the related  Prospectus  Supplement  (the "Cut-off
                              Date") among the Depositor and the entities  named
                              as Master  Servicer  and  Trustee  in the  related
                              Prospectus  Supplement for the related Series. The
                              Certificates  of each  Series  will be  issued  in
                              fully  registered or book-entry form, as specified
                              in  the  related  Prospectus  Supplement,  in  the
                              denominations specified in such related Prospectus
                              Supplement.  The Certificates of any Series may be
                              issued in one or more  Classes as specified in the
                              related   Prospectus   Supplement.   A  Series  of
                              Certificates  may include one or more Classes that
                              are senior in right of payment (collectively,  the
                              "Senior   Certificates")  to  one  or  more  other
                              Classes     (collectively,     the    "Subordinate
                              Certificates").   Certain  Series  or  Classes  of
                              Certificates may be covered by insurance  policies
                              or other forms of credit enhancement, in each case
                              as described herein and in the related  Prospectus
                              Supplement. One or more Classes of Certificates of
                              each   Series  (i)  may  be  entitled  to  receive
                              distributions allocable only to principal, only to
                              interest or to any combination  thereof;  (ii) may
                              be  entitled  to  receive  distributions  only  of
                              prepayments  of principal  throughout the lives of
                              the  Certificates  or  during  specified  periods;
                              (iii) may be  subordinated in the right to receive
                              distributions of scheduled  payments of principal,
                              prepayments   of   principal,   interest   or  any
                              combination  thereof to one or more other  classes
                              of  Certificates  of such  Series  throughout  the
                              lives  of the  Certificates  or  during  specified
                              periods;  (iv) may be  entitled  to  receive  such
                              distributions  only after the
                              occurrence  of  events  specified  in the  related
                              Prospectus  Supplement;  (v)  may be  entitled  to
                              receive   distributions   in  accordance   with  a
                              schedule or formula or on the basis of collections
                              from  designated  portions  of the  assets  in the
                              related  Trust  Fund;   (vi)  as  to  Certificates
                              entitled to  distributions  allocable to interest,
                              may be  entitled  to receive  interest  at a fixed
                              rate or a rate that is subject to change from time
                              to time; and (vii) as to Certificates  entitled to
                              distributions   allocable  to  interest,   may  be
                              entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.
                              The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on the
  Certificates..............  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") solely out of the payments received in respect of the assets of the related Trust Fund. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the Class entitled thereto.

A.  Distributions
    of Interest.............  Unless   otherwise   specified   in  the   related
                              Prospectus Supplement, interest will accrue on the aggregate Certificate Principal Balance of each Class of Certificates entitled to interest at the applicable Pass-Through Rate from the date and for the periods (each, an "Interest Accrual Period") specified in the related Prospectus Supplement.

                              Principal Weighted Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

                              Accrual Certificates will not receive distributions of interest but accrued interest will be added to the principal balance thereof on each Distribution Date until the date specified in the related Prospectus Supplement. Following such date, interest distributions with respect to such Accrual Certificates will be made on the basis of their accredited value.

                              A Multi-Class Series may include one or more Classes of Floating Rate Certificates. With respect to any such Class of Floating Rate Certificates, the related Prospectus Supplement will set forth: (a) the initial floating rate (or manner of determining the initial floating rate);
                              (b) the method by which the floating rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the maximum floating rate and the minimum floating rate, if any. See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" herein.

B.  Distributions
      of Principal..........  Distributions  of principal  on each  Distribution
                              Date will be made out of funds available therefor in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priorities (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. Interest Weighted Certificates may not be entitled to any principal distributions or may be entitled to receive only nominal principal distributions. To the extent specified in the related Prospectus Supplement, Certificates of a Multi-Class Series having other than monthly Distribution Dates may, if so specified in the related Prospectus Supplement, be subject to unscheduled distributions of principal if, as a result of principal prepayments with respect to the Mortgage Loans (as defined below) comprising or underlying the Mortgage Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Agreement) that the amount of cash anticipated to be available in the Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" herein.

Credit Enhancement..........  The assets in a Trust Fund or the  Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus Supplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination...........  If  so   specified   in  the  related   Prospectus
                              Supplement,  the  rights  of  the  holders  of the
                              Subordinate  Certificates  of a Series to  receive
                              distributions  with  respect  to the assets in the
                              related  Trust Fund will be  subordinated  to such
                              rights of the  holders of the Senior  Certificates
                              of the same Series to the extent  described in the
                              related Prospectus Supplement.  This subordination
                              is intended to enhance the  likelihood  of regular
                              receipt by holders of Senior  Certificates  of the
                              full amount of their scheduled monthly payments of
                              principal and interest. The protection afforded to
                              the holders of Senior  Certificates of a Series by
                              means  of  the   subordination   feature  will  be
                              accomplished by (i) the preferential right of such
                              holders  to  receive,  prior  to any  distribution
                              being made in respect of the  related  Subordinate
                              Certificates,   the  amounts  of   principal   and
                              interest due them on each Distribution Date out of
                              the funds available for  distribution on such date
                              in the
                              related  Certificate  Account  and,  to the extent
                              described in the related Prospectus Supplement, by
                              the  right  of  such  holders  to  receive  future
                              distributions  on the assets in the related  Trust
                              Fund that would otherwise have been payable to the
                              holders of Subordinate Certificates; (ii) reducing
                              the ownership interest of the related  Subordinate
                              Certificates;  (iii) a combination  of clauses (i)
                              and (ii) above; or (iv) as otherwise  described in
                              the related Prospectus Supplement. If so specified
                              in    the    related    Prospectus     Supplement,
                              subordination  may  apply  only  in the  event  of
                              certain types of losses not covered by other forms
                              of  credit  support,  such as  hazard  losses  not
                              covered by standard hazard  insurance  policies or
                              losses due to the bankruptcy of the borrower.  The
                              related  Prospectus   Supplement  will  set  forth
                              information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

B.  Reserve Account.........  One or more reserve  accounts  may be  established and maintained for each Series. The related Prospectus Supplement will specify whether or not such reserve accounts will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related reserve accounts and the conditions under which the amounts in any such reserve accounts will be used to make distributions to holders of Certificates of a particular Class or released from the related Trust Fund.

C.  Mortgage Pool Insurance
      Policy................  A Mortgage Pool  Insurance  Policy or Policies may
                              be obtained and maintained for each Series pertaining to Single Family Loans or Contracts, which shall be limited in scope, covering defaults on the related Single Family Loans or Contracts in an initial amount equal to a specified percentage of the aggregate outstanding principal balance of all Single Family Loans or Contracts included in the Mortgage Pool as of the Cut-off Date. D. Special Hazard Insurance

     Policy.................  In the case of Mortgage  Loans,  certain  physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a Special Hazard Insurance Policy or Policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

E.  Bankruptcy Bond.........  A  Bankruptcy   Bond  or  Bonds  may  be  obtained
                              covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

F.  FHA Insurance and
    VA Guarantee............  All  or a  portion  of  the  Mortgage  Loans  in a
                              Mortgage Pool may be insured by FHA insurance and all or a portion of the Single Family Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G.  Cross Support...........  If specified in the related Prospectus Supplement, the beneficial ownership of separate Asset Groups included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more Asset Groups prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in other Asset Groups within the same Trust Fund. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements......  Other  arrangements  as  described  in the related
                              Prospectus Supplement including, but not limited to, overcollateralization, one or more letters of credit, surety bonds, other insurance policies or third-party guarantees, may be used to provide coverage for certain risks of defaults or losses. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Certificates.

Advances....................  Unless   otherwise   specified   in  the   related
                              Prospectus  Supplement,  each Master Servicer and,
                              if applicable, each mortgage servicing institution
                              that  services a Mortgage  Loan in a Mortgage Pool
                              on behalf of a Master Servicer (a  "Sub-Servicer")
                              will be obligated to advance amounts corresponding
                              to delinquent  principal and interest  payments on
                              such  Mortgage  Loan until the  related  Mortgaged
                              Property  is  sold  at a  foreclosure  sale or the
                              related Mortgage Loan is otherwise liquidated. Any
                              such obligation to make advances may be limited to
                              delinquent  interest  payments,   to  amounts  due
                              holders  of  Senior  Certificates  of the  related
                              Series,  to amounts deemed to be recoverable  from
                              late   payments  or   liquidation   proceeds,   to
                              specified periods or any combination  thereof,  or
                              to other  amounts  or for other  reasons,  in each
                              case  as  specified  in  the  related   Prospectus
                              Supplement.   See  "The   Pooling  and   Servicing
                              Agreement-Advances".

Optional Termination........  The  Master   Servicer,   the  Depositor  and,  if
                              specified  in the related  Prospectus  Supplement,
                              certain  providers  of credit  enhancement  or the
                              holders of the residual  interests in a REMIC, may
                              have the option to effect  early  retirement  of a
                              Series of Certificates through
                              the  purchase  of the  Mortgage  Assets  and other
                              assets  in  the  related   Trust  Fund  under  the
                              circumstances  and in the manner described in "The
                              Pooling   and   Servicing   Agreement-Termination;
                              Optional  Termination"  herein and in the  related
                              Prospectus Supplement.

Trustee.....................  The  trustee  (the  "Trustee")  for each Series of
                              Certificates will be specified in the related Prospectus Supplement.

Master Servicer.............  The entity or entities named as master servicer or servicer (referred to herein as the "Master Servicer") in the related Prospectus Supplement, which may be an affiliate of the Depositor or a Seller. See "The Pooling and Servicing Agreement-Certain Matters Regarding the Master Servicer and the Depositor".

Legal Investment............  The  Prospectus  Supplement  for  each  Series  of
                              Certificates will specify which, if any, of the Classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular Class of Certificates (whether or not such Class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment".

Certain Federal Income Tax
  Consequences..............  The   Federal   income   tax    consequences    to
                              Certificateholders  will vary depending on whether
                              one or more  elections are made to treat the Trust
                              Fund  or  specified  portions  thereof  as a "real
                              estate  mortgage   investment  conduit"  ("REMIC")
                              under the provisions of the Internal  Revenue Code
                              of 1986,  as amended  (the  "Code").  The  related
                              Prospectus   Supplement   for   each   Series   of
                              Certificates will specify whether such an election will be made. See "Certain Federal Income Tax
                              Consequences".

ERISA Considerations........  A fiduciary of any employee  benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or any other person investing "plan assets" of any such plan should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations". Certain Classes of Certificates may not be transferred to a plan subject to ERISA or Section 4975 of the Code unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "ERISA Considerations".

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. Nomura Securities International, Inc. intends to make a secondary market in the Certificates, but has no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest, although in the case of Floating Rate Certificates, such fluctuations may be less than those which may occur with respect to Certificates that have a fixed rate of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights. Issuance of the Certificates of any Series in book-entry form may also reduce the liquidity of such Certificates since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Risk Factors -- Book-Entry Registration".

     Yield, Prepayment and Maturity. The rate at which prepayments (which include voluntary prepayments by the obligors on the Mortgage Loans, liquidations due to defaults and foreclosures and repurchases due to conversions of ARM Loans into fixed rate Mortgage Loans or breaches of representations and warranties) occur on the Mortgage Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rate on the Mortgage Loans comprising or underlying the Mortgage Assets, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, a borrower is less likely to prepay his Mortgage Loan when interest rates are higher than those in effect when the Mortgage Loan was originated. The holder of the Mortgage Loan (the Trustee on behalf of the Certificateholders) generally does not want a mortgage loan to be prepaid when prevailing interest rates are lower than at the time of investment and generally wants a mortgage loan to be prepaid when prevailing interest rates are higher than at the time of investment. This conflict between the borrower and the holder of the Mortgage Loan exposes the holder to reinvestment risk when prevailing interest rates are lower than at the time of its investment (the holder at such time can only reinvest the mortgage loan proceeds in investments bearing a lower rate of interest) and the loss of reinvestment opportunity when prevailing interest rates are higher than at the time of its investment (it cannot reinvest in higher yielding instruments).

     Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets may affect the average life and yield to investors of each Class and the extent to which the principal on any such Class is fully paid prior to its Final Scheduled Distribution Date, if at all. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount.

     Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for such Series. In general, yields on Interest Weighted Certificates will be adversely affected by higher than anticipated levels of prepayments on the Mortgage Assets and enhanced by lower than anticipated levels. If the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Certificateholder purchasing such a Certificate at a significant premium could, under some prepayment scenarios, fail to recoup its original investment. If the Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Mortgage Loans comprising or underlying the related Mortgage Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Mortgage Loans which bear higher rates of interest are prepaid more quickly than those of such Mortgage Loans which bear lower rates of interest. Conversely, yields on Principal Weighted Certificates are likely to be enhanced by any higher than expected level of prepayments and adversely affected by a lower than anticipated level. See "Yield, Prepayment and Maturity Considerations".

     Limited Nature of Rating. Each Class of Certificates of a Series offered hereby and by means of the related Prospectus Supplement will be rated in not less than the fourth highest rating category by the Rating Agency or Agencies identified in such related Prospectus Supplement. Any such rating is not a recommendation to buy, sell or hold Certificates and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating, which may adversely affect the liquidity of the Certificates. An investor may obtain further details with respect to any rating on the Certificates from the Rating Agency issuing such rating. In addition, any such rating will be based, among other things, on the credit quality of the Mortgage Assets and will represent only an assessment of the likelihood of receipt by Certificateholders of payments with respect to the underlying Mortgage Assets. Such rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, any assessment of the possibility that holders of Interest Weighted Certificates will, under circumstances of high principal prepayments on the Mortgage Assets, fail to recoup their initial investment. Any ratings assigned to Classes of Certificates having a disproportionate entitlement to principal or interest should be evaluated independently of similar ratings assigned to other kinds of securities. A rating also will not assess the ability of any entity required to perform the obligation, if any, to repurchase ARM Loans that have been converted into Mortgage Loans bearing a fixed rate of interest.

     Credit Support Limitations. Each Trust Fund is expected to have no significant assets other than the Mortgage Assets and other assets assigned to the Trust Fund by the Seller. For that reason, prospective purchasers of the Certificates of a Series must rely primarily upon payments of principal and interest on such Mortgage Assets, the security therefor, and sources of credit enhancement identified in the related Prospectus Supplement. A Mortgage Loan typically is made based upon a determination of the borrower's ability to make monthly payments on his Mortgage Loan and upon the value of the Mortgaged Property securing the Mortgage Loan. The ability of a borrower to make monthly payments will be dependent on the availability of jobs and economic conditions affecting both the borrower and the area in which the Mortgaged Property is located. A borrower's failure to pay and subsequent foreclosure on the premises securing the Mortgage Loan typically will not relieve the borrower from liability for the Mortgage Loan, but the most likely source of cash as a practical matter will be from the sale of the related Mortgaged Property. Accordingly, an investment in Certificates of a Series evidencing interests in a Trust Fund consisting of Mortgage Loans or interests therein may be affected by a decline in real estate values. If the residential real estate market in the locale of properties securing the Mortgage Loans should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Property, become equal to or greater than the value of such Mortgaged Property, the actual rate of delinquencies, foreclosures and losses could be higher than those that have been generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any subordination amount, applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the premises securing the Mortgage Loan for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     The amount, type and nature of insurance policies, subordination, certificate guarantee insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, Reserve Accounts, subordination or other credit support and
(b) limits on the number and amount of Mortgage Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience, nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

     In addition, if distributions in reduction of the principal balance of Certificates of a Series of Multi-Class Certificates are made sequentially among Classes, any limits with respect to the aggregate amount of claims under any related pool insurance, special hazard insurance or other insurance policy, letters of credit or other credit support may be exhausted before the principal of the later-paying Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Certificates of the later-paying Classes. Holders of Retail Certificates who have not received a distribution of principal at their request because funds available in the Certificate Account were insufficient to meet all requests for payment or who have not received a mandatory distribution of principal as a result of a random lot distribution by the Trustee would experience a similar impact.

     Unless otherwise specified in the related Prospectus Supplement, in the case of a Series of Multi-Class Certificates, at such time as any credit support has been exhausted, distributions of principal of the outstanding Classes of Certificates will be made pro-rata among all such Classes, regardless of the sequential nature of principal payments prior to the exhaustion of any credit support, described in the related Prospectus Supplement.

     The related Prospectus Supplement for a Series will describe any Reserve Accounts, insurance policies, letters of credit or other third-party credit support relating to the Mortgage Assets or to the Certificates of such Series. Use of such Reserve Accounts and payments under such insurance policies, letters of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Accounts, insurance policies, letters of credit or other credit support will not cover all potential losses or risks. Moreover, if a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support such as pool insurance, special hazard insurance, bankruptcy bond, letter of credit, certificate guarantee insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States or by any agency or instrumentality thereof. A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and any related Reserve Account, if any, could be depleted in certain circumstances. See "Description of the Certificates", "The Trust Funds" and "Credit Enhancement".

     Certain Mortgage Loans and Mortgaged Property. Mortgage Loans such as GPM Loans, GEM Loans, ARM Loans, Bi-Weekly Loans and Buy-Down Loans are of relatively recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such Mortgage Loans are not available. Such Mortgage Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of ARM Loans, after relatively short periods of time. See "Mortgage Loan Program" and "Credit Enhancement". Other Mortgage Loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio thereof. If the Mortgage Assets assigned to a Trust Fund were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to distribute in full the outstanding principal amount of the related Certificates and accrued interest due thereon. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the Mortgage Assets and any Permitted Investments in which the funds deposited in the Certificate Account and any Reserve Accounts for a Series may be invested may be liquidated at a discount from par value or from their purchase price, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest at the Pass-Through Rate allocated to each Class of the Certificates of that Series.

     Junior Liens. Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan. it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans in a Mortgage Pool containing junior liens may be smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

     Loss Experience. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional Mortgage Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Mortgage Loans will occur during any period in the future. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Mortgage Loan has remained or will remain at the level existing on the date of origination of such Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties securing such Mortgage Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant-stockholders were to become less favorable. See "Certain Legal Aspects of Mortgage Loans" herein.

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Mortgage Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Contracts may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Mortgage Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Mortgage Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Mortgage Loans are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of the related Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Loans, thus reducing weighted average life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations".

     Limited Obligations and Assets. Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Fund for any other Series. If the related Trust Fund is insufficient to make payments on the related Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts in certain funds or accounts, including the Certificate Account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     The Certificates will not represent an obligation of or interest in the Depositor, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be obligations (if any) of the Depositor and the Master
Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor or Master Servicer in connection with an agreement to purchase an ARM Loan upon conversion to a fixed rate. Except as so described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their respective affiliates or any other person or entity. Proceeds of the assets included in the related Trust Fund for a Series of Certificates (including the Mortgage Assets and any credit support) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or the Master Servicer or any of their respective affiliates in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates. The Depositor does not have, and is not expected in the future to have, any significant assets. If the assets assigned to a Trust Fund were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to distribute in full the outstanding principal amount of the related Certificates and accrued interest due thereon.

     Bankruptcy Proceedings. Numerous federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 1l U.S.C. ss.ss.101 et seq. (the "Bankruptcy Code") may interfere with or affect the ability of the lender to obtain payment of a Mortgage Loan, to realize upon the property and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing or continuing a foreclosure action or deficiency judgment proceeding without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor or bankruptcy trustee through a Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages and reinstating the original mortgage loan payment schedule even though the lender accelerated the Mortgage Loan and final judgment of foreclosure had been entered in state court (and, in some cases, after the foreclosure sale of the property but prior to the expiration of the statutory redemption period) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that permitted a debtor to cure a mortgage loan default by paying arrearages over a number of years. If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. A trustee in bankruptcy or the debtor, in some cases, may also be entitled to collect its costs and expenses in preserving or selling the mortgaged property, which costs and expenses are paid prior to payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and other governmental or nonconsensual liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Delinquent Loans. Certain of the Mortgage Loans in a Trust Fund may be up to three months past due as of the related Cut-off Date. The primary risk for Holders of Certificates evidencing an interest in such Trust Fund is the increased possibility of (i) the foreclosure of such Mortgage Loan, (ii) the Trustee taking possession of the Mortgaged Property by deed-in-lieu of foreclosure, or (iii) the related Mortgagor becoming subject to bankruptcy proceedings with attendant delays in payment and the further possibility that such Mortgage Loan may become a Bankruptcy Loan.

     Regulatory Matters. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Mortgage Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to a borrower regarding the terms of a mortgage loan; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to a borrower's credit experience.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Equity Protection Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Equity Protection Act. The Equity Protection Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to its provisions. The Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the Equity Protection Act is subject to all of the claims and defenses which the mortgagor could assert against the original lender. The maximum damages that may be recovered under the Equity Protection Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the mortgagor in connection with the Mortgage Loan. If the assets of the related Trust Fund include Mortgage Loans subject to the Equity Protection Act, the Trust Fund may be subject to all of the claims and defenses which the mortgagor could assert against the original lender.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans" herein.

     Balloon Payments. Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments ("balloon payments") at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and applicable tax laws.

     Enforceability. Unless otherwise specified in the related Prospectus Supplement, Mortgages will contain a due-on-sale clause which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Limitations On Interest Payments And Foreclosures. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, or which would not be covered by any applicable Credit Support, would result in a reduction of the amounts distributable to the Holders o(euro) the Certificates of any Series. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Mortgage Loan which goes into default, there may be delays in payment on the Certificates or losses in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

     Environmental Risks. Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of the Mortgage Loans-Environmental Considerations".

     Control. Under certain circumstances, the consent or approval of the Holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series, and/or the consent of the Holders of all outstanding Certificates of a specific Class affected thereby, and/or the consent of the provider of credit support, if any, or a similar means of allocating decision-making under the related Agreement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders to, or the Certificateholders of the specific Class affected thereby to, certain actions, including amending the related Agreement in certain circumstances. See "The Pooling and Servicing Agreement -- Events of Default", "--Rights Upon Event of Default" and "--Amendment".

     Book-Entry Registration. If so provided in the related Prospectus Supplement, one or more Classes of Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration".

     FNMA and FHLMC Guaranties. Although payments on FNMA and FHLMC Certificates are guaranteed by FNMA and FHLMC, respectively, in the manner described herein (and though both FNMA and FHLMC are federally-chartered corporations), such guaranties are backed by the credit of FNMA or FHLMC, respectively, and not the full faith and credit of the United States. Neither the United States nor any agency thereof is obligated to finance the operations of FNMA or FHLMC or to assist either of them in any other manner. See "Additional Information" for the availability of certain additional information concerning FNMA and FNMA Certificates or FHLMC and FHLMC Certificates.

     ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans, retirement plans and arrangements subject to ERISA or
Section 4975 of the Code and transactions involving the assets of such plans or arrangements. Due to the complexity of regulations which govern such plans, prospective investors subject to ERISA or Section 4975 of the Code are urged to consult their own counsel regarding consequences under ERISA or Section 4975 of the Code of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA Considerations".

     Certain Federal Tax Considerations Regarding REMIC Residual Interests. Holders of Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates." Accordingly, under certain circumstances, Holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though Holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign Holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of Residual Interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interests may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     Certain Federal Tax Considerations Regarding OID. Accrual Certificates will be, and certain other Classes of Certificates of a Series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences -- Taxation of Owners of Regular Certificates -- Original Issue Discount."

                                 THE TRUST FUND

     Each Trust Fund will include certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of (i) Single Family Loans, (ii) Multifamily Loans or (iii) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations, properties or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment only from the assets of the related Trust Fund and outer assets, if any, pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. To the extent specified in the related Prospectus Supplement, certain amounts in respect of Retained Interests which are received with respect to an Agency Security, a Private Mortgage-Backed Security or a Mortgage Loan will not be included in the Trust Fund for such Series, but will be payable to the Seller of such Agency Security, Private Mortgage-Backed Security or Mortgage Loan, to the Master Servicer, to a Sub-Servicer or to the Depositor, free and clear of the interest of Certificateholders under the related Agreement.

     The Mortgage Assets will be acquired by the Depositor from Sellers and conveyed by the Depositor to the related Trust Fund. See "Mortgage Loan Program -- Underwriting Standards". The Depositor will cause the Mortgage Assets comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement (the "Trustee") for the benefit of the Holders of the Certificates of the related Series. The entity or entities named in the related Prospectus Supplement (the "Master Servicer") will service the Mortgage Assets, and will service the Mortgage Loans either directly or through other mortgage servicing institutions ("SubServicers"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". Unless otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets". The obligations of the Master
Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including any obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing", "--Assignment of Mortgage Assets") and, unless otherwise specified in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described in the related Prospectus Supplement. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee each as specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

The Mortgage Loans--General

     For purposes hereof, "Single Family Loans", "Multifamily Loans" and "Contracts" are collectively referred to as "Mortgage Loans", and the real property securing Single Family Loans ("Single Family Property"), the real property securing Multifamily Loans ("Multifamily Property") and Manufactured Homes which secure repayment of the Contracts are collectively referred to as "Mortgaged Properties". The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance
Policy"), as more fully described in "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans". The existence, extent and duration of any such coverage will be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement

               (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan (the "Mortgage Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Mortgaged Property or another source.

               (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

               (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in minimum amounts of the amount of monthly payments and may include maximum or monthly payments.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the related lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     Mortgage Loans which may be included in a Trust Fund and which have some of the features described above include ARM Loans, Bi-Weekly Loans, Buy-Down Loans, GEM Loans, GPM Loans and Negatively Amortizing Loans.

     Each related Prospectus Supplement will contain information, as of the date of such related Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate outstanding principal balance of Mortgage Loans having Loan-to-Value
Ratios at origination exceeding 80%, (vii) the Mortgage Rates or fixed annual percentage rates ("APRs") or range of Mortgage Rates or APRs borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans which represent 5% or more of the related Mortgage Pool as of the Cut-off Date on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan, plus, in the case of a Mortgage Loan secured by a junior lien on the Mortgaged Property, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. In the case of Refinance Loans, the "Collateral Value" of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the "Housing Act"), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan.

     There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved coinsurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for coinsurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the Holders of the Certificates of the related Series.

Single Family Loans

     Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties. If so specified, the Single Family Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings ("Cooperative Dwellings"). Such loans may be "conventional" loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ("FHA") or partially guaranteed by the United States Department of Veterans Affairs ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000 and original terms to stated maturity of 15-30 years.

     The Single Family Properties will consist of detached or semi-detached one-family dwelling units, two to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. The aggregate outstanding principal balance of Single Family Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Single Family Loans are secured by Mortgaged Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Single Family Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Sub-Servicer's or Master Servicer's records. Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests.

     Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien foreclosures on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans in a Mortgage Pool containing junior liens may be smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

Multifamily Loans

     Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

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


     The Multifamily Properties may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Contracts

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements or participation interests therein secured by a "Manufactured Home". Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed APR.

Agency Securities

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans") or by a pool of other eligible residential mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(4) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Certificate in

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


accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each mortgage loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the mortgage loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such mortgage loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying the GNMA Certificates included in the Trust Fund will consist of FHA Loans and/or VA Loans, all of which are assumable by a purchaser. GNMA Certificates may be backed by level payment mortgage loans, ARM Loans, or other loans eligible for inclusion in a GNMA Certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property, or Multifamily Property.

     GNMA Certificates may be backed by GPM Loans or by Buy-Down Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buy-Down Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The GPM Loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by GPM Loans or Buy-Down Loans. No statistics comparable to the FHA's prepayment experience on level payment loans or loans which are not Buy-Down Loans are available in respect of GPM Loans or Buy-Down Loans. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the aggregate outstanding principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet with applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     Except  as  described  below  with  respect  to  Stripped   Mortgage-Backed
Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable FHLMC Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC
Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans. Any such delinquent payments or defaults could adversely affect distributions on the Certificates of a Series backed by such FHLMC Certificates.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered

FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, with respect to FHLMC Certificate groups formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate; with respect to FHLMC Certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates cannot exceed the pass-through rate on such FHLMC Certificates by more than 200 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their aggregate outstanding principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and Participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and Participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. However, beginning with FHLMC Certificate groups formed on or after June 1, 1987, the range of interest rates on the mortgage loans in Cash Program FHLMC Certificate groups will not exceed 100 basis points.

     Under FHLMC's Guarantor Program the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate groups formed under the Guarantor program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed 200 basis points, and beginning with FHLMC Certificate groups formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a FHLMC Certificate group will not exceed 100 basis points.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of that month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions. See "Additional Information" for the availability of further information with respect to FHLMC and FHLMC Certificates.

     Federal National Mortgage Association. FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates or Guaranteed REMIC Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original rnaturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     Except as described below with respect to Stripped Mortgage-Backed Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans. Any such delinquent payments or defaults could adversely affect distributions in the Certificates of a Series backed by such FNMA Certificates.

     Unless otherwise specified in the related Prospectus Supplement, FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check. See "Additional Information" herein for the availability of further information with respect to FNMA and FNMA Certificates.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such related Prospectus
Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

     The related Prospectus Supplement for a Trust Fund which includes Agency Securities will specify, among other things, (i) the aggregate approximate principal amount and type of Agency Securities to be included in the Trust Fund;
(ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Agency Securities, including (A) the payment features of such Mortgage Loans, (B) the type of property securing the Mortgage Loan underlying such Agency Securities (e.g., Manufactured Home, Single Family Property, or Multifamily Property), (C) whether any such Mortgage Loans are insured or guaranteed by a governmental entity, and (D) to the extent not otherwise described above and available, the original and current range and weighted averages of interest rates and original and remaining maturities of such Mortgage Loans (iii) the maximum and weighted average term to maturity of the Agency Securities; and (iv) the range and weighted average pass-through rates for the Agency Securities.

Private Mortgage-Backed Securities

     General. Private Mortgage-Backed Securities may consist of (a) mortgage participations or pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans, Private Mortgage-Backed Securities may include stripped mortgage backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise specified its the related Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or GPM Loans, Buy-Down Loans, ARM Loans, or Mortgage Loans having balloon or other special payment features. Such Mortgage Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement; (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan.(other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of Reserve Accounts, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The related Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate outstanding principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through rate of the Private Mortgage-Backed Securities,
(vi) the weighted average pass-through rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as Reserve Accounts, insurance policies, letters of credit, surety bonds or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                              MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. Unless otherwise specified in the related Prospectus Supplement, as to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be. Unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Mortgage Loans will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Unless otherwise specified in the related Prospectus Supplement, an employment verification generally is obtained from an independent source (typically the borrower's employer) which verification generally includes the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, unless otherwise specified in the related Prospectus Supplement, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Contracts, unless otherwise specified in the related Prospectus Supplement, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based  on  the  cost  of a  comparable  Manufactured  Home.  With  respect  to a
Multifamily  Loan,  unless  otherwise   specified  in  the  related   Prospectus
Supplement, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments trade for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable compensating factors exist.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Mortgage Loan will generally have been applied. With respect to Contracts that are conventional loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations. With respect to Multifamily Property, the loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make monthly payments in later years as scheduled payments become larger. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable compensating factors. ARM Loans may involve similar assessments.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Mortgage Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten pursuant to programs, standards and procedures which vary significantly from and are significantly less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a limited-documentation program, or another alternative program, if specified in the related Prospectus

Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile (which may include significant derogatory items) is undertaken by the originator and such Mortgage Loans may be underwritten primarily or exclusively on the basis of an application and an appraisal of the Mortgaged Property and Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement or if certain other favorable compensating factors exist, the originator may forego certain aspects of the review relating to income, assets, employment and credit history and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, Mortgage Loans may have been originated in connection with a government program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     The underwriting standards applied by the Mortgage Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans" herein.

Qualifications of Unaffiliated Sellers

     Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, must maintain satisfactory facilities to originate and service those Mortgage Loans, must be a seller/servicer approved by either FNMA or FHLMC and must be a mortgagee approved by HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Sellers; Repurchases

     Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller and evidenced by a Series of Certificates. Such representations and warranties generally include among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required Hazard Insurance Policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buy-down agreement described herein may forgive certain indebtedness of a mortgagor; (iii) that each Mortgage Loan constituted a valid lien of the required priority on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if applicable, and certain other exceptions described in the related Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that the Mortgage Loan was current as to all required payments (i.e., not more than 30 or 60 days delinquent); and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     Each Affiliated Seller may make similar representations and warranties in respect of the Mortgage Loans, or may assign the representations and warranties of the Unaffiliated Seller and the remedies in respect thereof to the Depositor, who in turn will assign such representations and warranties and remedies to the Trustee for the benefit of the Certificateholders of a Series of Certificates evidencing an interest in the related Mortgage Loans, as specified in the related Prospectus Supplement.

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans are secured by condominiums, no representation regarding hazard insurance will be given. See "The Pooling and Servicing Agreement--Hazard Insurance" herein.

     Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Seller in respect of a Mortgage Loan will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or one of its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount reimbursable to the Master Servicer or payable as related servicing compensation if the Seller is the Master Servicer). If so provided in the related Prospectus Supplement, a Seller, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described in the related Prospectus

Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, any repurchase or substitution will be subject to receipt of an opinion of counsel that such action will not result in any prohibited transaction tax which may arise in connection with any such repurchase or substitution. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the related Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates. Unless otherwise specified in the related Prospectus Supplement, this repurchase obligation, and the substitution obligation, if any, will constitute the sole remedy available to Holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets".

                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the Holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The related Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the related Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Nomura Asset Securities Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281-1198. Attention: Corporate Secretary.

General

     The Certificates of each Series will be issued in fully registered or book-entry form, as specified in the related Prospectus Supplement, in the denominations specified in such related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account, as defined below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to Certificate

Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a Reserve Account, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guarantees or similar instruments or other agreements (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company, or savings and loan association).

     Each Series of Certificates will be issued in one or more Classes. A Series may be designated as a "Multi-Class Series," and such Series may include Floating Rate Certificates, Accrual Certificates, PAC Certificates, Senior Certificates and Subordinate Certificates (as described below).

     Each Class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Class of "Interest Weighted Certificates" will be entitled to a greater percentage of interest on the Mortgage Loans underlying or comprising the Trust Fund for the related Series than the percentage of principal on such Mortgage Loans to which it is entitled, if any. A Class of "Principal Weighted Certificates" will be entitled to a greater percentage of principal on such Mortgage Loans than the percentage of interest on such Mortgage Loans to which it is entitled, if any. A Series of Certificates may include one or more Classes that are senior ("Senior Certificates") in right to payment to one or more other Classes of Certificates ("Subordinate Certificates") of such Series. If specified in the related Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof ("Shifting Interest Certificates"). Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. Such Classes may include a Class of Accrual Certificates or PAC Certificates. The timing and amounts of such distributions may vary among Classes or over time as specked in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certiftcateholders of such final distribution. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein. Certain Classes ("Retail Certificates") will receive distributions of principal on a random lot basis, with Certificate owners having the right to request distributions, subject to the priorities and limitations described in the related Prospectus Supplement.

     Unless the related Prospectus Supplement provides that the Certificates are available only in book-entry form, the Certificates will be freely transferable and exchangeable at the time and place set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the payment of a sum sufficient to cover any related tax or other governmental charge may be required.

     Under current law the purchase and holding of a Class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a Class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or Section 4975 of the Code, or any other person investing "plan assets" of any such plan, may result in "prohibited transactions" within the meaning of ERISA and Section 4975 of the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a Class of Certificates by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master. Servicer or the Depositor to any obligation or liability in addition to those undertaken or imposed in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" within the meaning of the Code for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs" herein. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the Classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other Classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations in respect of REMICs and, unless otherwise specified in the related Prospectus

Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders.

Valuation of Mortgage Assets

     Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" that, at any time, will equal the maximum amount that the Holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. With respect to each such Certificate, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions in respect of principal thereon, and if and to the extent specified in the related Prospectus Supplement, by the amount of any losses allocated thereto.

     Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Certificate Principal Balance for a series of Certificates may equal the initial aggregate "Asset Value" of the related Mortgage Assets as of the applicable Cut-off Date.

     The Asset Value of Mortgage Assets represents the principal amount of Certificates of a Multi-Class Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (defined below) and the moneys available to be withdrawn from related Reserve Accounts, if any, as specified in the related Prospectus Supplement. Individual Mortgage Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an Asset Group will be calculated as though the underlying Mortgage Assets constitute a single Mortgage Loan having such of the characteristics of the Mortgage Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Mortgage Asset included in such Asset Group.

     There are a number of alternative means of determining Asset Value of a Mortgage Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Asset, determinations based on the relationship between the interest rate borne by such Mortgage Asset and the Pass-Through Rate or Rates for the related Classes of Certificates, or based upon the aggregate outstanding principal balances of the Mortgage Assets. The related Prospectus Supplement for a Multi-Class Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund, if so determined therein.

     The "Assumed Reinvestment Rate," if any, for a Multi-Class Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, guaranteed investment contract, or other arrangement satisfactory to each such Rating Agency.

Distributions on Certificates

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used, in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by or on behalf of the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve account (a "Reserve Account"). As between Certificates of different Classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the related Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

               (a)  all payments which were due on or before the Cut-off Date;

               (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

               (c) all scheduled payments of principal and interest due on a date or dates subsequent to the due period for such Distribution Date as set forth in the related Prospectus Supplement;

               (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers or the Trustee);

               (e) amounts representing reimbursement, to the extent permitted by the related Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers or the Trustee that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

               (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the related Agreement;

          (ii) the  amount  of  any  advance   made  by  the  Master   Servicer,
     Sub-Servicer or Trustee as described under "Advances" below and deposited by it in the Certificate Account;

          (iii) if applicable, amounts withdrawn from a Reserve Account; and

          (iv) if applicable, the amount of prepayment interest shortfall.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Certificates entitled to interest from the date, at the applicable Pass-Through Rate and for the periods ("Interest Accrual Periods") specified in the related Prospectus Supplement. With respect to Floating Rate Certificates, distributions of interest will be determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class of Accrual Certificates) will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such Class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such Class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to obligations comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on the respective interest rates or pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such Class of Certificates specified in the related Prospectus Supplement, reduced by all distributions reported to the Holders of such Certificates as allocable to principal, and, (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the proportionate interests evidenced by the Subordinate Certificates in the Trust Fund. Increasing the proportionate interests of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, substantial losses or some combination thereof, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide for the sale by the Depositor of additional Mortgage Assets to the related Trust Fund after the date of issuance of the related Certificates. Such additional Mortgage Assets will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement. Such acquisition may be funded with a portion of the proceeds of the sale of one or more Classes of the Certificates, which amounts will be released as additional Mortgage Assets are acquired. The aggregate amount of such proceeds so acquired will not exceed 20% of the initial Certificate Principal Balance of the related Series of Certificates. If Mortgage Assets are not delivered by the date specified in the related Prospectus Supplement, the Trustee will make a distribution from the interim deposit in reduction of the principal amount of the Certificates on the next succeeding Distribution Date. Such a distribution would affect the weighted average life and yield to maturity of the affected Certificates. See "Yield, Prepayment and Maturity Considerations".

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same Class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Optional Termination

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made and only if so specified in the related Prospectus Supplement, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "The Pooling and Servicing Agreement -- Termination; Optional Termination".

Optional Repurchase of Certificates

     If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such related Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

Other Repurchases

     If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the Holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of Holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

     The Depositor also may, at its option, obtain for any Series of the Certificates, one or more guarantees from a company or companies acceptable to the Rating Agency. Such guarantees may provide for one or more of the following for any Series of the Certificates: (i) call protection for any Class of the Certificates of such Series; (ii) a guarantee of a certain prepayment rate of some or all of the Mortgage Loans underlying such Series; or (iii) certain other guarantees, all as specified in the related Prospectus Supplement.

Book-Entry Registration

     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such related Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate representing such person's interest in the Certificates except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances set forth under "Definitive Certificates" below. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be "Certificateholders" or "Holders" under the related Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess Certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests with respect to such Certificates.

     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to Holders of a certain specified interest in the Certificates or Holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     If so specified in the related Prospectus Supplement, if Certificates of a Series are issued initially in book-entry form only, the Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateowners, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC, (iii) after the occurrence of an Event of Default under the related Agreement, Certificateowners representing a majority of the aggregate outstanding principal amount of the Certificates advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificateowners or (iv) a Certificateowner provides written evidence that its corporate investment policies prohibit its holding of investments in other than certificated form in its own name.

     Upon the occurrence of any of the events  described in clauses (i), (ii) or
(iii) of the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instructions for registration the Trustee will issue all, but not less than all, of the remaining formerly DTC-held Certificates then outstanding in the form of Definitive Certificates, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Upon the occurrence of the event described in clause (iv) of the immediately preceding paragraph and the surrender by DTC of the certificates representing the Certificates a portion of which a Certificateowner has requested be issued in its name in accordance with clause (iv) and instructions for registration, a Definitive Certificate will be issued to such Certificateowner and a replacement certificate representing the remaining portion of the certificates representing the Certificates to DTC, and thereafter the Trustee will recognize the holder of such Definitive Certificate and DTC as holder of the Certificate as Certificateholders under the Agreement.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guarantee policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Bankruptcy Bond, Special Hazard Insurance Policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies. If so specified in the related Prospectus Supplement, any form of credit support (including but not limited to insurance, letters of credit or certificate guarantee insurance) may be structured so as to be drawn upon by more than one Trust Fund to the extent described therein.

     If a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), Holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. If credit support is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced,
(d) the material provisions of any agreement relating to such credit support and
(e) certain material information with respect to the issuer of any third-party credit support.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to Holders of one or more Classes of Certificates of a Series (the "Subordinate Certificates") by means of the subordination feature will be accomplished by the preferential right of Holders of one or more other Classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to Holders of Subordinate Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, protection may also be afforded to the Holders of Senior Certificates of a Series by: (i) reducing the ownership interest of the related Subordinate Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinate Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinate Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinate Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, Holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinate Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to Holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Holders of the Class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinate Certificates, respectively, through a cross support mechanism or otherwise.

     As between Classes of Senior Certificates and as between Classes of Subordinate Certificates, distributions may be allocated among such Classes (i) in the order of their Final Scheduled Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinate Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Mortgage Pool Insurance Policies

     If specified in the related Prospectus Supplement related to a Mortgage Pool of Single Family Loans, a separate Mortgage Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans in the Mortgage Pool in an amount equal to a percentage specified in such related Prospectus Supplement of the aggregate outstanding principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Unless otherwise specified in the related Prospectus Supplement, upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Policy or the applicable Special Hazard Insurance
Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     No Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. Unless otherwise specified in the related Prospectus Supplement, the amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance; VA Guarantees

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the

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reduction or suspension  of regular  mortgage  payments for a specified  period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria. HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of

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indebtedness,  but in no event will the amount  payable on the guarantee  exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Special Hazard Insurance Policies

     If specified in the related Prospectus Supplement, a separate insurance policy (a "Special Hazard Insurance Policy") will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such related Prospectus Supplement, which will, subject to limitations described below, protect Holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of Hazard Insurance Policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in Hazard Insurance Policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or the Master Servicer, war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the Hazard Insurance Policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain

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expenses is paid by the Special Hazard Insurer,  the amount of further  coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard Hazard Insurance Policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such Rating Agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

Bankruptcy Bonds

     If specified in the related Prospectus Supplement, a bond (a "Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such related Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the portion of the principal amount of a Mortgage Loan that is secured by the related mortgage or deed of trust and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders".

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such Rating Agency.

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


     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance on Multifamily Loans

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for coinsurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus

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Supplement,  any  instrument  deposited  therein will name the  Trustee,  in its capacity as trustee for the Holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Cross Support

     If specified in the related Prospectus Supplement, the beneficial ownership of separate Asset Groups included in a Trust Fund may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other Asset Groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.

Other Insurance, Surety Bonds, Letters of Credit, Guarantees and Similar Instruments or Agreements

     If specified in the related  Prospectus  Supplement,  a Trust Fund may also include insurance, guarantees, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such related Prospectus Supplement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt.

Principal Prepayments Generally

     The yield to maturity of any Certificate will be affected by the rate and timing of payment of principal of the Mortgage Assets included in the Trust Fund. If the purchaser of a Certificate offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of

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such Certificate based on an assumed rate of payment of principal that is faster than that actually received on such Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium over its Parity price calculates the anticipated yield to maturity of such Certificate on an assumed rate of payment of principal that is slower than that actually received on such Mortgage Assets, the actual yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

     The timing of changes in the rate of prepayments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on such Mortgage Assets, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on such Mortgage Assets may significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on such Mortgage Loans and the suitability of the Certificates to their investment objectives.

     With respect to a Series for which the Mortgage Assets consist of Mortgage Loans or participation interests therein, when a Mortgage Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Mortgage Loan until the date on which the principal prepayment was scheduled to be paid. If and to the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Sub-Servicer with respect to any such prepaid Mortgage Loans. Further, if the Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Mortgage Loans comprising or underlying the related Mortgage Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Mortgage Loans which bear higher rates of interest initially are prepaid more quickly than those of such Mortgage Loans which bear lower rates of interest. See "The Pooling and Servicing Agreement -- Advances".

Timing of Reduction of Principal Amount

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal amount of the Certificate outstanding. The effect of such provisions is to produce a lower yield on Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or

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are deemed to be reduced for purposes of calculating  interest  distributions on
Certificates of a Multi-Class Series.

Interest or Principal Weighted Certificates

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Certificates. The related Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables are intended to illustrate the sensitivity of yields to various prepayment rates and are not intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The "Final Scheduled Distribution Date" of each Class of any Multi-Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (including for this purpose payments resulting from refinancings, liquidations due to defaults. casualties, condemnations and purchases by or on behalf of the Seller, the Sub-Servicers, or Master Servicer, as the case may
be).

     The rate of principal payments on Mortgage Loans comprising or underlying the Mortgage Assets will be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. No assurance can be given as to the rate of principal payments or prepayments on such Mortgage Loans. The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing long-term interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series, such Mortgage Loans are likely to prepay at rates higher than if prevailing long-term interest rates remain at or above the interest rates borne by such Mortgage Loans. In this regard, it should be noted that the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Pass-

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Through Rate on the Certificates may be a number of percentage  points less than interest rates on such Mortgage Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Classes of the Series may be fully paid prior to their respective stated maturities, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate. Other factors affecting the prepayment of Mortgage Loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the Mortgaged Property and servicing decisions.

     It is customary in the mortgage industry to compute the yield on a pool of 30-year, fixed rate, level payment mortgages as if the pool were a single loan amortized according to the 30-year schedule and then prepaid in full at the end of the twelfth year, and to compute the yield on a pool of 15-year, fixed rate, level payment mortgages as if the pool were a single loan that is amortized according to a 15-year schedule and then prepaid in full at the end of the seventh year. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model or the FHA Prepayment Experience, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     The FHA, a division of HUD, has compiled statistics relating to fixed rate, level-payment mortgage loans secured by Single Family Property and insured by the FHA under the National Housing Act of 1934, as amended (the "Housing Act"), at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The percentage of loans in a pool that remains outstanding, as indicated by the HUD data, is referred to herein as the "FHA Prepayment Experience." Although each of the FHA Loans included in the FHA statistics is assumable, a number of Mortgage Loans and a number of mortgage loans backing FHLMC Certificates and FNMA Certificates include "due-on-sale" clauses which allow the holder of the mortgage loan to demand payment in full of the remaining principal balance of the mortgage loan upon sale or certain other transfers of the underlying Mortgaged Property. The resulting acceleration of mortgage payments upon transfer of the underlying Mortgaged Property is another factor affecting prepayment rates that is not reflected in the FHA statistics. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale Clauses".

     There may be substantial differences between the portfolio on which the FHA statistics were based and the Mortgage Loans comprising or underlying the Mortgage Assets for a Series. To the extent that such Mortgage Loans have scheduled maturities differing from those of the mortgage loans in the FHA statistics, the probability of prepayment of such Mortgage Loans may differ from that of mortgage loans included in the FHA statistics. There is also no assurance that the economic

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and other factors  existing  during the period covered by the FHA statistics are applicable today or will be applicable in the future.

     Neither CPR, SPA, or the FHA Prepayment Experience nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any such Mortgage Loans will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The related Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may contain a table describing the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such related Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of the FHA Prepayment Experience, CPR, SPA or at such other rates specified in such related Prospectus Supplement. Such tables and assumptions, if any, are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that the prepayment of the Mortgage Assets of any Trust Fund will conform to any of the percentages o(pound) the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

     Type of Loan. Mortgage Loans made with respect to Multifamily Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. ARM Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARM Loans, Bi-Weekly Loans, GEM Loans, GPM Loans and Buy-Down Loans included in any other mortgage pool or from conventional fixed rate Mortgage Loans or from other adjustable rate or graduated equity mortgages having different characteristics. Because ARM Loans, Bi-Weekly Loans, GEM Loans, GPM Loans and Buy-Down Loans have not been originated in large quantities until relatively recently, no statistics exist which indicate reliably the respective rates of prepayment of such Mortgage Loans in either stable or changing interest rate environments, and accordingly no certainty exists as to what such rates of prepayment might be.

     In the case of Negatively Amortizing Loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid such negative amortization and to increase tax deductible interest payments. To the extent that such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such Mortgage Loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Mortgage Loans may increase.

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During a period of  declining  interest  rates,  the  portion of each  scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby
resulting  in  accelerated   amortization   of  such  Mortgage  Loan.  Any  such
acceleration in amortization of the principal balance of any Negatively Amortizing Loans will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing Loan will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of Interest Weighted Classes. The pooling of Negatively Amortizing Loans having rate adjustment dates in different months, together with different initial mortgage rates, lifetime mortgage rate caps, minimum mortgage rates and stated maturity dates, could result in some Negatively Amortizing Loans which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing Loans may be accelerated.

     If the Mortgage Loans comprising or underlying the Mortgage Assets for a Series include ARM Loans that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Sub-Servicer or PMBS Servicer or a related Seller, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Mortgage Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Contracts will generally not correspond to the prepayment experience on other types of housing loans. Even though some Contracts may be FHA Loans, no statistics similar to the FHA Prepayment Experience are available with respect to Contracts.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the return on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of repayment as a result of certain transfers of the Mortgaged Property securing a Mortgage Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA Prepayment Experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Mortgage Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the related Prospectus Supplement for a Series, the PMBS Servicer

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of Mortgage Loans underlying Private  Mortgage-Backed  Securities and the Master
Servicer or the Sub-Servicer of Mortgage Loans. constituting the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related Mortgaged Property by any borrower, to enforce any "due-on-sale" clause applicable to the related Mortgage Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. ARM loans are generally assumable upon satisfaction of certain conditions. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans are prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "Description of the Certificates -- Optional Termination."

                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. When particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the respective Agreements.

Assignment of Mortgage Assets

     Assignment of Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the Mortgage Note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the

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Depositor will promptly cause the  assignments of the related  Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required in order for the Trustee's interest in such loans to have priority over any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans, and (ii) in the case of Contracts, the Depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, unless otherwise specified in the related Prospectus Supplement, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. Unless otherwise specified in the related Prospectus Supplement, if the Seller cannot cure the omission or defect within 60 days after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be, and if specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. If so specified in the related Prospectus Supplement, upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure or purchase constitutes the sole remedy available to the Certificateholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a

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Mortgage  Loan  will be  made if such  purchase  would  result  in a  prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

Payments on Mortgage Loans; Deposits to Certificate Account

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Certificate Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAW, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. Amounts on deposit in the Certificate Account may be invested only in Permitted Investments acceptable to each Rating Agency, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America,
(ii) demand and time deposits,  certificates of deposit or bankers' acceptances,
(iii) repurchase obligations pursuant to a written agreement with respect to any security described in clause (i) above, (iv) securities bearing interest or sold at a discount issued by any corporation which securities are rated in the rating category required to support the then-applicable rating assigned to that Series,
(v) commercial paper which is then rated in the commercial paper rating category required to support the then-applicable rating assigned to that Series (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or

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


on a specified date not more than one year after the date of issuance  thereof),
(vi) a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency and (vii) any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies. A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i)   all payments  on  account  of  principal,   including  Principal
     Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the Master Servicer or the related
     Sub-Servicer, if any) of the Hazard Insurance Policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the Master Servicer or the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Mortgage Loan Program Representations by Sellers; Repurchases" or "--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

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          (vi)  any amount  required to be deposited  by the Master  Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

          (vii) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Advances

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate Account for future distributions to the Holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date.

     Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described herein). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the Holders of Senior Certificates) to the extent that the Master Servicer determines that any such advances previously made are not ultimately recoverable as described above. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such related Prospectus Supplement.

     The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings assigned to the Certificates of a Series by such Rating Agency or Agencies.

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     Unless otherwise  provided in the Prospectus  Supplement,  in the event the
Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required advance, the Trustee will be obligated to make such advance in its capacity as successor servicer. If the Trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for advances.

Sub-Servicing

     Each Seller of a Mortgage Loan or any other servicing entity may act as the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining Hazard Insurance Policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to enforce due-on-sale clauses to the extent such enforcement is permitted by law and would not adversely affect insurance coverage); attempting to cause the mortgagor or obligor to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans, and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the related Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "Servicing and Other Compensation and Payment of Expenses".

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-

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Servicer  in its  servicing  capacity.  Each  Sub-Servicer  will be  required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA insurance, VA guaranty and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. The Master Servicer will remain obligated to make advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. ARM Loans are generally assumable upon satisfaction of certain conditions. See "Certain Legal Aspects of the Mortgage Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

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     In general, a "tenant-stockholder"  (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Section 216(b)(2) of the Code). By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those
years.   In   view  of  the   significance   of  the   tax   benefits   accorded
tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Buy-Down Loans, GPM Loans and Other Subsidized Mortgage Loans

     With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account (the "Buy-Down Fund"). Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the term of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buy-down plan or (ii) if such buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the Master Servicer, any Sub-Servicer nor the Depositor will be obligated to add to such buy-down funds any of its own funds should such funds and any investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to Certificateholders may be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on such Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays such Mortgage Loan in its entirety during the buy-down period, the Master Servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. Unless otherwise specified in the related Prospectus Supplement, if a prepayment by a borrower during the buy-down period together with buy-down funds will result in a prepayment in full, the Master Servicer will withdraw from the Buy-Down Fund for deposit in the Certificate Account the buy-down funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the borrower defaults during the buy-down period with respect to a Buy-Down Loan and the related Mortgaged Property is sold in liquidation (either by

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the Master  Servicer or the insurer  under any related  insurance  policy),  the
Master Servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Certificate Account or remit the same to the insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buy-Down Loan the buy-down funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Mortgage Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Mortgage Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing] complying with the requirements set forth above for the Certificate Account (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Mortgage Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Mortgage Loan. Neither the Master Servicer, any Sub-Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

     If the Depositor values any GPM Loans deposited into the Trust Fund for a Multi-Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Certificate Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multi-Class Series exceed the scheduled payments on such GPM Loans. The Master Servicer will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Sub-Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

     With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidy Fund or the GPM Fund.

Hazard Insurance

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy (a "Hazard Insurance Policy") providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged

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Property  is  located.  Such  coverage  will be in an  amount  not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any Hazard Insurance Policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The Hazard Insurance Policies covering Mortgaged Properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a Special Hazard Insurance Policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwellings or Condominium Units. Generally, the Cooperative or cooperative association itself is responsible for maintenance of hazard insurance for the property

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


owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their dwellings. To the extent, however, that a Cooperative or Condominium Association and the related borrower do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's dwelling or building in which the dwelling is located could significantly reduce the value of the collateral securing such Mortgage Loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the related Agreement unless the replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) any related servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage
Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all Hazard Insurance Policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including

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court costs and reasonable  attorneys'  fees;  (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the Liquidation Proceeds are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such
Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related Hazard Insurance Policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in


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


which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement".

Servicing and Other Compensation and Payment of Expenses

     The Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Pursuant to the related Agreement, the Master Servicer is entitled to withhold its compensation from each such monthly interest payment and therefore receives its compensation prior to payment of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's compensation is subject to reduction in any month to cover shortfalls in collections of interest to the extent such shortfalls result from principal prepayments in full. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer will pay from its servicing compensation certain ordinary expenses incurred in connection with its servicing of the Mortgage Loans as described in the related Prospectus Supplement.

Reports to Certificateholders

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things.

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii)   the amount of such distribution allocable to interest;

          (iii)  the amount of any advance by the Master Servicer;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinate Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Certificateholders;
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

          (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Loans, if any, which such Class will be entitled to receive on the following Distribution Date;

          (vii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (viii) the number and aggregate outstanding principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and
     (b) two or more months;

          (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement;

          (x) if a Class is entitled only to a specified percentage of payments of interest on the Mortgage Loans in the related Mortgage Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Mortgage Loans expected to be applicable to the next distribution to such Class;

          (xi) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date; and

          (xii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage
Interest  specified  in  the  related  Prospectus  Supplement.   The  report  to
Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except

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


for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities, by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the related Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of

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


the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Class or Classes of Certificates of such Series that have been rated.

Events of Default

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any Class any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such Class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the related Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

Rights Upon Event of Default

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of Holders of Certificates of any Class evidencing not less than 51% of the aggregate Percentage Interests constituting such Class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement.

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


Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such Holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates of any Class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or error; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on the Class or Classes of Certificates of such Series that have been rated by each Rating Agency. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of Holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any Class of Holders which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them

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


pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or such other entities specified in the related Prospectus Supplement of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or such other entities specified in the related Prospectus Supplement to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

The Trustee

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Agreement.

     The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction

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


of the Certificateholders in the event of an Event of Default. See "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent, or (iii) by the Holders of Certificates evidencing at least 51% of the aggregate Percentage Interest of all the Certificates in the Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REMIC Administrator

     With respect to any Multi-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

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                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

General

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. The private, non-profit, cooperative housing corporation (the "Cooperative") owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is

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unable to meet the payment obligations  arising under its blanket mortgage,  the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure

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repayment of such loan. The Contracts  generally are "chattel  paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Depositor will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured

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party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

     In the absence of fraud. forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and reregister the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Horne, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

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Foreclosure/Repossession

     Single Family Loans and-Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible
deterioration  of  the  property  during  the  foreclosure   proceedings  and  a
requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan

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documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Property or the borrower executing a second mortgage or deed of trust affecting the Mortgaged Property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default if such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to retake payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior


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loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all Senior Liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial

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reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sates, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Rights of Redemption

     Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur

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only upon payment of the entire principal balance of the loan,  accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.

     Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation  plan  proposed  by the  debtor  may  provide,  if the  Mortgaged

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Property is not the debtor's  principal  residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The Code provides priority to certain tax liens over the lien of a mortgage or secured party. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act and the Uniform Commercial Code and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law, and in the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Mortgage Loan or Contract. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

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


Due-on-Sale Clauses

     Unless  otherwise  provided  in the  related  Prospectus  Supplement,  each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagee or secured party. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which, after a 3-year grace period, preempted state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Property. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children) becomes an owner of the Mortgaged Property in each case where the transferee(s) will occupy the Mortgaged Property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. FHA and VA Loans do not contain due-on-sale clauses. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

     Contracts. Loans and installment sale contracts relating to a Contract typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Contracts by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Contract will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. With respect to any Contract secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses." FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans or Contracts with respect to prepayments on loans

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secured by liens encumbering owner-occupied  residential properties.  Since many of the Mortgaged Properties will be owner occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

Applicability of Usury laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

     Contracts. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" below.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be

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charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Environmental Considerations

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority aver the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility." That exclusion was substantially narrowed by a May 1990 decision of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp., which held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste management in order to be liable; rather, liability could attach to the lender if its involvement with the management of the facility is broad enough to support the inference that the lender could affect hazardous waste management practices if it so chose. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In response to Fleet Factors, EPA promulgated regulations designed to clarify the range of activities a lender may engage in without losing the benefit of the statutory exclusion. Under the regulations, which took effect in April 1992, a lender is permitted to monitor the borrower's environmental practices in order to determine if the facility is in compliance with applicable law, and to require the borrower to take measures necessary to achieve or maintain compliance or conduct necessary clean-ups. The lender may not, however, exercise control over or assume responsibility for the borrower's environmental practices. Such actions would be considered "participation in the management of the facility". Also, if the lender takes title to or possession of the property, it might be deemed to have obviated the security interest exclusion and to be liable for clean-up costs pursuant to CERCLA. The EPA regulations allow lenders to take certain actions with respect to foreclosure, without losing the benefit of the statutory exclusion. Essentially, the regulations allow the lender to take actions consistent with protecting its security interest, but not actions which demonstrate an intent to exercise long-term ownership interest in the property. While

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


the EPA regulations offer same protection to lenders, it must be noted that such protection may not be available under applicable state law. Furthermore, the regulations are binding only on EPA with respect to EPA's enforcement powers and cost recovery rights. It has not yet been determined whether the federal courts will apply the regulations in cost recovery actions brought against lenders by other responsible parties, although the regulations may well be considered persuasive by the courts. (Two judicial challenges have been brought against the EPA regulations in the United States Court of Appeals for the District of Columbia Circuit. The challenges both allege that the regulations are inconsistent with the statutory requirements of CERCLA and, therefore, should be invalidated. The challenges were filed on July 28, 1992 and are still pending.) If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties", including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such remedial costs arising from the circumstances set forth above would become a liability of the Trust Fund and occasion a loss to Certificateholders.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a multifamily residential property underlying a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations or that such acquisition would not be more detrimental than beneficial to the value of the Mortgaged Properties and the interests therein of the Certificateholders.

Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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Junior Mortgages

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Subordinate Financing

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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


                                  THE DEPOSITOR

     Nomura  Asset  Securities   Corporation,   the  Depositor,  is  a  Delaware
corporation  organized  on June 28, 1992 for the purpose of  acquiring  Mortgage
Assets and selling interests therein or bonds secured thereby. It is a wholly-owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly-owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center-Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The related Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

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


     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

Classification of REMICS

     Upon the issuance of each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. In some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related
Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates

   General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations, as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount retraining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be revocable only with the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be

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applied  with  respect to market  discount,  presumably  taking into account the
Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at less than its adjusted issue price.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect

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under Section 171 of the Code to amortize such premium under the constant  yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable (or, under certain circumstances, in the case of OID, until such Mortgage Loan or Underlying Certificates are disposed of). As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

   General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For

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this purpose,  the taxable  income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate, Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although any such payment may be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized

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losses to REMIC Regular  Certificates,  less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect
to  the  Mortgage  Loans  and,  except  as  described   below,   for  servicing,
administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of

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Owners of REMIC Regular  Certificates-Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account, See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applicable at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC

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under  circumstances  in which their bases in such REMIC  Residual  Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates -- General" above.

   Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold or if no such sales have been made, its fair market value on the Closing Date. `The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for

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any rate reduction or exemption  under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates trust equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate

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


is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   Mark-to-Market Rules

     Temporary Treasury regulations require that a securities dealer mark to market securities held for sale to customers (the "Temporary Mark-to-Market Regulations"). This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations that provide that any Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked-to-market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

   Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

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     With respect to REMIC Residual  Certificates or REMIC Regular  Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates,
or  trusts,  or  pass-through   entities  beneficially  owned  by  one  or  more
individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS),

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


determined  as of the date of purchase of such REMIC Regular  Certificate,  over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

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     In addition,  certain  contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on
the  REMIC  equal  to  100%  of  the  value  of  the  contributed   property  (a
"Contributions   Tax").  Each  Pooling  and  Servicing  Agreement  will  include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax. tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred, and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and

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certain  other  provisions  that are intended to meet this  requirement  will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any related Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder and that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects.

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     As agent for the tax matters person, the Trustee, subject to certain notice requirements and various  restrictions and limitations,  generally will have the
authority   to  act  on   behalf   of  the   REMIC   and  the   REMIC   Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. For any taxable year in which there is more than one REMIC Residual Certificateholder, REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as agent for the tax matters person, and the Service concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the Service; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the Service. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant- yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their

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taxpayer  identification  numbers,  or otherwise  fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements. (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States federal income tax purposes regardless of its source. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

Grantor Trust Funds

   Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Certificates, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe, counsel to the Depositor, will deliver their opinion to the effect that assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of

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a  Grantor  Trust  Certificate  generally  will be  treated  as the  owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates

   Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property, within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are) principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

   Grantor Trust Strip Certificates

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip

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Certificates,  and the income therefrom, will be so characterized.  However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained

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ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-if Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions

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


at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs -- Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional

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


Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than to 25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue

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


de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to. determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Trustee, unless otherwise provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

   Market Discount

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a

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Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above)). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of the stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such
Certificateholder   acquires  during  the  taxable  year  of  the  election  and
thereafter,   and  possibly  previously  acquired  instruments.   Similarly,   a
Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(6)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number

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


of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs-Taxation of Owners of REMIC Regular Certificates Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

   Premium

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates.   See   "REMICs   --   Taxation   of  Owners   of  REMIC   Regular
Certificates-Original   Issue   Discount."  It  is  unclear  whether  any  other
adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under

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Section 1286 of the Code have been issued and some uncertainty  exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is

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treated as a single  instrument  (rather  than an interest in discrete  mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

   Possible Application of Proposed Contingent Payment Rules

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1986 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the regulations proposed in 1986 were to apply, the holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month a portion of the periodic payment ("Accrued Periodic Payment") due on the Grantor Trust Strip Certificate. That portion (the "Periodic Income Amount") would equal the product of (x) the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period and (y) a specified yield (as further described below). The excess of the Accrued Periodic Payment over the Periodic Income Amount first would reduce the adjusted issue price of the Grantor Trust Strip Certificate and, to that extent, would be treated as a return of capital and not as interest income; after the adjusted issue price had been reduced to zero, the entire Accrued Periodic Payment would be treated as interest income.

     The specified yield referred to in clause (y) above would equal the "applicable Federal rate" (expressed as a monthly rate) in effect at the time of purchase of the Grantor Trust Strip Certificate by that holder, which rate is computed monthly by the IRS. It is unclear whether a prepayment assumption should be made in determining which Treasury securities (short-term, mid-term or long-term) should be used to determine the "applicable Federal rate" for this purpose.

     Income accrual with respect to a Grantor Trust Strip Certificate will generally be slower if the foregoing contingent payment rules apply than if they do not. However, as noted above, there is substantial doubt that the contingent payment rules of the proposed regulations in their current form will be permitted to be applied to instruments such as the Grantor Trust Strip Certificates and revised contingent payment regulations are expected to be proposed. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

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Sales of Grantor Trust Certificates

     Any gain or loss equal to the difference between the amount realized on the sale of a Grantor Trust Certificate, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting

     Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the Service as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the

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Service  will  agree  with the  Trustee's  information  reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the Service, will in any event be accurate only as to
the  initial   Certificateholders   that  bought  their   Certificates   at  the
representative initial offering price used in preparing such reports.

Backup Withholding

     In general, the rules described in "--REMICS -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

Foreign Investors

     In general, the discussion with respect to REMIC Regular Certificates in "REMICS -- Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881 (c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans (all of which are hereinafter referred to as "Plans"), collective investment funds in which such Plans are invested, and insurance companies using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans).

     Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth

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


therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the related Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

     General. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of Section 4975 of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and Section 4975 of the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Delegation of Fiduciary Duty. Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code.

Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the

Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Administrative Exemptions

     Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

     The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

     However, it appears that PTE 83-1 does not or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multi-family residential properties or shares issued by cooperative housing corporations, (d) Certificates evidencing ownership interests in a Trust Fund which includes Contracts or Private Mortgage-Backed Securities, or (e) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

     PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments

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made to and retained by the pool  sponsor,  and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Governmental Plans

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

Unrelated Business Taxable Income; Residual Certificates

     The purchase of a Residual Certificate by any employee benefit plan qualified under Section 401(a) of the Code and exempt from taxation under
Section 501 (a) of the Code, including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Section 511 of the Code including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates. Purchasers using insurance company general account funds to effect a purchase of Certificates should consider the availability of PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts).

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plane.

                                LEGAL INVESTMENT

     As specified in the related Prospectus Supplement, certain Series, Classes or Subclasses of the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under

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various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss.703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement"), of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

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     Institutions whose investment activities are subject to regulation by other federal or state  authorities  should  review  rules,  policies  and  guidelines
adopted  from  time  to  time  by  such   authorities   before   purchasing  any
Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions. percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplement will be offered in Series through one or more of the various methods described below. The related Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the related Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through any combination of these methods:

          1. Negotiated firm commitment underwriting and public reoffering by underwriters;

          2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

          3.   Direct placements by the Depositor to institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of

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commitment therefor. If so specified in the related Prospectus  Supplement,  the
Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Nomura Asset Securities Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

     In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the
Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

     Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The related Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

     The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any other underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any other underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any other underwriters may be required to make in respect thereof.

     In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     The legality of the certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or Orrick, Herrington & Sutcliffe, New York, New York.

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                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in one of the four highest rating categories by each nationally recognized statistical Rating Agency specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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


                               PROSPECTUS GLOSSARY

     The following are abbreviated definitions of certain terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the related Prospectus Supplement for a Series, such definitions shall apply to terms used in such related Prospectus Supplement. The definitions may vary from those in the related Pooling and Servicing Agreement, and the related Pooling and Servicing Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the related Pooling and Servicing Agreement for a more complete definition of such terms.

     "1933 ACT" or "ACT" means the Securities Act of 1933 as amended.

     "1986 ACT" means the Tax Reform Act of 1986.

     "Accrual Certificates" means a Class of Certificates of a Series which accrue interest which is added to the principal balance of such Certificates periodically, but with respect to which no interest or principal is payable except during the period or periods specified in the related Prospectus Supplement.

     "Advance" means an advance required to be made by the Master Servicer out of its own funds in an amount equal to the aggregate payments of interest, or of principal and interest that were not paid by Mortgagors, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by such Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

     "Agency Certificates" means GNMA Certificates, FNMA Certificates and FHLMC Certificates.

     "Agency Securities" means mortgage pass-through securities issued or guaranteed by the GNMA, FNMA or FHLMC.

     "Agreement" means with respect to any Series of Certificates, the related Pooling and Servicing Agreement.

     "APR" means fixed annual percentage rate.

     "ARM Loan" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the scheduled payment pursuant to an index as described in the related Prospectus Supplement.

     "Asset Group" means a group of individual Mortgage Assets for a Series which share similar characteristics and which may be aggregated into one or more groups.

     "Asset Value" means, with respect to Mortgage Assets, the principal amount of Certificates of a Multi-Class Series that, based on certain assumptions, can be supported by scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate and the moneys available to be withdrawn from related Reserve Accounts, if any, as specified in the related Prospectus Supplement. The related Prospectus Supplement for a Multi-Class Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund.

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


     "Assumed Reinvestment Rate" means, if any, for a Multi-Class Series the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, guaranteed investment contract, or other agreement satisfactory to each such Rating Agency.

     "Available Funds" means for each Distribution Date, the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

               (a)  all payments which were due on or before the Cut-off Date;

               (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

               (c) all scheduled payments of principal and interest due on a date or dates subsequent to the due period for such Distribution Date as set forth in the related Prospectus Supplement;

               (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

               (e) amounts representing reimbursement, to the extent permitted by the related Agreement for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor;

               (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the related Agreement;

          (ii) the amount of any advance made by the Master Servicer, Sub-Servicer, Support Servicer or Trustee and deposited by it in the Certificate Account;

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


          (iii)  if applicable, amounts withdrawn from a Reserve Account; and

          (iv)   if applicable, the amount of prepayment interest shortfall.

     "Bankruptcy Bond" means, if specified in the related Prospectus Supplement and as limited thereby and by this Prospectus, a bond covering certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or reduction by such court of the principal amount of a Mortgage Loan and covering certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond, if any, will be set forth in the related Prospectus Supplement.

     "Bankruptcy Code" means the Federal  Bankruptcy Code, 11 United States Code
Section 101 et seq., and related rules and regulations promulgated thereunder.

     "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the Mortgagor once every two weeks.

     "BIF" means the Bank Insurance Fund of the FDIC or its successor in interest.

     "Buy-Down Fund" means a custodial account, if any, established by the Master Servicer or the Sub-Servicer for a Buy-Down Loan that meets the requirements set forth herein.

     "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a person other than the Mortgagor to reduce the Mortgagor's scheduled payment during the early years of such Mortgage Loan.

     "Certificate Account" means the separate account or accounts that the Master Servicer will establish and maintain or cause to be established and maintained, with respect to the related Trust Fund, for the collection of payments on the related Mortgage Assets in the Trust Fund.

     "Certificateholder"   or  "Holder"   means  the  Person  in  whose  name  a
Certificate is registered in the Certificate Register.

     "Certificateowner" means a person acquiring an interest in Certificates.

     "Certificate Register" means the register maintained for the Holders of the Certificates.

     "Certificates" means Mortgage Pass-Through Certificates.

     "Class" means a Class of Certificates of a Series.

     "Code" means the provisions of the Internal Revenue Code of 1986 as amended.

     "Collateral Value" means, unless otherwise specified in the related Prospectus Supplement and other than with respect to Contracts and Refinance Loans, the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sale price for such property. However, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

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     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and in all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person or persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Contracts" means manufactured housing conditional sales contracts and installment sales or loan agreements or participation interests therein secured by Manufactured Homes.

     "Cooperatives" means private, non-profit, cooperative housing corporations.

     "Cooperative Dwellings" means specific dwelling units in such Cooperative's buildings.

     "Cooperative Loans" means cooperative apartment loans secured by a security interest in shares issued by the related Cooperative and in the proprietary leases or occupancy agreements granting exclusive rights to occupied specific dwelling units in such Cooperative's buildings.

     "CPR" means the Constant Prepayment Rate prepayment model.

     "Cut-off Date" means the first day of the month of issuance of the Certificates of a Series or such other date as is specified in the related Prospectus Supplement.

     "Definitive Certificates" means Certificates that are issued in fully registered, certificated form.

     "Depositor" means Nomura Asset Securities Corporation.

     "Depository" means DTC together with any successor depository.

     "Determination Date" means unless otherwise specified in the related Prospectus Supplement, the 15th day (or if such 15th day is not a business day, the business day immediately preceding such 15th day) of the month of the related Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "DTC" means The Depository Trust Company, a limited-purpose trust company organized under the laws of the State of New York.

     "Eligible Reserve Fund Investments" means Permitted Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the related Agreement, as described in the related Prospectus Supplement for a Series.

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


     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration or its successor in interest.

     "FHA Loans" means Mortgage Loans insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or its successor in interest.

     "FHLMC Certificate" means a mortgage participation certificate or other pass-through certificate guaranteed by FHLMC as to the timely payment of interest and, except as otherwise specified in the related Prospectus Supplement, the ultimate payment of principal, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "Final Scheduled Distribution Date" means the date (calculated on the basis of assumptions related Agreement to the related Series) on which the entire aggregate outstanding principal balance of the related Class will be reduced to zero.

     "Floating Rate" means a Pass-Through Rate which is subject to change from time to time.

     "Floating Rate Certificates" means a Class of Certificates of a Series which bear interest at a Floating Rate.

     "FNMA" means the Federal National Mortgage Association or its successor in interest.

     "FNMA Certificate" means a guaranteed mortgage pass-through certificate, the full and timely payment of principal of, and interest on, which is guaranteed by FNMA and which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "Gain-St. Germain Act" means Garn-Saint Germain Depository Institutions Act of 1982.

     "GEM Loan" means, unless otherwise specified in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing Mortgage Loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases being applied to principal, and with further provision for level payments thereafter.

     "GNMA" means the Government National Mortgage Association.

     "GNMA Certificate" means a mortgage pass-through certificate the full and timely payment of principal and interest on which is guaranteed by GNMA and issued under either the GNMA I or the GNMA II program, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "GNMA Issuer" means a mortgage banking company or other financial concern approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans.

     "GPM Fund" means a trust account, if any, established by the Master Servicer or the Sub-Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multi-Class Series exceed scheduled payments on such GPM Loans

     "GPM Loan" means a Mortgage Loan providing for graduated payments, having an amortization schedule (a) requiring the Mortgagor's monthly installments of principal and interest to increase at a pre-determined rate annually for a pre-determined period of time after which the monthly installments become fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the Mortgage Note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the Mortgage Note.

     "Guaranty Agreement" means a guaranty agreement between the GNMA and the GNMA Issuer.

     "Hazard Insurance Policy" means a hazard insurance policy providing no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located.

     "Housing Act" means the National Housing Act of 1934 as amended.

     "HUD" means the United States Department of Housing and Urban Development.

     "Installment Due Date" means the date on which the Monthly Payment on a Mortgage Loan is due.

     "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances, if any, made, by the Master Servicer) of the Hazard Insurance Policies and Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

     "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multi-Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date.

     "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Mortgage Loans underlying or comprising the Trust Fund for the related Series than the percentage of principal on such Mortgage Loans to which it is entitled.

     "Interest Weighted Class" means a Class of a Series which will be entitled to a greater percentage of interest on the Mortgage Loans than the percentage of principal on such Mortgage Loans to which such Class is entitled.

     "IRA" means an individual retirement account established under Section 408 of the Code.

     "Liquidation" means the liquidation of a Mortgage Loan whether through foreclosure sale, the taking of a deed in lieu of foreclosure, trustee's sale, condemnation, prepayment in full or otherwise.

     "Liquidation Proceeds" means the amount received by the Master Servicer in connection with any Liquidation of a Mortgage Loan.

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


     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property.

     "Manufactured Homes" means manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein except that such terms shall include any structure which meets all of the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     "Master Servicer" means the Person or Persons designated as Master Servicer in the related Prospectus Supplement to service the Mortgage Assets.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Assets" means certain mortgage related assets consisting of, as the case may be, Single Family Loans, Multifamily Loans, Contracts, Agency Securities or Private Mortgage-Backed Securities.

     "Mortgage Loans" means Single Family Loans, Multifamily Loans and Contracts collectively.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Pool" means a pool of Mortgage Loans.

     "Mortgage Pool Insurance Policy" means, if specified in and subject to the limitations in the related Prospectus Supplement and the Prospectus, an insurance policy to cover against loss by reason of default in payment on Single Family Loans in the Mortgage Pool in an amount equal to a percentage specified in such related Prospectus Supplement of the aggregate outstanding principal balance of such Mortgage Loans on the Cut-Off Date which are not covered as to their entire outstanding principal balances by the Primary Mortgage Insurance Policies.

     "Mortgage Rate" means, unless otherwise indicated herein or in the related Prospectus Supplement, the interest rate borne by each Mortgage Loan.

     "Mortgaged Property" means the real property securing a Mortgage Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "Multi-Class Certificates" means the Certificates of a Multi-Class Series.

     "Multi-Class Series" means a Series designated as Multi-Class. Such Series may include a Class of Certificates which provides for distributions of interest at a rate which is subject to change from time to time ("Floating Rate Certificates"), Accrual Certificates, PAC Certificates, Senior Certificates and Subordinate Certificates.

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


     "Multifamily Loans" means first lien mortgage loans or participation interests therein secured by multifamily residential properties including cooperative apartment buildings.

     "Multifamily Property" means the real property securing a Multifamily Loan.

     "NCUA" means the National Credit Union Administration.

     "Negatively Amortizing Loan" means an ARM Loan which provides for limitations on changes in the scheduled payment which can result in scheduled payments which are greater or less than the amount necessary to amortize such ARM Loan by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Net Mortgage Rate" means the interest rate on the Mortgage Loans net of the related Servicing Fee.

     "Nomura" means Nomura Securities International, Inc.

     "PAC Certificates" ("Planned Amortization Certificates") means a Class of Certificates of a Series which are not entitled to payments of principal until the date specified in the related Prospectus Supplement.

     "Parity Price" means the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

     "Pass-Through Rate" means, with respect to any Series, the rate at which interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Certificates entitled to interest from the date and for the periods specified in the related Prospectus Supplement

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

     "Permitted Investments" means:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America,

          (ii) demand and time deposits, certificates of deposit or bankers' acceptances,

          (iii) repurchase obligations pursuant to a written agreement with respect to any security described in clause (i) above,

          (iv) securities bearing interest or sold at a discount issued by any corporation which securities are rated in the rating category required to support the then-applicable rating assigned to that Series,

          (v) commercial paper which is then rated in the commercial paper rating category required to support the then-applicable rating assigned to that Series (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof),

          (vi) a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency, and

          (vii) any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies; provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described above shall constitute a Permitted Investment unless such investment matures no later than the Business Day immediately preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, no later than such Distribution Date).

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "PMBS Agreement" means a pooling and servicing agreement, an indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the issuer under a PMBS Agreement.

     "PMBS  Servicer"   means  the  servicer  of  the  Private   Mortgage-Backed
Securities.

     "PMBS Trustee" means the trustee designated under a PMBS Agreement.

     "Prepayment Period" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Distribution Date, the period commencing on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the period commencing on the day after the Cut-off Date) and ending on the Determination Date in the month of such Distribution Date.

     "Primary   Mortgage   Insurance  Policy"  means  (although  the  terms  and
conditions will vary) an insurance policy that reimburses certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters including but not limited to (1) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (2) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (3) physical damage to the Mortgaged Property; and (4) the related servicer not being approved as a servicer by the insurer.

     "Principal Prepayments" means, as provided in the related Prospectus Supplement, payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments.

     "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on such Mortgage Loans than the percentage of interest on such Mortgage Loans to which it is entitled.

     "Principal Weighted Class" means a Class of a Series which will be entitled to a greater percentage of principal on the Mortgage Loans than the percentage of interest on the Mortgage Loans to which such Class is entitled.

     "Private Mortgage-Backed Securities" may consist of (a) mortgage participations or pass-through Certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans.

     "Purchase Price" means, with respect to a Mortgage Loan purchased from the Trust Fund, an amount equal to the unpaid principal balance of the Mortgage Loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Seller is the Master Servicer).

     "Rating  Agency"  means  the  nationally   recognized   statistical  rating
organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     "Record Date" means the last business day of the month preceding the month of the related Distribution Date.

     "Refinance Loan" means a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940 as amended.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Certificates" means Certificates of a Series as to which one or more REMIC elections are made.

     "REMIC Election" means an election under the Code to treat the Trust Fund or one or more trusts or segregated pools of assets thereon as one or more REMICs within the meaning of Section 860D of the Code.

     "REMIC Pool" means a Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made.

     "Reserve Account" means an account into which cash, U.S. Treasury Securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof are to be deposited, in an aggregate amount specified in the related Prospectus Supplement, the cash and principal and interest payments on such other instruments to be used to enhance the likelihood of timely payment of principal of and interest on the assets of the related Trust Fund.

     "Retail Certificates" means Certificates as to which principal is distributed on a random lot basis, which are held in book-entry form, and as to which holders thereof may request payments of principal, subject to the priorities and limitations described in the related Prospectus Supplement.

     "Retained Interest" means that portion of the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Contracts held by the Trust Fund not included within references herein to the Mortgage Loans. Agency Securities, Private Mortgage-Backed Securities or Contracts.

     "SAIF" means the Saving Association Insurance Fund of the FDIC or its successor in interest.

     "Seller's Agreement" means the agreement pursuant to which the Depositor purchased the Mortgage Loans.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the person or Persons designated as Servicer in the related Prospectus Supplement to service the Mortgage Assets.

     "Servicing Fee" means the fee payable to the Master Servicer for servicing the Mortgage Assets, as specified in the related Prospectus Supplement.

     "Single Family Loans" means first or junior lien mortgage loans or participation interests therein secured by one- to four-family residential properties.

     "Single Family Property" means the real property securing Single Family Loans.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "SPA" means the Standard Prepayment Assumption prepayment model.

     "Special Hazard Insurance Policy" means, if specified in the related Prospectus Supplement and subject to any limitations therein and in this Prospectus, a separate insurance policy which will protect holders of the related Certificates from (1) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of Hazard Insurance Policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (2) loss caused by reason of the application of the co-insurance clause contained in Hazard Insurance Policies.

     "Standard Certificate" means a Certificate as to which there is no fixed retained yield with respect to the Mortgage Loans and which is not designated as a Stripped Certificate.

     "Stripped Certificate" means a Certificate as to which the ownership of the right to receive some or all of the principal payments is separated from ownership of the right to receive some or all of the interest payments.

     "Start-up Day" means the date of issuance of the REMIC Certificates.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest is subordinated to the rights of Holders of Senior Certificates to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 as amended.

     "Trust  Fund"  means all  property  and assets  held for the benefit of the
Certificateholders   by  the  Trustee   under  an  Agreement  for  a  Series  of
Certificates.

     "Trustee" means the Trustee under an Agreement and its successors as specified in the related Prospectus Supplement.

     "UCC" means the Uniform Commercial Code.

     "Underwriter" means Nomura Securities International, Inc.

     "VA" means the Veterans Administration.

     "VA Loans" means Mortgage Loans partially guaranteed by the VA.

                                  $237,639,000
                                 (APPROXIMATE)




                      NOMURA ASSET ACCEPTANCE CORPORATION
                         ALTERNATIVE LOAN TRUST 2003-A3


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-A3


                      NOMURA ASSET ACCEPTANCE CORPORATION
                                   DEPOSITOR

                        OPTION ONE MORTGAGE CORPORATION
                        WELLS FARGO HOME MORTGAGE, INC.
                                    SERVICES


                                  NOMURA [LOGO]


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We  are  not  offering  the  Series   2003-A3   Mortgage   Pass-Through
Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2003-A3 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2003-A3 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until December 23 2003.






                               SEPTEMBER 24, 2003